As filed with the Securities and Exchange Commission on December 11, 1998
                    Registration No. 333-63193

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                      ______________________
                  PRE-EFFECTIVE AMENDMENT NO.3 TO
                            FORM S-1/A
                               under
                    THE SECURITIES ACT OF 1933
                    BIOCONTROL TECHNOLOGY, INC.
      (Exact name of registrant as specified in its charter)
Pennsylvania                    3841                          25-1229323
(State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
 of incorporation or            Classification  Code  Number)  Identification
 organization)                                                    Number)

                      300 Indian Springs Road
            Indiana, Pennsylvania  15701 (412) 349-1811
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)
            ___________________________________________
              Fred E. Cooper, Chief Executive Officer
                    Biocontrol Technology, Inc.
  2275 Swallow Hill Road, Building 2500, Pittsburgh, Pennsylvania
                               15220
                           (412)429-0673
     (Name, address, including zip code, and telephone number,
            including area code, of agent for service)
            ___________________________________________
                             Copy to:
                     Sweeney & Associates P.C.
         7300 Penn Avenue, Pittsburgh, Pennsylvania  15208
       _____________________________________________________
 Approximate date of commencement of proposed sale to the public:
   As soon as possible after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securiies Act of 1933 check the following box. [X]
                  CALCULATION OF REGISTRATION FEE
Title of Each     Amount to    Proposed     Proposed   Amount of
Class of          be           Maximum      Maximum    Registra-
Securities to be  Registered   Offering     Aggregate  tion Fee
Registered                     Price Per    Offering
                               Share        Price
Common Stock      200,000,000  $0.10(2)     $20,000,0  $3,448.00
(Primary Shares)  (1)                       00         (3)
                                            (3)
Total             200,000,000               $20,000,0  $3,448.00
Total                                       00         (3)
Registration Fee
TOTAL   OF   SEPARATELY  NUMBERED  PAGES  84  EXHIBIT   INDEX   ON
SEQUENTIALLY             NUMBERED             PAGE              78

(1)  Primary shares to be offered by the Registrant.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, and based on the average of the high and low sales prices of the common stock of Registrant on the NASDAQ Small-Cap Market reported on September 30, 1998.
(3) The proper calculation and filing fee for 100,000,000 shares was included in the initial filing of this Registration Statement on Form S-3 on September 30, 1998. Therefore, only the filing fee for 100,000,000 shares was submitted with the original filing of this Form S-1.
                       _____________________





      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to
Section 8(a) may determine.

                       _____________________

       Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                       [INSIDE FRONT COVER]

                       AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's regional offices including those located at 601 Walnut Street, Curtis Center, Suite 1005E, Philadelphia, PA 19106-34322; and 75 Park Place, New York, NY. Copies of this material may also be obtained from the Public Reference section of the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates or electronically via the Commission's website at www.sec.gov and EDGAR, the electronic database for all filings with the Commission. The Company's common stock is traded on the NASDAQ Electronic Bulletin Board. In accordance with 1934 Act requirements, the Company files reports, proxy statements and other information with NASDAQ. Such reports, proxy statements and other information concerning the Company can be inspected at NASDAQ's offices located at 1735 K Street N.W., Washington D.C., 20006. This Prospectus omits certain information contained in the Registration Statement and the exhibits relating thereto which the Registrant has filed with the Securities and Exchange Commission, under the Securities Act of 1933 (the "1933 Act"), and to which reference is made for additional information. Descriptions concerning the provisions of any document are qualified in their entirety by reference to the full text of such document as filed with the Commission as an exhibit to the Registration Statement.

      Until 90 days after the effective date of this Prospectus, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


             SUBJECT TO COMPLETION DATED December 11, 1998


PRELIMINARY PROSPECTUS

                    BIOCONTROL TECHNOLOGY, INC.
                           Common Stock

THE SALE OF 200,000,000 SHARES OF AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK BY THE COMPANY.
              ______________________________________

      The Prospectus filed with this Registration relates to an offering of the following: up to 200,000,000 shares of common stock (the "Primary Shares" or "Common Stock"), of Biocontrol
Technology, Inc. (the "Company" or "BICO") at a price of $_________ per share on a best-efforts, no minimum basis. The Common Stock is authorized but unissued common stock to be sold directly by the Company.

     The Company's common stock is traded on the Nasdaq Electronic Bulletin Board under the trading symbol "BICO" and is also reported under the symbol "BIOCNTRL TEC". (SEE, Risk Factors - Market for Common Stock).

  THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND PROSPECTIVE
 PURCHASERS SHOULD CAREFULLY CONSIDER THE FACTORS SPECIFIED UNDER
THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE DATE OF THIS PRELIMINARY PROSPECTUS IS DECEMBER 11, 1998
                        SUMMARY INFORMATION

      The following summary information is qualified in its entirety by the more detailed information, including the Company's financial statements and notes thereto, which are set forth in this Prospectus. The Company is primarily engaged in the research and development of biomedical and bioremediation products. Although the Company does manufacture products on a contractual basis, and has manufactured bioremediation products, the Company currently has no material manufacturing and sales operations. All prospective investors should carefully review the entire prospectus when considering an investment in the Company, especially the information in the section captioned "Risk Factors".

The Company

       Biocontrol Technology, Inc. was incorporated in the Commonwealth of Pennsylvania in 1972 as Coratomic, Inc. and it is referred to herein as "BICO" or the "Company". BICO's operations are located at 300 Indian Springs Road, Indiana, Pennsylvania, 15701, telephone number (412)349-1811 and its administrative offices are located at 2275 Swallow Hill Road, Pittsburgh, Pennsylvania, 15220, telephone number (412)429-0673.

     The primary business of the Company is the development of new devices which include models of a noninvasive glucose sensor (the "Noninvasive Glucose Sensor"), an implantable port for drug delivery and hemodialysis use, a polyurethane heart valve, procedures relating to the use of whole-body extracorporeal hyperthermia in the treatment of cancer and the human immunodeficiency virus ("HIV"), and bioremediation products.

Forward-Looking Statements

      From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities, the regulatory approval process, specifically in connection with the FDA marketing approval process, and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, research and development and results of the Company's business include the following: additional delays in the research, development and FDA marketing approval of the Noninvasive Glucose Sensor; delays in the manufacture or marketing of the Company's other products and medical devices; the Company's future capital needs and the uncertainty of additional funding; BICO's uncertainty of additional funding; competition and the risk that the Noninvasive Glucose Sensor or its other products may become obsolete; the
Company's continued operating losses, negative net worth and uncertainty of future profitability; potential conflicts of interest; the status and risk to the Company's patents, trademarks and licenses; the uncertainty of third-party payor reimbursement for the Sensor and other medical devices and the general uncertainty of the health care industry; the Company's limited sales, marketing and manufacturing experience; the amount of time or funds required to complete or continue any of the Company's various products or projects; the attraction and retention of key employees; the risk of product liability; the uncertain outcome and consequences of the lawsuits pending against the Company; the ability of the Company to maintain a national listing for its common stock; and the dilution of the Company's common stock.

The Offering

Securities Offered: 200,000,000 of the Company's authorized but unissued common stock

Use of  Proceeds:         Proceeds from the Offering are  intended
     to be applied to the working capital needs of the Company and its subsidiaries, including general and administrative expenses; for the marketing of its products, including its noninvasive glucose sensor, which is being marketed outside the United States, and for the ongoing research and development of its products. The Common Stock is being offered on a continuous, best-efforts basis, and the Company will not establish an escrow, trust or similar account. The proceeds of this Offering will be held in the Company's corporate accounts (SEE, "Use of Proceeds").

     Risk Factors:   This  is  an  Offering  of  securities  which
          involves a high degree of risk. Investors must be accept the risk of the entire loss of their investment (SEE, "Risk Factors ").


                           RISK FACTORS

      An investment in the Company's securities is highly specula tive and should not be made by any investor who cannot afford the loss of the entire investment. In addition to the other information in the Prospectus, the following risk factors should be considered carefully in evaluating an investment in the shares offered hereby.

     1. Continuing and Future Losses and Cash Flow. The Company has experienced and continues to experience operating losses due to the costs of its research and development activities and the absence of commercially successful products. Without the development of commercially viable products, such losses will continue. If the products currently under development are not fully developed, or do not generate sufficient revenues once developed, the Company will continue to suffer losses. The Company will not be able to continue its operations for an indefinite period of time if such losses continue. It is uncertain at this time whether the Company will achieve profitability in the future. In the event that the Company is unable to complete the development of, receive the necessary U. S. Food and Drug Administration ("FDA") approval for, or successfully market the Noninvasive Glucose Sensor as planned, the Company will incur significant losses and its ability to continue its operations will be jeopardized. The Company's net losses were ($29,420,345) in 1995; ($24,045,702) in 1996; and ($30,433,177) in
1997. The Company's net losses for the first three quarters of 1998 were ($17,996,197). The Company's accumulated deficit aggregated ($120,699,236) as of December 31, 1997, and ($138,695,433) as of September 30, 1998. The Company estimates that it has the capacity, using available cash resources, including funds it reasonably expects to be raised by BICO or its affiliates, to fund BICO's operations through at least December 31, 1998; however, absent additional funding, the Company will have limited liquidity on a long-term basis. There can be no assurances whether the amount and timing of the receipt of net proceeds from any future securities Offering, or additional financing from third parties, will be sufficient to fund the Company's operations.

      2. "Going Concern" Condition of Independent Auditors' Report. The Report of the Company's independent auditors includes an emphasis paragraph relating to the Company's ability to continue as a going concern based primarily upon its continuing losses, limited cash flow and lack of revenues.

      3. Uncertainty of Additional Funding Required to Meet Future Capital Needs. There are no assurances that the Company will receive any proceeds from this Offering, and the maximum proceeds received will be limited to funds received from the sale of the 200,000,000 Primary Shares. Such funds will not be sufficient, however, to complete all proposed research and development or manufacturing start-up projects; although the Company does have sufficient capital to meet its short-term needs, the Company currently does not possess sufficient capital to meet all of its future capital needs.

      The Company will require additional capital in order to complete its Noninvasive Glucose Sensor, heart valve, hyperthermia treatment and bioremediation projects. The Company anticipates that its other sources of capital may include additional sales of stock, private domestic and offshore placements of its securities, bank financing or joint ventures with other biomedical companies or venture capital firms. There can be no assurances that the Company will be able to raise capital in a manner which meets its timing requirements, or on terms which are favorable or acceptable to the Company. Should the Company meet its future capital needs via additional sales of stock, further dilution of existing shareholders' equity and voting power will result. Although the Company and its affiliates have a history of successful capital-raising efforts, there can be no assurance that it will be successful in meeting its future capital needs.

     4. Uncertainty of Product Development and Lack of Revenues. Research and development of new products involves a high degree of financial risk and experimentation. The Company's development projects involve the application of novel theories, unproven technology and new engineering. The Company's products are at various stages of development. In 1998, the Company received the CE Mark which has enabled it to begin selling its Noninvasive Glucose Sensor in Europe. In February 1996, the FDA's Panel Review recommended that the Company conduct additional clinical trials  prior  to  the  granting of  marketing  approval  for  the
Diasensor 1000 . In March 1998, the Company acquired a majority interest in a company which produces metal-coating products, and the Company has started marketing these products through joint ventures and other distribution agreements. The bioremediation products have been developed for various uses in water and on hard surfaces; as to which manufacturing and sales have begun. The hyperthermia project has received FDA approval to conduct additional clinical trials, and if such trials are successful, an FDA application for marketing the technology will be filed. The Coraflex, Inc. ("Coraflexr") heart valve and other implantable devices are in various stages of preliminary development. There can be no assurance that new products currently under development by the Company ultimately will be developed, and if developed, there can be no assurance that such new products will be commercially viable (SEE, "BUSINESS").

      5. Competition. The Company and its affiliates are currently focusing their efforts on developing biomedical devices including Noninvasive Glucose Sensors, heart valves and hyperthermia treatment procedures. In addition, the Company's majority-owned affiliate ICTI, Inc. has developed metal-coating products, and its subsidiary, Petrol Rem, Inc. ("Petrol Rem"), has developed bioremediation products. Other research groups and companies are also researching and developing such technologies, devices and procedures. Those companies may be further along in their research and development, may be better capitalized, may have more sophisticated equipment and expertise and may have various other competitive advantages over the Company. Such other companies may be able to bring their products to market before the Company, which could have a substantial negative impact on the Company's plans with respect to developing technologies and future business prospects.

       Although its features are different, the Company's Noninvasive Glucose Sensor, if successfully developed, will compete with existing invasive glucose sensors which have an established market with diabetics. In addition, the Company is aware that other companies are developing noninvasive glucose sensors, although the Company has very limited knowledge of the status of other development projects, it is not aware of any other company which has filed for FDA approval of its device. The Company's metal-coating and bioremediation products will compete with other groups and companies in their respective fields, many of which are very large and well-established. The Company's other products and procedures, which are still in early stages of development, will also face similar competition if they are successfully developed and brought to market (SEE, "Competition").

      6. Noninvasive Glucose Sensor Manufacturing Obligation. Pursuant to a Manufacturing Agreement with Diasense, Inc. ("Diasense"), the Company is obligated to manufacture the Noninvasive Glucose Sensors if they are approved for marketing by the FDA. The Company has leased manufacturing space in Indiana, Pennsylvania, and has undertaken to complete substantial renovations to make the space usable as its manufacturing facility. The Company has the right, pursuant to the Manufacturing Agreement, to enlist subcontractors, which the Company believes will be capable, if necessary, of meeting its manufacturing obligations until the facility is renovated. Although the Company has previous manufacturing experience, it has no experience in manufacturing large commercial quantities and its current manufacturing activities are limited to bioremediation projects.

      7. Price of Noninvasive Glucose Sensor and Uncertainty of Third Party Reimbursement. The Company currently estimates that the price of the Diasensor 1000 model of the Noninvasive Glucose Sensor will be substantially in excess of currently available invasive technology. Such price may be set at a level which would limit its sales absent third-party reimbursement. The Company is unable to make projections regarding the availability of or procedures required in order to obtain such third-party reimbursement. Given the uncertainty of the state of the health care industry, the risk exists that the sales potential for the Noninvasive Glucose Sensor would be severely limited in the absence of such reimbursement (SEE, "Current Status of the Noninvasive Glucose Sensor").

     8. Dependence on Key Officers. BICO is presently dependent upon the experience and ability of the following persons: David
L. Purdy, its President, Treasurer and Chairman of the Board; and Fred E. Cooper, its Chief Executive Officer, Executive Vice President and a director.

     9. Dependence on Independent Contractors. In experimenting with and developing new technologies, devices and engineering, the Company and its affiliates rely upon independent contractors who may not devote full-time efforts to the development of the Company's projects. Moreover, the Company's abilities to develop new products depend, in part, upon the evaluation, coordination and supervision of such independent contractors in areas where the Company may not possess particular expertise.

     10. Technological Obsolescence. The medical device industry is subject to rapid technological innovation. While the Company's management is not aware of any new or anticipated technology which would make its new products under development obsolete, it is always possible that future technological developments could make the Company's products significantly less competitive or even obsolete.

      11. Dependence on Component Suppliers. The Company's projects may involve the fabrication of custom, novel or unique component parts for use in experimentation, testing and development of new devices. Suppliers of such components may not be readily available, or available at all, which may require the Company to create such components in-house. Delays in obtaining components can cause delays in the development process. An inability to obtain or fabricate components can cause a total failure of the development process. Although the Company attempts to minimize the reliance on custom components in designing the devices, unforeseeable problems may arise in the Company's development processes for which no resolution may be available.

      12. Government Regulation and Approval. BICO's and its affiliates' operations, medical devices and certain other projects are subject to regulation by the FDA, the Federal Nuclear Regulatory Commission (the "NRC"), the Environmental Protection Agency (the "EPA") and other federal and state regulatory agencies. There exists the possibility that FDA and other regulatory approval may not be obtained for a given product. FDA approval is required prior to the marketing of the Noninvasive Glucose Sensor in the United States. The Company has received the CE Mark, which has enabled it to begin selling its Noninvasive Glucose Sensor in Europe; other foreign countries have their own regulatory requirements. The FDA review of the Company's 510(k) Notification has resulted in delays, and no assurance can be given that approval will ultimately be received. If the FDA does not approve the 510(k) Notification, the Company will be required to comply with the FDA's pre-market approval process, which is substantially more time-consuming and expensive. In that event, the Company would require additional capital to meet such expenses, and to support its operations until the Noninvasive Glucose Sensor can be marketed (SEE, "BUSINESS").

      The EPA, through the National Environmental Technology Applications Corporation ("NETAC"), conducted the testing of the Company's bioremediation PRP product. The EPA monitors the use of bioremediation products, and there can be no assurances that EPA procedures will not delay the use of or cause modifications to any given product (SEE, "BUSINESS").

      13. Patents and Proprietary Rights. The Company holds patents on some of its products, as well as trademarks on the names of some of its products and procedures. In addition, Diasense holds patents, and has patent applications pending on the Noninvasive Glucose Sensor. Both BICO and Diasense may undertake to file additional patent applications in the United States and in foreign countries. Neither BICO nor Diasense can provide assurances that future patents will be granted, that any patent held or pending will not be challenged or circumvented by a competitor or other entity, or that any patent contest will result in a favorable outcome. If any of the Company's or Diasense's patents are successfully challenged, or if future patents are not granted, or if BICO or Diasense is found to have infringed upon another company's patent, it would result in substantial costs and delays in the Company's product development, and would otherwise result in materially adverse consequences.

      14.   Risk  of  Product Liability Claims.   The  Company  is
engaged  in  activities which include the testing and  selling  of
biomedical  devices.   These  activities  expose  the  Company  to
potential product liability claims. The Company and its subsidiaries carry an aggregate amount of $500,000 in product liability insurance. In the event that a successful claim in excess of that amount is brought against the Company, the Company may be liable for the excess.

      15. Liability Arising From Warranties. BICO has warranted its conventional pacemakers against defects in materials and workmanship for periods presently ranging from six to ten years from implantation, and warrants its isotopic pacemaker for twenty years. The Company is subject to liability in the event that warranted pacemakers function improperly. The Company discontinued its pacemaker operations in 1988; therefore only pacemakers implanted prior to that time are subject to such warranties.

      16. No Common Stock Dividends. The Company has not paid cash dividends on its common stock since its inception and cash dividends are not presently contemplated at any time in the foreseeable future.

      17. Conflicts of Interest. David L. Purdy and Fred E. Cooper are employed by BICO, and are also officers and/or directors of Diasense, a 52%-owned affiliate of BICO which owns the patents and marketing rights to the Noninvasive Glucose Sensor. Messrs. Purdy, Cooper, Anthony J. Feola and Glenn Keeling are also officers and/or directors of BICO and its other subsidiaries, Coraflex, Petrol Rem, and IDT, Inc. ("IDT"). Accordingly, management will not only be subject to competing demands, but may face conflicts of interest. Therefore, the good faith and integrity of management in all transactions with respect to all of the companies and their businesses are of utmost importance (SEE, "Certain Relationships and Related Transactions").

       18. Attraction and Retention of Key Personnel. The Company's ability to develop commercially viable products and to maintain a competitive position in a business environment characterized by intense competition and technological development depends upon, among other factors, its ability to attract and retain skilled scientific, engineering, management, sales and marketing personnel. Competition for the services of such personnel is intense, and there can be no assurance that the Company will be able to attract or retain the personnel necessary for the Company's success. The loss by the Company of the services of any of its key personnel could have a material adverse impact on the business and prospects of the Company. The Company currently does not have key-man life insurance for any of its employees.

     19. Prior Public Market; Possible Volatility of Stock Price. The Company's common stock has been traded publicly since December 1982 and has had a limited number of market makers. The trading volume on the Nasdaq Small-Cap Market averaged 6,604,778 shares
per  week  during the twelve months prior to September 1998.   The
Company's common stock now trades on the Nasdaq Electronic Bulletin Board, since its delisting from the Small-Cap Market, and no assurances can be made as to whether such volume will continue. In addition, there can be no assurances that a more active or established trading market for the Company's common stock will develop, or if developed, that it will be maintained. The trading price of the Company's common stock could fluctuate significantly in response to variations in quarterly operating results and many other factors. The risk exists that, once delisted from the Small-Cap Market, the Company's trading volume and price will decline.

      20. Dilution. The Primary Shares sold pursuant to this Offering may bear selling prices which are significantly higher than the common stock's book value per share. Dilution represents the difference between the amount per share paid by purchasers pursuant to this Offering and the book value of the common stock, which may be substantial (SEE, "DILUTION").

      21. Penny Stock Rules and Regulations. The Common Stock of the Company is by virtue of its price subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose the fact and the broker-dealer's resumed control over the market. Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the Common Stock, which could severely limit the liquidity of the Common Stock and the ability of purchasers in this offering to sell the Common Stock in the secondary market.

                          USE OF PROCEEDS

      The Primary Shares in this Offering are being sold on a continuous, best-efforts, no minimum basis. There are no assurances that the Company will receive any proceeds from this Offering. All proceeds will be immediately retained by the Company regardless of how few shares are sold. There can be no assurance that sufficient funds will be received through this Offering to provide for the satisfaction of any aspect of the financial requirements of the Company or of the Use of Proceeds set forth below (SEE "RISK FACTORS").

      Any proceeds received by BICO pursuant to this Offering will be used by BICO both to continue the development of the Noninvasive Glucose Sensor, and for inventory build-up, and to satisfy general working capital requirements, if sufficient. If less than all of the Primary Shares are sold, the Company will use the net proceeds actually received, first for salaries of employees, general and administrative, and legal expenses. The rate of progress of the development of the Noninvasive Glucose Sensor, the timing of the regulatory approval process and the availability of alternative methods of financing will influence the allocation of the Company's use of the net proceeds actually received from the Offering among the uses described herein. The maximum gross proceeds to be received by BICO from the sale of the 200,000,000 Primary Shares, assuming a price per Primary Share of $0.05, would be $10,000,000, before deducting expenses payable by BICO estimated at approximately $32,000, which excludes commissions.

     Depending upon the actual price per Share at which BICO sells the Primary Shares, the number of Primary Shares sold and the timing of any such sales, BICO may not have sufficient funds available at any given time to fund both the development of the Noninvasive Glucose Sensor and to satisfy its general working capital requirements. If the net proceeds of this Offering are insufficient at any given time, BICO will be required to seek additional financing from third parties at such time until additional proceeds from the Offering are obtained, if at all. No assurance can be given that such additional financing will be available when needed or available on terms acceptable to BICO. If such additional financing is unavailable or continues to be insufficient, BICO would be required to cease operations and the development of the Noninvasive Glucose Sensor altogether (SEE, "RISK FACTORS").

      In connection with the sale of the Primary Shares offered hereby, the Company may utilize brokers, dealers, or market-makers, who may receive compensation in the form of commissions from the Company (SEE, "PLAN OF DISTRIBUTION").

                          DIVIDEND POLICY

      The Company has not paid cash dividends on its common stock or its preferred stock since its inception, and cash dividends are not presently contemplated at any time in the foreseeable future. In accordance with the Company's Articles of Incorporation, cash dividends are restricted under certain circumstances.


                             DILUTION

      As of September 30, 1998, the Company's common stock had a negative net tangible book value of ($2,382,858) or ($.006) per share based upon 398,302,428 shares outstanding. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding into the Company's total tangible assets less total liabilities, minority interest and preferred stock.

      The negative net tangible book value of BICO as of September 30, 1998, was ($2,382,858). Net tangible book value consists of the net tangible assets of BICO (total assets less total liabilities, intangible assets, minority interest and preferred stock). As of September 30, 1998 there were 398,302,428 shares of BICO's common stock outstanding. Therefore, the negative net tangible book value of BICO's common stock as of that date was ($.006) per share.

      In the event that all 200,000,000 Primary Shares of Common Stock offered pursuant to this Prospectus are sold at a price of $0.05 per share, the net tangible book value of the Common Stock as of September 30, 1998 would be $7,585,142 or approximately $.013 per share. These figures give effect to the deduction of all of the estimated expenses, including filing, printing, legal, accounting, transfer agent and other fees, and excluding commissions. The net tangible book value of each share will have increased by approximately $.031 per share to the present stockholders, and decreased by approximately $.051 per share to the investors, if the maximum offering is sold.

     Dilution represents the difference between the Offering Price and the net tangible book value per share immediately after the completion of the Offering. Dilution arises mainly from the arbitrary decision by BICO as to the Offering Price per share. Dilution of the value of the shares purchased by the investors in this Offering will also be due, in part, to the far lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the Offering. In the table set forth below, no attempt was made to determine the dilutive effect of the exercise of outstanding warrants, options, or the conversion of debentures, which will further dilute the value of the shares. The following table illustrates this dilution, rounding off such dilution to the nearest thousandth of a cent:


ASSUMING:              100%-200,000,000    50%-100,000,000     10%-50,000,000
                        SHARES / SOLD       SHARES / SOLD       SHARES / SOLD

Offering Price Per Share    $0.050              $0.050              $0.050

Net Tangible Book Value
 Per Share Before Offering ($0.006)            ($0.006)            ($0.006)

Increase Per Share
 Attributable to Payment
 by Investors               $0.018              $0.011              $.0061

Net Tangible Book Value
 Per Share After Offering   $0.013              $0.005              $.0001

Dilution Per Share
 to Investors               $0.037              $0.045              $.0499



                          CAPITALIZATION

      The  following  table sets forth the capitalization  of  the
Company as of  and December 31, 1997 and September 30, 1998.   The
December  31,  1997 figures were taken from the audited  financial statements for the year ended December 31, 1997, which included  a qualification  regarding the Company's ability to  continue  as  a going concern.  The September 30, 1998 figures were taken from the unaudited financial statements for the nine months ended September
30, 1998.
                                                 (1)                  (1)
                                         December 31, 1997    September 30, 1998
Shareholders' Equity:

Common Stock, par value $.10 per share;
  authorized 600,000,000 shares; shares
  issued and outstanding: 138,583,978 at
  December 31, 1997 and 398,302,428
  at September 30, 1998                    $ 13,858,398             39,830,243
Additional Paid-in Capital                  104,932,920             94,802,799
Note Receivable issued for common stock         (25,000)               (25,000)
Warrants                                      6,396,994              6,396,994
Accumulated Deficit                        (120,699,236)          (138,695,433)

Total Capitalization                         $4,464,076             $2,309,603


                                         December 31, 1997    September 30, 1998
(1) Does not include the effects of the
    following:

    Outstanding Warrants to purchase
    common stock granted by the
    Company, at exercise prices ranging
    from $.25 to $4.03 per share,
    expiring 1998 through 2003.               5,346,662              8,911,662

Note: In June 1998, the Company's authorized common stock was increased from 300,000,000 to 600,000,000 shares pursuant to a vote of the shareholders; in addition, the shareholders also authorized the directors of the Company to conduct a reverse stock split of up to one for twenty.



                   MARKET PRICE FOR COMMON STOCK

     The Company's common stock is traded on the Nasdaq Electronic Bulletin Board under the symbol "BICO" and is also reported under the symbol "BIOCNTRL TEC". On December 9, 1998, the closing price for the common stock of the Company as reported by Nasdaq was $.09. Pursuant to current disclosure guidelines, the following table sets forth the high and low sales prices for the common stock of the Company during the calendar periods indicated, through September 30, 1998 as reported by Nasdaq:

     Calendar Year and Quarter          High                Low

     1995 First Quarter                 2.719               1.500
          Second Quarter                4.689               2.375
          Third Quarter                 4.125               3.000
          Fourth Quarter                6.438               2.688

     1996 First Quarter                 3.9375              1.500
          Second Quarter                3.0625              1.406
          Third Quarter                 2.969               1.625
          Fourth Quarter                2.4375               .656

     1997 First Quarter                 1.500                .625
          Second Quarter                1.000               .3125
          Third Quarter                  .719               .3125
          Fourth Quarter                 .406               .0937

     1998 First Quarter                  .25                .0937
          Second Quarter                .1875               .0313
          Third Quarter                 .359                .0313

      As of September 30, 1998, the Company had approximately 40,000 holders, including those who hold in street name, for its common stock and no holders of record for its preferred stock.

      Because Nasdaq revised its requirements for companies listed on its Small-Cap market to include a minimum trading price of $1.00, the Company's common stock was delisted from the Small-Cap Market and is now listed on the Nasdaq Electronic Bulletin Board. The risk exists that its trading volume and price will decrease.


                      SELECTED FINANCIAL DATA

      The Selected Financial Data provided below is a summary of the information set forth in the Company's unaudited financial statements for the nine months ended September 30, 1997 and 1998 and the Company's audited financial statements for the years ended December 31, 1993 through 1998.

                  NINE MONTHS ENDED SEPTEMBER 30

                        1998                1997

Total Assets        $15,666,209          $20,194,606

Long-Term
Obligations         $ 3,359,823          $ 2,680,688

Working Capital    ($ 5,873,101)         $ 2,839,858

Preferred Stock     $         0          $         0

Net Sales           $ 1,019,520          $   720,074

TOTAL REVENUES      $ 1,112,580          $   818,039

Warrant Extensions  $ 1,870,000          $ 4,014,375

Benefit(Provision)
for Income Taxes    $         0          $         0

Net Loss           ($17,996,197)        ($22,655,167)

Net Loss per
Common Share       ($       .07)        ($       .36)

Cash Dividends
per share:
  Preferred         $         0          $         0
  Common            $         0          $         0



                              YEARS ENDED DECEMBER 31st
                     1997          1996         1995        1994        1993

Total Assets     $12,981,300  $14,543,991 $ 9,074,669  $6,375,778   $2,995,334

Long-Term
Obligations      $ 2,697,099  $ 2,669,727 $   175,330  $  163,201   $  104,917

Working Capital  $   888,082  $ 1,785,576 $ 3,188,246  $2,612,884   $1,112,541

Preferred Stock  $         0  $         0 $    37,900  $   54,900   $   54,900

Net Sales        $ 1,155,907  $   597,592 $   461,257  $  184,507   $   54,000

TOTAL REVENUES   $ 1,426,134  $   776,727 $   755,991  $  481,453   $  134,329

Warrant
Extensions       $ 4,046,875  $ 9,175,375 $12,523,220  $        0   $        0

Benefit(Provision)
for Income Taxes $         0  $         0 $         0  $        0   $        0

Net Loss        ($30,433,177)($24,045,702)($29,420,345)($11,672,123)($7,855,998)

Net Loss per
Common Share    ($   .43)    ($  .57)    ($   .84)    ($   .43)    ($  .45)

Cash Dividends
per share:
  Preferred      $         0  $        0  $         0  $         0  $        0
  Common         $         0  $        0  $         0  $         0           0


               MANAGEMENT'S DISCUSSION AND ANALYSIS

      The following is a summary of the more detailed information set forth in the financial statements attached hereto.

Forward-Looking Statements

In addition to other sections of this report, the Management's Discussion and Analysis section also contains the type of forward-looking statements discussed on page one herein. Please refer to such discussion in connection with the information presented here.


Liquidity and Capital Resources

Nine  Months Ended September 30, 1998
Cash decreased from $2,759,067 at December 31, 1997 to $668,868 at September 30, 1998. This decrease was attributable to the Company's $10,468,642 net operating expenditures which primarily related to the research and development of the Noninvasive Glucose Sensor (Sensor) (which were approximately $5 million), Sensor related general and administrative expenses (which were approximately $7 million) and costs associated with the acquisition of ICTI, Inc. The Company also had net cash used by investing activities of $1,334,525, which includes equipment consolidated from ICTI, Inc. (as set forth below) and the making of Notes Receivable to related parties.

During the first quarter of 1998, with a view to diversification and enhancing shareholder value, the Company acquired a majority interest in ICTI, Inc. from its existing majority shareholders, Farrell B. and Brenda K. Jones. In connection with such purchase, the Company made payments totaling $1,528,000 and issued 2 million shares of the Company's common stock to the sellers, which the Company agreed to register on the Jones' behalf. In connection with its purchase of ICTI, the Company made certain undertakings to make capital contributions of $3.0 million to ICTI during 1998. Due to its cash flow problems, the Company has been negotiating with the seller to restructure and redefine its obligations to make capital contributions to ICTI.

Furthermore, the Company had net cash provided by financing activities of $9,712,968 of which $10,070,000 was provided from debentures sold pursuant to Regulation S, section 4 (2) or Regulation D during the nine-month period ended September 30, 1998. Net cash provided by financing activities was primarily used to continue to fund the Company's research and development projects, payments in connection with the acquisition of ICTI, Inc. and to provide working capital for the Company.


Year Ended December 31, 1997
Working capital was $888,082 at December 31, 1997, as compared to $1,785,576 at December 31, 1996, and to $3,188,246 at December
31, 1995. Working Capital fluctuations are due primarily to the varied capital-raising efforts of the Company and its affiliate Diasense, which aggregated approximately $22,300,000 in 1997;
$21,600,000  in  1996;  and $19,275,000 in  1995,  as  well  as  a decrease in net inventory from $3,340,120 as of December 31, 1996 to $1,834,018 as of December 31, 1997.

Cash decreased from $3,802,874 at December 31, 1996 to $2,759,067 at December 31, 1997, as compared to $3,204,501 at December 31, 1995. These changes were attributable to the following factors. The Company's sales of its securities raised funds aggregating $22,600,000 during 1997 ; $21,600,000 during 1996 and $19,275,000 during 1995. During those periods, the Company's cash flows used by operating activities aggregated $19,121,752; $19,972,000 and $16,891,000, respectively. During 1997, such activities included a $2.1 million increase in inventory reserves. In addition, the Company recorded a $4 million charge against operations due to warrant extensions by the Company and its subsidiary in 1997, with similar charges of approximately $9 million in 1996 and $12.5 million charge in 1995. (See, Note J to the Financial Statements). The Company's cash flows used by investing activities aggregated $1.4 million in 1997 as compared to $1 million in 1996, and $2.7 million in 1995. The primary difference in such activities was the absence of over $1 million in notes receivable which was recorded in 1995, but not 1996 or 1997. The Company's other assets increased by $816,000 from 1996 to 1997; such increase was due in large part to an increase in notes receivable from related parties (See, Note C to the Financial Statements) and a $300,000 deposit on equipment during 1997.

The Company's current liabilities decreased by $1,635,000 from 1996 to 1997; the decrease was due to the Company's decreased issuance of convertible debentures as part of its capital-raising efforts, $3.3 million of which were outstanding as of December 31, 1997, as compared to $4.6 million of which were outstanding as of December 31, 1996.

During 1996, the Company incurred $2.6 million in capital leases in connection with the lease of two buildings used for the manufacture of the Diasensorr 1000, the current portion of which was $110,000 at 1997 year end (See, Note H to the Financial Statements).

The Company continued to fund operations mostly from sales of its securities. During 1997, the Company sold 22,000 shares of its Series B convertible preferred stock; and issued $20.2 million in subordinated convertible debentures. All convertible securities contain mandatory conversion provisions which expire at various dates during 1998 and require minimum holding periods prior to conversion.

Due to the Company's current limited sources of revenue, the Company plans to seek additional financing which will be used to finance development of, and to proceed to manufacture, the Noninvasive Glucose Sensor and to complete the development of its other projects. No assurances are made as to the availability of any such financing (See, "BUSINESS").

The Company's products are at various stages of development and will require additional funding for completion. This paragraph summarizes the Company's estimates as to the aggregate amounts needed to complete each project, assuming continued testing and development is successful. The Company may choose to discontinue any of its projects at any time if research and development efforts indicate that continuation would be inadvisable. The Diasensorr 1000 has been submitted to the FDA for marketing approval and the Diasensorr 2000 is in the pre-clinical trial stage of development.

The Company currently has a commitment for capital leases on certain of its capital equipment and future commitments for new capital expenditures will be required to continue the Company's efforts in research and development, and to manufacture and market its existing products and any other products it may develop.

The Company estimates that its short-term liquidity needs will be met from currently available funds. The Company estimates that such funds will be sufficient to complete the research and development stage of the Noninvasive Glucose Sensor, to complete the CE mark process, and to begin marketing the device. The Company anticipates that it will finance those expenses with existing funds, as well as funds raised through the sales of its securities and from the other sources of funds described herein. The Company has a history of successful capital-raising efforts; since 1989, and through December 1997, BICO and its affiliate Diasense have raised over $100,000,000 in private and public offerings alone.

Management also expects to meet a portion of its short-term working capital needs through development contracts with other organizations and through manufacturing for other companies on a contractual basis, as described herein. During 1995, 1996 and 1997, the Company was awarded contracts by the Department of
Veteran's Affairs Medical Center for Case Western Reserve University, Shriners Hospital - Philadelphia Unit, and Austin Hospital to manufacture FES products. Such contracts generated revenues of $168,461, $508,561 and $880,919 1995, 1996 and 1997,
respectively (See, "BUSINESS"). During 1998, the Company discontinued the manufacture of its FES products.

Pursuant to a Research and Development Agreement (the "R&D Agreement") Diasense is obligated to pay BICO for its work to develop the Noninvasive Glucose Sensor. During 1995, both billings and payments pursuant to the R&D Agreement were suspended. In May, 1995, BICO agreed to accept 3,000,000 shares of Diasense common stock at an assigned value of $3.50 per share in return for a reduction of $10,500,000 in amounts due to BICO. As of December 31, 1995, all amounts due to BICO by Diasense pursuant to the R&D Agreement had been paid.

In view of BICO's expenses resulting from its product development projects, and other factors discussed herein, as compared to BICO's contract revenues, currently available funds, and established ability to raise capital in public and private markets, BICO estimates that it will meet its liquidity needs for a period of at least twelve months from December 31, 1997 from currently available funds, including those expected to be raised via additional sales of the Company's securities. This estimate is based, in part, upon the current absence of any extraordinary technological, regulatory or legal problems. Should such problems, which could include unanticipated delays resulting from new developmental hurdles in product development, FDA requirements, or the loss of a key employee, arise, the Company's estimates would require re-evaluation. There can be no assurances that despite the Company's good-faith efforts, its estimates will lead to accurate results.

The Company's long-term liquidity needs are expected to include working capital to fund manufacturing expenses for its products and continued research and development expenses for existing and future projects. Such needs are expected to be met from sales of its bioremediation products, and, once production begins, the Noninvasive Glucose Sensor and other products. Delays in the development of the Company's products will result in increased needs for capital from other sources. The Company anticipates that such other sources will include continued sales of common stock, and investment partners such as venture capital funds and private investment groups. There can be no assurances given that adequate funds will be available. If the Company is unable to raise the funds necessary to fund the long-term expenses necessary to complete the development or manufacture of its products, the Company will be unable to continue its operations.

As described hereinabove, management believes the Company has sufficient liquidity to meet its projected expenditures on a short-term basis. Absent additional funding, the Company will have limited liquidity on a long-term basis. Moreover, many demands on liquidity, such as technological, regulatory or legal problems, could cause the Company's liquidity to be inadequate. At present, the Company does not have any additional sources of liquidity, including bank lines of credit. Long-term working capital needs are expected to be met through sales of the Noninvasive Glucose Sensor, the PRPr bioremediation product, and other new products. There can be no assurances that any such products will be successfully marketed or commercially viable.

Year 2000 Issue

The Company is currently working to resolve the potential impact of the Year 2000 on the processing of date-sensitive information. The Year 2000 Issue is the result of computer programs being written using two digits (rather than four) to define the applicable year. Programs which are susceptible to problems after December 31, 1999 are those which recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures. Based upon a review of its own internal programs and software, the Company currently believes that the Year 2000 will not pose significant operational problems to its information systems, because such systems are already compliant or will be made compliant with minor adjustments. In addition, ChaseMellon Shareholder Services, the Company's transfer agent, has disclosed that it will be Year 2000 compliant and that no interruptions in service will occur. The Company is also conducting an investigation of its major suppliers, vendors and other parties to determine their respective plans for the Year 2000 compliance. The Company's common stock currently trades on the Nasdaq electronic bulletin board; Nasdaq and its parent, the NASD, have analyzed its products and systems; are addressing their Year 2000 issues; and are implementing a plan to test their systems and to remediate any Year 2000 problems. As of this date, Nasdaq has not made a definitive statement regarding when it will be compliant, but has stated that it is making all necessary changes to its trading systems. The Company's current estimates indicate that the costs of addressing potential problems are not expected to have a material impact upon the Company's financial position, results of operations or cash flows in future periods. There can be no assurance, however, that modifications to information systems which impact the Company and which are required to remediate year 2000 issues will be made on a timely basis and that they will not adversely affect the Company's systems or operations.

Results of Operations

Nine  Months Ended September 30, 1998

Sales during the third quarter decreased to $86,079 in 1998 from $204,190 in 1997 and increased for the nine month period to $1,019,520 in 1998 from $720,074 in 1997. The decrease and increase were primarily due to that periods fluctuation in sales of its Functional Electrical Stimulators, which accounted for 51% of sales during the nine-month period ended September 30, 1998.

The   sales   of  functional  electrical  stimulators  have   been
suspended,  and  no  orders  are  currently  pending.  Sales  were suspended when NeuroControl, the company placing the orders, discontinued its orders following the Company's cash flow problems and reduction of personnel in June 1998. The Company is unable to determine at this time whether the suspension is permanent, or when future orders will be received, if any. Due to the significance of the sales of functional electrical stimulators when considered as a percentage of total revenues, in the event that no future orders are received, it will have a negative impact upon the Company's liquidity and results of operations.

Interest income increased during the third quarter to $32,466 in 1998 from $23,597 in 1997 and decreased from the nine month period to $93,060 in 1998 from $93,846 in 1997. The increase and decrease were due to the Company's fluctuation in cash available to invest in those periods.

Costs of Products Sold during the third quarter decreased to $37,820 in 1998 from $120,270 in 1997 and increased for nine month period to $536,680 in 1998 from $443,320 in 1997. The fluctuations were primarily due to various orders for the Functional Electrical Stimulators which have been suspended.

Research and Development expenses during the third quarter decreased to $1,153,474 in 1998 from $1,541,640 in 1997 and decreased for the nine month period to $5,167,106 in 1998 from $5,463,301 in 1997. The decrease was due to a reduction in research and development expenditures, driven by the Company's cash flow problems and reduction in personnel.

Selling, General and Administrative expenses during the third quarter decreased to $2,843,709 in 1998 from $3,408,696 in 1997 and decreased for the nine month period to $8,780,862 in 1998 from $10,009,346 in 1997. The decrease was due to the Company's reduction in personnel and expenditures.

In connection with the Company's $8.4 million investment in HemoCleanse, Inc. (the company which, along with IDT, is engaged in the hyperthermia project) the Company recorded approximately 38% of such investment as General and Administrative expenses; and approximately 62% as Research and Development expenses. The determination of allocation was based upon the use of the funds by HemoCleanse, direct expenses paid, and the overall use of the funds for the hyperthermia project. The amounts were recorded as expenses, rather than capitalized, due to the research and development nature of the use of funds, as well as the financial condition of HemoCleanse.

Interest expense decreased during the third quarter to $39,947 in 1998 from $87,645 in 1997 and increased to $245,605 for the nine month period ended September 30, 1998 from $231,047 for the nine month period ended September 30, 1997. The fluctuations was primarily due to the Company's varied use of convertible debentures as a means to generate capital. The increase was due to the Company's continued efforts in acquiring capital through 4% convertible debentures and to Notes Payable in connection with the acquisition of ICTI.

The Company's cash flow problems resulted in a reduction in personnel during the quarter ended September 30,1998. In addition, such problems resulted in the Company's inability to meet its full payroll during June, 1998.

Year Ended December 31, 1997

The  following seven paragraphs discuss the Results of  Operations
of   the  entire  Company  based  on  its  consolidated  financial statements.  A discussion of the business segments follows.

In 1997, the Company's net sales increased to $1,155,907 from $597,592 in 1996 and $461,257 in 1995. The increase was due to an increase in all product sales, including its Petrol Rem and Barnacle Ban products (See, Note F to the Financial Statements) Of the total net sales, the Company had $880,919 in implantable device revenues in 1997 as compared to $508,561 in 1996 and $168,461 in 1995.

In 1997, 1996 and 1995, the Company received interest income in the amount of $165,977; $176,478; and $294,734, respectively. The fluctuation was due to the investment of the Company's liquid assets (which are composed primarily of funds raised via sales of securities), the availability of such assets and applicable interest rates. The Company's other income increased to $104,250 in 1997 from $2,657 in 1996 and $0 in 1995; the increase was due primarily to amounts due from directors in connection with the settlement of certain lawsuits.

In 1997, the Company's costs of products sold was $641,331 as compared to $325,414 in 1996 and $198,542 in 1995. The increase is primarily due to the Company's corresponding increases in product sales, and products produced pursuant to FES and IRS Device contracts.

The Company's research and development expenses were $6,977,590 in 1997, a decrease from $8,742,922 in 1996, and $7,649,678 in 1995.
The overall decrease was due to the Company's realignment of personnel and resources in an effort to obtain a CE Mark for sale of the Noninvasive Glucose Sensor outside the U.S. (See, "Business of the Company - Current Status of the Noninvasive Glucose Sensor").

In 1997, General and Administrative expenses were $12,704,146, an increase from $8,963,693 in 1996 and $11,117,107 in 1995. The increase was due, in part, to the allocation of funds to outside consultants and other advisors to assist the Company in its efforts to obtain a CE Mark.

During 1997, the Company extended 177,800 warrants originally granted to certain officers, directors, employees and consultants in 1992, as compared to similar extension of 351,482 warrants in 1996, and 2,069,500 warrants in 1995. Because the exercise price of some such warrants ($.25 to $3.50) was lower than the market price of the common stock at the time of the extensions $604,342 was charged to operations during 1996, as compared to $7,228,220 in 1995. During 1997, no expense was charged to operations since the market price was lower than of the original warrant exercise price. In addition, a similar charge of $4,046,875 in 1997; $8,571,033 in 1996 and $5,295,000 in 1995 was made by the
Company's subsidiary, Diasense (See, "EXECUTIVE COMPENSATION" and Note J to the Financial Statements).

Interest expense on the Company's outstanding indebtedness was $315,624 in 1997 as compared to $133,460 in 1996 and $17,048 in
1995. The increase was due to an increase in capital leases and interest payment on the Company's subordinated debentures.

Segment Discussion

For purposes of accounting disclosure, the Company provides the following discussion regarding three business segments: Biomedical devices, which includes the operations of Biocontrol Technology, Inc. and Diasense, Inc.; Bioremediation, which includes the operations of Petrol Rem, Inc.; and Marine Paint Products, which includes the operations of Barnacle Ban Corporation. More complete financial information on these segments is set forth in Note F to the accompanying financial statements.

Biomedical Device Segment. During the year ended December 31, 1997, sales to external customers increased to $880,919 from $508,561 in 1996 and $168,461 in 1995. These increases were primarily due to increased sales of the functional electrical stimulators. Corresponding increases in costs of products goods sold occurred for the same reason, from $91,859 in 1995 to $288,537 in 1996 and to $445,843 in 1997.

Bioremediation Segment. During the year ended December 31, 1997, sales to external customers increased to $138,362 from $47,625 in 1996. Both years' sales to external customers decreased from $215,211 in 1995. The decrease from 1995 to 1996 was due to different marketing targets and a decrease in the orders for products. The increase from 1996 to 1997 was due to increased sales of the Bio-Sok to boating suppliers and users through trade shows and marketing exposure. Costs of products sold fluctuated due to the same factors, from $53,813 in 1995 to $16,092 in 1996 and $88,178 in 1997. The relatively higher costs of products sold in 1997 was due to the higher cost of producing the Bio-Sok as opposed to other bioremediation products.

Marine Paint Products Segment. Sales to external customers increased to $136,624 in 1997 from $41,406 in 1996, which was a decrease from $77,585 in 1995. The higher sales in 1995 and 1997 were due to a focus on marine craft, rather than municipal, users, which was the focus in 1996. Costs of products sold reflect the same impact, a decrease from 1995's $52,870 to 1996's $20,785 and an increase to 1997's $107,310.




Income Taxes

Due to the Company's net operating loss carried forward from previous years and its current year losses, no federal or state income taxes were required to be paid for the years 1987 through 1997. As of December 31, 1997, the Company and its subsidiaries, except for Diasense and Petrol Rem, had available net operating loss carryforwards for federal income tax purposes of approximately $63,260,000, which expire during the years 1998 through 2012 (See, Note K to the Financial Statements).




Supplemental Financial Information

Subsequent to the issuance of its consolidated financial statements for the quarter ended September 30, 1998, the Company determined thta beneficial conversion terms included in its convertible debentures issued in 1996, 1997 and 1998 should be reflected inits financial sttements as expense and as additional paid-in capital. The amount of expense charged to operations as a result of this adjustment was $1,650,000 in 1996; $6,278,853 in 1997; $3,617,914 for the nine months ended September 30, 1998; and $5,638,030 for the nine months ended September 30, 1997. Corresponding amounts were recognized as additional paid-in capital and there was no effect tot he total Stockholders Equity as a result of these adjustments.

In November, 1998, the Company announced that it had received a $10 million equity line of credit subject to certain terms. The general terms of the line of credit will be monthly draw downs of common stock based upon minimum trading volume requirments during the prior month. The common stock will be issued based on the price of the stock at the time of the draw. Specific terms are still subject to negotiation.

                      BUSINESS OF THE COMPANY

General Development of Business

The primary business of the Company is the development of new devices which include models of a noninvasive glucose sensor (the "Noninvasive Glucose Sensor"), an implantable port for drug delivery and hemodialysis use, a polyurethane heart valve, procedures relating to the use of whole-body extracorporeal hyperthermia in the treatment of cancer and the human immunodeficiency virus ("HIV"), and bioremediation products. In early 1998, the Company acquired a majority interest in a company which manufactures and sells metal coating products.

Description of Business

Development of the Noninvasive Glucose Sensor

BICO and Diasense are currently developing a Noninvasive Glucose Sensor, which management believes will be able to measure the concentration of glucose in human tissue without requiring the drawing of blood. Currently available glucose sensors require the drawing of blood by means of a finger prick.

BICO's initial research and development with insulin pumps led to a theory by which blood glucose levels could be detected noninvasively by correlating the spectral description of reflected electromagnetic energy from the skin with blood glucose levels in the 50 mg per deciliter to 500 mg per deciliter range in the infrared region of the electromagnetic spectrum. The method was studied in 1986 and 1987 by BICO and its consultants at Battelle Memorial Institute in Columbus, Ohio, using laboratory instruments. The results of the studies provided information regarding the use of infrared light in the noninvasive measurement of glucose. The information from the studies, along with later affirmative work, led to a patent application by BICO's research team in 1990. A patent covering the method was granted to the research team and assigned to BICO in December 1991. The rights of this patent have been purchased by Diasense from BICO, pursuant to a Purchase Agreement (See, "Intercompany Agreements"). A second patent application was filed by BICO in December 1992, and was granted in January 1995. This filing contained new claims which extended the coverage of the patent based on additional discoveries and data obtained since the original patent was filed. BICO has assigned the rights to such patent to Diasense. Additional concepts to improve the capability of the instrument to recognize blood glucose were developed, and, in May 1993, corresponding patent applications were filed. As of March 1998, a total of five U.S. and six foreign patents have been issued, with additional patent applications pending (See, "Current Status of the Noninvasive Glucose Sensor" and "Patents, Trademarks and Licenses"). BICO has been granted the right to develop and manufacture sensors pursuant to agreements with Diasense (See, "Intercompany Agreements").

In 1991, BICO's research team began development of a research prototype utilizing different technology than previously studied or developed. This device, the Beta 1 research prototype, was initially tested on six human subjects, and was subsequently tested on 110 human subjects in March 1992, during which simultaneous spectral, blood and chemical data was recorded for analysis in order to develop calibration data for the device. The Beta 1 utilized a separate lap-top computer to perform computational functions. The results of the March 1992 tests were used to develop further refinements which led to the development of the Beta 2A.

Although functionally equivalent in terms of performance with the Beta 1, the next prototype, the Beta 2A, was smaller and had fully integrated computational software and a liquid crystal display which interacted with the operator. This model was tested by BICO on 40 human subjects in July 1992. The spectral and blood chemistry data obtained indicated that the Beta 2A did not have a satisfactory signal-to-noise ratio to allow for the calculation of algorithms of sufficient accuracy to be acceptable to Diasense. The signal-to-noise ratio reflects the sensor's ability to optimize the measurement by accepting the signal desired (the glucose level) and rejecting the random interference. A higher signal-to-noise ratio results in a more accurate measurement.

Additional Beta prototypes evolved which addressed this problem. Testing was performed with each prototype, culminating in clinical trials at two hospitals with ten diabetic volunteers each in Des Plaines, Illinois in May 1993 and in Indiana, Pennsylvania in August 1993. These advanced systems embodying improvements in the optics, electronics and detection subsystems led to the design of the Beta 2D, Beta 2E, and Beta 2F prototypes, designed and constructed to simulate production models.

BICO initially obtained the approval of six Institutional Review Boards ("IRBs") to conduct testing at their hospitals. Those hospitals are Children's Hospital in Pittsburgh, Pennsylvania; Rush North Shore in Skokie, Illinois; Westmoreland Hospital in Greensburg, Pennsylvania; Lutheran General Hospital in Park Ridge, Illinois; Holy Family Hospital in Des Plaines, Illinois; and Indiana Hospital in Indiana, Pennsylvania. The Company conducted initial testing at the Holy Family Hospital and Indiana Hospital, and may conduct further studies on present and future models at some or all of the other hospitals from which IRB approval has been obtained.

On January 6, 1994, BICO submitted its initial 510(k) Notification to the U.S. Food and Drug Administration (the "FDA") for approval to market the production model, the Diasensorr 1000. The submission was based on data obtained from the advanced Beta 2 prototypes, since functionally, the production model will be identical to these prototype models. BICO's 510(k) Notification claims that the product has substantial equivalence to home market glucose monitoring devices presently in the marketplace since its function is similar, although the device operates on a different technological principle. BICO provided information in this 510(k) submission which it believes substantiates that the device does not raise different questions of safety and efficacy and is as safe and effective as the legally marketed predicated devices. Such information is required by the FDA before market approval can be granted. In February 1996, the FDA convened a panel of advisors to make a recommendation regarding BICO's 510(k) Notification. The majority of the panel members recommended that BICO conduct additional testing and clinical trials prior to marketing the Diasensorr 1000. BICO and Diasense announced that they remained committed to bringing the Diasensorr 1000 to diabetics, and that additional research, development and testing would continue (See, "Current Status of the Noninvasive Glucose Sensor").

The Diasensorr 1000 is a spectrophotometer capable of illuminating a small area of skin on a patient's arm with infrared light, and then making measurements from the infrared light diffusely reflected back into the device, which it then displays on a liquid crystal display on the face of the instrument for the user to read. The Diasensorr 1000 uses internal algorithms to calculate a glucose measurement.

Since the Diasensorr 1000 will be calibrated individually, each instrument will be sold by prescription only in the U.S. and will be calibrated in the patient's home. This feature may limit the marketability of the Diasensorr 1000, and, if the device is unable to qualify for third-party reimbursement, the Company's ability to market the device could be adversely effected.

Current Status of the Noninvasive Glucose Sensor

Due to continued delays of the FDA approval process, which are summarized below, and while continuing to work with the FDA and conduct its mandated testing, the Companies have also focused their efforts on obtaining approval to market the Diasensorr 1000 overseas. The Companies have obtained a "CE" mark, which will facilitate sales in Europe. As discussed below, in connection with obtaining a CE mark, BICO has been awarded ISO 9001 certification, and continues to work with its European consultants to expedite the process as much as possible.

BICO, as designer and manufacturer of the device, was recently audited for ISO certification by TUV Rheinland, a company authorized to conduct such audits, which was contracted to perform a "conformity assessment" of BICO's quality system. BICO has received certification to ISO 9001, a standard defined by the International Organization for Standardization ("ISO"), evidencing that BICO has in place a total quality system for the design, development and manufacture of its products. The certificate formalizing the ISO 9001 certification was received by BICO on January 14, 1998. In February and March, 1998, BICO submitted its technical file on the Diasensorr to TUV in order to satisfy requirements of the European Medical Device Directive; following such submissions, CE Mark approval was obtained. Much like an Underwriters Laboratory "UL" mark, the CE mark is provided by the regulatory bodies of the European Community, or by authorized private bodies, such as TUV Rheinland, to indicate that the device adheres to "quality systems" of the ISO and the European Committee for Standardization. The CE mark permits the Companies to sell the Diasensorr and other medical products in Europe.

With regard to marketing the device within the United States, the Companies continue to work with the FDA to obtain approval. A revised 510(k) Notification was submitted in October, 1996, and was followed by continued discussions with the FDA. During 1997 and 1998, the Company continued its discussions with the FDA, and established a protocol for in-home testing of the Diasensorr 1000, which commenced in early 1997. As with all other FDA-related activities, the Companies cannot provide any assurances as to the date upon which the next 510(k) Notification will be submitted, or when the FDA will complete its review of such Notification.

Although the Company's research and development team continues to meet with and work closely with the FDA, due to the complex, technical nature of the information being evaluated by the FDA, it is impossible for the Company to estimate how much longer the FDA approval process will take.

FDA approval is necessary to market the Diasensorr 1000 in the United States. The Companies are continuing their efforts to develop software with a more "universal" algorithm, which can be used by a larger population. After introduction of the Diasensorr 1000, BICO plans to finalize the development of the Diasensorr 2000 which may contain more complex software, allowing glucose measurements from many individuals to be performed with one instrument. The Diasensorr 2000 may be subject to the same regulatory testing and approval process as was required for the Diasensorr 1000.

Diasense is responsible for the marketing and sales of the Noninvasive Glucose Sensor. Diasense plans to market the Noninvasive Glucose Sensor directly to diabetics, through their doctors' orders, and is currently negotiating with domestic and international distribution organizations to aid in the marketing and distribution of the Noninvasive Glucose Sensor. Due to the current vicissitudes of the health-care insurance industry, the Companies are unable to make any projections as to the availability of, or procedures required in connection with, third-party reimbursement. Although the Companies estimate, based on 1997 American Diabetes Association data, that there are nearly 16,000,000 diabetics in the United States, not all diabetics will be suitable users of the Noninvasive Glucose Sensor. Those diabetics who require and benefit from frequent glucose monitoring comprise the potential market for the Noninvasive Glucose Sensor. The Companies are unable to estimate the size of that market at this time.

Bioremediation

BICO is also involved in the field of biological remedial ("bioremediation") development. Bioremediation technology utilizes naturally occurring micro-organisms or bacteria to convert various types of contamination to carbon dioxide and water. This occurs through the dual processes of chemical and microbiological reactions. The product, PRPr, which stands for Petroleum Remediation Product, is designed as an environmental microbial microcapsule which is utilized for the collection, containment and separation of oil-type products in or from water. The product's purpose is to convert the contaminant, with no residual mass (separated or absorbed) in need of disposal. When the PRPr comes in contact with the petroleum substances, the contaminants are bound to the PRPr, and they stay afloat. Because the product contains the necessary nutrients and micro-organisms, the bioremediation process begins immediately, which limits secondary contamination of the air or surrounding wildlife. Eventually, the product will biodegrade both the petroleum and itself.

In connection with this project, BICO created a subsidiary, Petrol Rem, Inc. ("Petrol Rem"). Petrol Rem's officers and directors include Anthony J. Feola and Fred E. Cooper, who are also directors and/or officers of BICO and its other affiliates.

Part of Petrol Rem's initial research and development involved field testing supervised by the National Environmental Technology Applications Corporation ("NETAC"), a group endorsed by the Environmental Protection Agency (the "EPA"), to determine whether the product is effective. As a result of such testing, NETAC reported positive results regarding the effectiveness of the product.

PRPr is now being manufactured and marketed for use in water and on solid surfaces in the form of Petrol Rem's OIL BUSTER r product, which is used for small oil cleanups on hard surfaces such as the floors of manufacturing facilities, garages and machine shops.

The product system is listed on the EPA's National Contingency Plan ("NCP") Product Schedule, and is available in free-flowing powder or absorbent socks. In 1995, the EPA required that all products previously listed on the NCP be submitted to additional testing. Because PRPr successfully passed the Tier II efficacy test conducted by NETAC, the product was requalified for listing on the NCP. Management believes that this requalification process will limit the number of products available for use in clean-up projects. As illustrative evidence, management notes that only thirteen of the original fifty-three products in the bioremediation agents category remain listed.

In April 1993, Petrol Rem entered into a lease for a facility in the Pittsburgh, Pennsylvania area which is used to manufacture PRPr. The current lease has a renewable three-year term, with monthly rental payments of $2,888 plus utilities and applicable business privilege taxes. Petrol Rem has also purchased equipment which has the capability to produce PRPr in quantities of 2,500 pounds per day, and Petrol Rem has built an adequate inventory.

During 1995, Petrol Rem completed a BioResponse Action Plan, which has been submitted to applicable regulatory agencies, including the EPA, the Coast Guard, and various state agencies. The Plan, which sets forth the available options and proper responses to clean-up projects, was created in response to a growing trend by the agencies to set up pre-approved plans to be used in the event of an oil-spill emergency. These pre-approved plans would direct the individuals on site as to which products to use, and should help accelerate approval and response time.

Because two of Petrol Rem's largest target marketing regions are Texas/Louisiana and Florida, Petrol Rem has been warehousing PRPr in those areas.

Petrol Rem has also completed development of a new spray applicator for its PRPr product. The new applicator is a light-weight, portable unit which provides a more continuous flow of product. The lighter weight and smaller size will allow easier access to remote sites which were impossible to reach with the previous applicator.

In addition to PRPr, Petrol Rem has also developed other products. In order to address water pollution issues at marinas, Petrol Rem has introduced BIO-SOKr, which is PRPr contained in a 10" fabric tube, is designed and used to aid in the cleaning of boat bilges. Bilges are commonly cleaned out with detergents and emulsifiers, which cause the oil pumped out of the bilge to sink to the bottom of the water, where it is harmful to marine life, and becomes difficult to collect. In addition, it is illegal to dump oil or fuel into the water. The BIO-SOKr, when placed in the bilge, absorbs and biodegrades the oil or fuel on contact, which significantly reduces or eliminates the pollution; then the product biodegrades itself. As a result, BIO-SOKr helps to keep waters clear. In addition, BIO-SOKr helps to eliminate the chore of bilge cleanup, and helps users such as boaters and marinas to avoid fines for pumping oil and fuel into the waterways, which is prohibited.

In  July  1996,  the  Company's PRPr and  BIO-SOKr  products  were selected by the National Aeronautics and Space Administration ("NASA") to be featured as spinoff technology under its technology transfer program, which seeks to recognize unique civilian adaptations of NASA technology. The products were part of NASA displays at major trade shows.

In October 1996, the Company announced that its BIO-SOKr Bilge Maintenance System had won a 1996 Innovation Award at the International Marine Trades Exhibit and Convention ("IMTEC"), which is held by the National Marine Manufacturers Association (the "NMMA"). The award was conferred by a panel of experts which evaluated a field of approximately fifty seven entrants in the "Accessories and Trailers" category. The NMMA cited the BIO-SOKr's simplicity of use and commended the product as on the "frontier of technology".

In December 1996, Petrol Rem announced that the BIO-SOKr had been chosen by Boating, one of the largest pleasure boating magazines in the world, for use in all of the boats tested for its magazine. Boating, which tests over 100 boats each year, called the BIO-SOKr "one impressive new product". In February 1997, BIO-SOKr was given a 1997 Innovation Award by the well-known trade magazine Motorboating and Sailing.

BIO-SOKr is guaranteed, lasts for an entire boating season, and is available from quality marine supply stores in the coastal areas of the United States, Canada, Europe and South East Asia, and is recommended by the Canadian Coast Guard.

Petrol Rem has also developed OIL BUSTER r, which is a mixture of PRPr and an absorbent material. OIL BUSTER r is used to clean up and remediate oil spills on hard surfaces.

Petrol Rem's BIO-BOOM r product is used in water clean-up projects. The product is a 3" x 10' fabric tube which is filled with PRPr, and is used to both contain and biodegrade contaminants in water. BIO-BOOM r is a superior product to most containment products because, in addition to containing the oil or fuel spill, or restricting the spread of an anticipated spill, it also biodegrades the contaminant, then biodegrades itself. These features act to virtually eliminate secondary contaminants, thereby reducing disposal and clean-up costs. Initial sales have occurred, and marketing efforts are accelerating.

Petrol Rem is marketing PRPr through trade shows, magazines, direct mail advertising, and direct contacts with companies and consultants specializing in petroleum clean-up, as well as marketing directly to municipalities and corporations with needs for the product. Although there can be no assurances that PRPr will be successfully marketed, the Company believes, based on their scientific determinations, the results of recent NETAC testing, and the favorable response at the retail level, that PRPr will be a viable product in the bioremediation marketplace.

The Company believes that it has expended the necessary funds to complete the development of its bioremediation products, and to build up sufficient inventory pending additional orders. The Company has spent approximately $8,499,000 on this project through December 31, 1997.

Whole-Body Extracorporeal Hyperthermia

BICO is currently funding a project with HemoCleanse, Inc. ("HemoCleanse"), an unaffiliated company located in Lafayette, Indiana. In connection with this project, BICO formed a wholly-owned subsidiary, IDT, Inc. IDT's executive officers and directors include Glenn Keeling, who is also an officer and director of BICO.

IDT and HemoCleanse are currently engaged in a project which involves the experimental use of a delivery system, the ThermoChem System , for perfusion-induced systemic hyperthermia ("PISH") to treat persons with certain types of cancer and HIV/AIDS. HemoCleanse is an Indiana corporation with offices located at 2700 Kent Avenue, West Lafayette, Indiana 47906. HemoCleanse designs, manufactures and markets products that treat blood outside the body to remove toxins and simultaneously balance blood chemistries. HemoCleanse believes that its systems are unique in being able to selectively remove both small, intermediate and protein-bound toxins, and to provide extracorporeal hyperthermia to selectively kill infected or rapidly dividing cells without the risk of electrolyte imbalances.

HemoCleanse has developed two models of the device. The BioLogic-DT is designed for use as a detoxifier for the treatment of drug overdose and was approved for marketing in the United States by the FDA in September 1994. The ThermoChem System , which incorporates this technology, is designed for use in the hyperthermia procedure. The ThermoChem System is used in IDT's clinical trials.

Perfusion-induced systemic hyperthermia, a form of whole-body hyperthermia, achieved through extracorporeal blood heating ("PISH") involves heating the patient's blood outside the body to approximately 48 degrees centigrade and returning it back to the body, thus raising the body's core temperature to the desired treatment temperature up to a maximum of 42.5 degrees centigrade. Blood passes a roller pump which sends it onward to the heat exchanger where indirect heating of the blood occurs, raising the outside blood temperature to approximately 48 degrees centigrade. A portion of the blood passes through a T-connection to the ThermoChem-SB, located between the roller pump and the heat exchanger, where it is chemically balanced on a real-time basis and then returned to the blood flow path before it reaches the heat exchanger. Continually circulating blood is returned to the patient at 46 degrees centigrade, gradually raising the patient's core body temperature to the desired treatment temperature, which is measured by various temperature probes throughout the body. Experimentation outside the United States to date, to the best knowledge of the Company, has been somewhat limited and not well-documented. IDT, and IDT's Scientific and Medical Advisory Board believe that once a safe delivery system is established, serious, extensive and well-documented testing will determine whether PISH can be used as an effective treatment for persons with clinical cancer or HIV.

Although other entities have experimented with the use of PISH, one significant problem has been the safe delivery of the procedure. IDT believes that the improvements inherent to their ThermoChem System increase the safety of the procedure. The ThermoChem System incorporates a single access device, utilizing a parallel plate, cellulosic membrane dialyzer and a unique sorbent suspension which can effectively remove a wide range of chemicals and toxins from the blood, while maintaining a balance of electrolytes and important nutrients. The system is also comprised of several specially integrated devices that perform blood propulsion, water heating and cooling to control extracorporeal blood temperature, air embolism detection, auxiliary unit roller pump occlusion detection, catheter access occlusion, and monitoring and recording of cardiac output and patient temperatures.

As a result, IDT believes that they have taken a significant step towards the creation of a safe delivery system. Although there can be no assurances that the ThermoChem System is safe for all humans, clinical trials to date have confirmed that the humans tested were able to safely tolerate PISH at a core temperature of 42 degrees centigrade for two hours. Based in part upon the results of its initial clinical trials, the FDA has approved additional clinical trials.
The ThermoChem System is a combination of three system components: 1) the ThermoChem-HT, which circulates and heats blood extracorporeally up to approximately 48 C and monitors the patient's core temperature, which provides constant up to the minute access information on the status of the patient; 2) the ThermoChem-SB, which can effectively remove a wide range of chemicals and toxins from the blood, while maintaining a balance of electrolytes and important nutrients; and 3) the Disposable Kit, which contains the patented sorbent suspension, as well as temperature probes, catheters, and tubing set, etc. .

The ThermoChem System's specifications include an extracorporeal continuous blood circuit, a blood flow rate of 2000 ml/minute maximum, an integrated device which heats blood outside the body to approximately 48 degrees centigrade and core temperature to a maximum of 42.5 degrees centigrade, and a sorbent suspension system where optimum chemical transfer between the blood and sorbent is attained, which balances critical blood chemistries. Pre-clinical trials were conducted on six swine to assure safety at an increased flow rate and maintenance of a higher core temperature of 43 degrees centigrade for a period of two hours. This study concluded that blood chemistries were normalized with the use of the ThermoChem System . In November 1996, the Companies submitted an IDE application to the FDA for a study utilizing the ThermoChem System for PISH for metastatic non-small cell lung cancer. This protocol was developed by the University of Texas in Galveston. The FDA responded in December 1996 with an approval to conduct a Phase I trial. The University of Texas' Institutional Review Board (IRB) granted approval of this study in May 1997.

On September 11, 1997, IDT entered into an agreement with the University of Texas Medical Branch at Galveston (UTMB) to begin a human clinical trial in October 1997. The trial will utilize the ThermoChem System and disposables to deliver perfusion-induced systemic hyperthermia to treat patients with metastatic non-small cell lung cancer.

One of the objectives of this Phase I trial is to evaluate the ThermoChem System for the use in the treatment of metastatic non-small cell lung cancer with regard to patient selection, tumor response, patient performance status, and patient survival. The follow-up of the patients is patterned after the Southwest Oncology Group protocols, which are considered state-of-the-art studies to follow response of cancer to the therapy.
The study is being conducted at the General Clinical Research Center (GCRC) at UTMB, which is supported by the National Institute of Health (NIH). This is the only PISH study for metastatic non-small cell lung cancer approved by the FDA.
The ThermoChem-HT , a component of the ThermoChem System , which circulates and heats blood extracorporeally up to approximately 48 C and monitors the patient's core temperature, through various temperature probes, and also provides constant up to the minute access information on the patient can be used independently from the ThermoChem System for regional hyperthermia. Regional hyperthermia is utilized where a systemic treatment is not necessary, and isolated limb perfusion, a form of regional hyperthermia, which was developed 40 years ago to treat patients with melanoma and sarcoma of the limb. Preclinical trials are also being conducted for a Phase I trial to involve isolated limb perfusion for melanomas and sarcomas of the limbs.
Pre-clinical trials are being conducted at M.D. Anderson Cancer Center in preparation for a Phase I/II trials to involve thermochemotherapy hemi-perfusion of patients with pelvic or lower extremity recurrences of different types of cancer. These pre-clinical studies are being used to develop the surgical techniques necessary for a clinical trial on humans and to train and familiarize the center's staff in the use of the system.
The Cancer Center Protocol Committee of Bowman Gray School of Medicine has approved a protocol concept to conduct a pilot study investigating the safety of the ThermoChem-HT for intraperitoneal hyperthermic chemotherapy (IPHC) in the treatment of advanced gastrointestinal and ovarian cancers.

The technique of IPHC has been done at Bowman Gray since 1992 utilizing a non-standardized perfusion setup. The ThermoChem-HT can possibly make the technique more efficient with better temperature monitoring and control. An IDE is being submitted to the FDA to conduct this human trial.

IDT's Medical and Scientific Advisory Board consists of the three following professionals. Currently, none of the board members receive a fee for serving on the board, but are reimbursed for expenses incurred.

Corklin R. Steinhart, M.D., Ph.D., is the medical director of special immunology services at Mercy Hospital in Miami, Florida.

Milton B. Yatvin, Ph.D., is a professor in the Radiation & Thermal Biology Division, Department of Radiation Oncology at Oregon
Health Sciences University in Portland, Oregon.

Stephen R. Ash, M.D., F.A.C.P., is the Chairman of the Board and
Director of Research and Development of HemoCleanse, a corporation located in West Lafayette, Indiana.

The Company has expensed approximately$8,402,000 on this project through December 31, 1997, which includes the Company's acquisition of HemoCleanse common stock, via a purchase of common stock and the conversion of a loan into common stock.

Other Projects

Implantable Technology

In April 1996, BICO was granted FDA approval to market its theraPORTr Vascular Access System ("VAS"). The approval was in connection with the Company's 510(k) Notification filed in January 1996. The device is comprised of a reservoir which is implanted beneath the skin in the chest region with a catheter inserted in a vein and provides a delivery system for patients who require continual injections. Because such repeated injections can cause veins to shut down and collapse, the theraPORTr offers an improved delivery system by eliminating that vascular trauma. If necessary to accommodate multiple drug therapy with incompatible drugs, dual ports can be implanted. Such devices are frequently used in cancer drug therapy. BICO began selling the standard ports during the second quarter of 1997. A second device with a low profile has been developed for pediatric use, and a 510(k) was submitted to the FDA in November 1997 for marketing approval. In early February, 1998, BICO submitted a supplement to the FDA in response to a request for additional information. The Company is currently developing a dual port device and plans to submit another 510(k) for that device in the near future.

Through its subsidiary, Coraflex Inc. ("Coraflex"), BICO is engaged in the development of a polyurethane heart valve which management believes may not have the disadvantages of the mechanical and bioprosthetic valves currently being marketed. The Coraflexr valve, which resembles the human heart's aortic valve, is made by means of a proprietary manufacturing process. The polyurethane used in the construction of the heart valve is believed by BICO to exhibit strength and fatigue resistance which compare favorably with that of other materials used for prosthetic valves. In vitro testing, some of which has been performed through the Children's Hospital of Pittsburgh, of the Coraflexr valve to date has demonstrated superior fatigue resistance and flow characteristics relative to the currently available bioprosthetic and mechanical devices, respectively. Additional development and testing must be conducted by BICO prior to its making an application to the FDA for approval to begin clinical testing in humans. BICO will need additional financing to complete clinical testing of the valve and to begin production. No assurances can be made that BICO will receive the necessary funding to complete testing, will receive FDA-marketing approval, will be able to produce and sell the valve, or that the valve will be commercially viable.

BICO also has developed technology for other implantable devices, such as hemodialysis ports, implantable insulin dispensers and
rate-adaptive pacemakers.   Because BICO's management decided to
focus most of the Company's resources on the research and development of the Noninvasive Glucose Sensor, little progress was made on these projects. Consequently, some of these devices are in a very preliminary stage of development, and it is unclear at this time whether their development will be pursued or completed.

Barnacle Ban

In November 1993, BICO acquired the rights to a specialized paint, as well as the rights to the name Barnacle Ban pursuant to a patent and trademark license agreement with its inventor. In 1995, the Company applied for trademark protection for the name HotBotton Paint, a barrier coat primer and antifouling paint which received approval for registration from the EPA in July 1995. Barnacle Ban's paint is designed to repel zebra mussels and other related marine life from the surfaces of ships, pipelines and other objects which function under water. Because the accumulation of marine life on surfaces such as pipes and ships have caused significant problems for entities such as water authorities, utility companies, and naval operations, the Company believes that there is a potential market for this product; manufacturing of the product began in 1994.

In connection with the development of this product, the Company has formed a wholly-owned subsidiary, Barnacle Ban Corporation. (Barnacle Ban's officers and directors include Fred E. Cooper and Anthony J. Feola, who are officers and directors of BICO and its other affiliates). Barnacle Ban has leased space in Robinson Township, Pennsylvania for its operations.

Marketing efforts on the Company's paint products have continued, and the Company is marketing the products from its Pittsburgh, PA and Gaithersburg, MD offices. In July 1996, the Company announced that it had entered into a five-year exclusive distribution agreement with Pleasure Cove Marina, which is located in Maryland, for Maryland, Virginia, Delaware and the District of Columbia; the agreement contains an agreed-upon minimum purchase requirement.

The trademark and license agreement covers the patents, both granted and pending, to the paint and its application. The agreement sets forth terms which include the minimum payment, in the form of royalties and fees, of $32,000 for the first year, $30,000 for the second year, $42,000 for the third year, $54,000 for the fourth year, and $66,000 for the fifth and each successive year. These payments will be minimum royalty payments on six percent (6%) of net sales of the product, plus thirty percent (30%) of all payments received from any sublicenses. The Company has spent approximatley $2,525,000 on this project through December
31, 1997.

Metal-Plating Technology

During 1998, the Company acquired a majority interest in International Chemical Technologies, Inc. ("ICTI") from its existing majority shareholders. In connection with such purchase, the Company paid consideration consisting of cash, common stock and undertook to make certain additional payments (SEE, "Management's Discussion and Analysis").

ICTI has developed a metal-coating or plating process known cemkoter. Cemkoter is a hard wear-resistant coating which is engineered to be environmentally safe and cost effective. ICTI has obtained a patent on the product, and completed its plating facility in the fall of 1997. Currently, ICTI plates parts and products with cemkoter for a fee. ICTI is now marketing cemkoter in targeted industry segments.

Cemkoter began as the answer to a search for an environmentally friendly replacement for chrome. However, additional testing revealed that its other characteristics also make it an attractive alternative coating material for other reasons. Cemkoter is a uniform extremely hard nickel boride coating which provides wear and abrasion resistance at a wide range of temperatures, from - 423F to +1800F. Its patented system formulation provides a low co-efficient of friction and corrosion resistance which withstands wear, heat, abrasion and extends the life of the product. The cemkoter process operates within a closed-loop system that does not discharge any toxic water and exhausts clean air. Cemkoter is harder than tungsten carbide or hard chrome with a co-efficient of friction rating near Teflon.

ICTI has spent 1998 focusing on the research and development, testing and application of cemkoter on a number of parts and products for various companies. For example, management believes that cemkoter meets the specifications of military and commercial aircraft manufacturers on over 1,000 components including critical turbine engine parts.

ICTI's current objectives include securing the services of a Chief Executive Officer with the experience necessary to guide the Company in its next phase of growth, expanding the production capability of cemkoter through joint ventures and/or licensing arrangements for the use of the cemkoter chemistry on a limited basis. In addition, ICTI plans to continue its research and development of other "cemkoted" products. ICTI's marketing plans include an expanded effort to educate the marketplace regarding the benefits of cemkoter.

The information set forth herein regarding BICO's projects is of a summary nature, and the status of each project is subject to constant change. There can be no assurances as to the completion or success of any project.

RESEARCH AND DEVELOPMENT

The Company continues to be actively engaged in the research and development of new products. Its major emphasis has been the development of a Noninvasive Glucose Sensor. In order to raise funds for the research and development of new products, the Company and Diasense have conducted sales of stock. (See, "MANAGEMENT'S DISCUSSION AND ANALYSIS").

MARKETING AND DISTRIBUTION

Petrol Rem began marketing of its bioremediation product, PRPr, in mid-1993, and is now sold in quality marine supply stores in the coastal areas of the United States, Canada, Europe and South East
Asia.    These projections are based on management's belief, as to
which there can be no assurances, that the development and manufacture of those products will continue to proceed successfully and on schedule.

PATENTS, TRADEMARKS AND LICENSES

The Company owns patents on certain of its products and files applications to obtain patents on new inventions when practical.
Additionally, the Company endeavors to obtain licenses from others as it deems necessary to conduct its business.

The Company also relies upon trade secret protection for its confidential and proprietary information. Although BICO, Diasense and their affiliates take all reasonable steps to protect such information, including the use of Confidentiality Agreements and similar provisions, there can be no assurance that others will not independently develop substantially equivalent proprietary information or techniques, otherwise gain access to the Company's trade secrets, disclose such technology, or that the Company can meaningfully protect its trade secrets.

Noninvasive Glucose Sensor

Diasense owns a patent entitled "Non-Invasive Determination of Glucose Concentration in Body of Patients" (the "Patent") which covers certain aspects of a process for measuring blood glucose levels noninvasively. Such Patent was awarded to BICO's research team in December 1991 and was sold to Diasense pursuant to a Purchase Agreement dated November 18, 1991 (See, "Intercompany Agreements"). The Patent will expire, if all maintenance fees are paid, no earlier than the year 2008. If marketing of a product made under the Patent is delayed by clinical testing or regulatory review, an extension of the term of the Patent may be obtained. Diasense's Patent relates only to noninvasive sensing of glucose but not to other blood constituents. Diasense has filed corresponding patent applications in a number of foreign countries.

A second patent application was filed by BICO in December 1992, which was assigned to Diasense. This second patent contained new claims which extend the coverage based upon additional discoveries and data obtained since the original patent was filed. The patent application was amended in October 1993, and was granted in January 1995.

In May 1993, four additional patent applications were filed by BICO's research teams related to the methods, measurement and noninvasive determination of analyte concentrations in blood.
As of March, 1998, a total of five U.S. and six foreign patents have been issued, all of which have been assigned to Diasense, and
additional patents are pending.    Corresponding patent
applications have been filed in foreign countries where the Company anticipates marketing the Noninvasive Glucose Sensor. BICO's research team continues to file patent applications, provisional patent applications, some of which are being converted into "PCTs" (Patent Cooperative Treaty) which reflect the continued research and development and additional refinements to the Noninvasive Glucose Sensor.

Diasense or BICO may file applications in the United States and other countries, as appropriate, for additional patents directed to other features of the Noninvasive Glucose Sensor and related processes.

Those competitors known by BICO to be currently developing non-invasive glucose sensors own patents directed to various devices and processes related to the non-invasive monitoring of concentrations of glucose and other blood constituents. It is possible that such patents may require the Companies to alter any model of the Noninvasive Glucose Sensor or the underlying processes relating to the Noninvasive Glucose Sensor, to obtain licenses, or to cease certain activities.

The Company also relies upon trade secret protection for its confidential and proprietary information. Although BICO and Diasense take all reasonable steps to protect such information, including the use of Confidentiality Agreements and similar provisions, there can be no assurance that others will not independently develop substantially equivalent proprietary information or techniques, otherwise gain access to the Company's trade secrets, disclose such technology, or that the Company can meaningfully protect its trade secrets.

The Company has filed for trademark protection for the term "Diasensorr 1000", which is intended for use in connection with the Diasensorr models; such filing will remain pending until the first production unit is shipped. The Company intends to apply, at the appropriate time, for registrations of other trademarks as to any future products of the Company.

Whole-Body Hyperthermia

In September 1992, a research team funded by the Company applied for a domestic patent in connection with the use of PISH and the treatment of HIV-positive patients; the patent has been assigned to IDT. In October 1994, IDT received notification that the patent application for its specialized method for whole-body extracorporeal hyperthermia had been issued. A Continuation in Part, which included the ThermoChem System was filed by IDT, was allowed in July 1995 and issued in December 1995.

The patent, entitled "Specialized Perfusion Protocol for Whole-Body Hyperthermia", contains seventeen claims for the hyperthermia procedure, including the method of heating all of the blood in the extracorporeal blood circuit to raise the patient's core temperature to approximately 42 degrees centigrade. A Continuation in Part, which was filed by IDT and included the ThermoChem System , was allowed in July 1995 and was issued in December 1995.

Implantable Technology

During 1995, the Company renewed its U.S. trademark registration for the name Coraflexr, which was originally granted in 1988. The Company has also obtained trademark registration for the name theraPORTr (See, "BUSINESS - Implantable Technology).
In October, 1996, a patent was issued for the Company's heart valve product.

Bioremediation

In 1992 and 1993, Petrol Rem applied for patents in connection with its bioremediation product, all of which are still pending. The Company has received trademark authorization for the use of the product names PRPr, BIO-SOKr, BIO-BOOMr, and Oil Busterr (See, "BUSINESS - Bioremediation").

SOURCE OF SUPPLY

In connection with the manufacture the Noninvasive Glucose Sensor, the Company will be dependent upon suppliers for some of the components required for the devices fabrication. The Company plans to assemble the devices, but will need to purchase components, including some components which will be custom made for the Company from certain suppliers. These components will not be generally available, and the Company may become dependent upon those suppliers which do provide such specialized products.
If the Company successfully develops other new products, and receives the regulatory approvals to manufacture such products, it may become dependent on certain suppliers for custom parts.

COMPETITION

Noninvasive Glucose Sensor

With the rapid progress of medical technology, and in spite of continuing research and development programs, the Company's developmental products are always subject to the risk of obsolescence through the introduction by others of new products or techniques. Management is aware that other research groups are developing noninvasive glucose sensors, but has limited knowledge as to the technology used or stage of development of these devices. There is a risk that those other groups will complete the development of their devices before the Company does. To the best knowledge of the Companies, there is no other company currently producing or marketing noninvasive sensors for the measurement of blood glucose similar to those being developed by the Company.

The Noninvasive Glucose Sensor will compete with existing invasive glucose sensors. Although the Company believes that the features of the Noninvasive Glucose Sensor, particularly its convenience and the fact that no blood samples are required, will compete favorably with existing invasive glucose sensors, there can be no assurance that the Noninvasive Glucose Sensor will compete successfully. Most currently available invasive glucose sensors yield accuracy levels of plus or minus 25% to 30%, range in price from $80 to $200, not including monthly costs for disposable supplies and accessories, and are produced and marketed by eight to ten sizable companies. Those companies include Miles Laboratories, Inc., Boehringer Mannheim Diagnostics, and Lifescan (an affiliate of Johnson & Johnson).

Such companies have established marketing and sales forces, and represent established entities in the industry. Certain of the Company's competitors (including their corporate or joint venture partners or affiliates) currently marketing invasive glucose sensors have substantially greater financial, technical, marketing and other resources and expertise than Diasense, and may have other competitive advantages over Diasense (based on any one or more competitive factors such as accuracy, convenience, features, price or brand loyalty). Additionally, competitors marketing existing invasive glucose sensors may from time to time improve or refine their products (or otherwise make them more price competitive) so as to enhance their marketing competitiveness relative to the Company's Noninvasive Glucose Sensor.
Accordingly, there can be no assurance that the product, or Diasense as marketer for the Noninvasive Glucose Sensor, will be able to compete favorably with such competition.

In addition to the invasive glucose sensors discussed above, there exist invasive sensors, such as the Yellow Springs Sensor (the "Clinical Sensors") which the Company believes achieve accuracy levels within 30 minutes which are within plus or minus 3% of actual glucose levels. The Company will also compete with this technology, which is relatively non-portable and bears a price of approximately $8,000. The Clinical Sensors are presently used almost exclusively by hospitals and other institutions, and, like all invasive sensors, still require repeated blood samples. It is anticipated that the Company will also face competition from the Clinical Sensors, at least in some markets. For example, certain institutions that might otherwise purchase Diasense's products may decide to continue to use the Clinical Sensors, whether due to the superior accuracy levels of that sensor or institutional or historical bias, despite what Diasense believes will be the superior convenience and cost factors of the Noninvasive Glucose Sensor.

The Company faces more direct competition from other companies who are currently researching and developing noninvasive glucose sensors. The Company has very limited knowledge as to the stage of development of these sensors; however, should another company successfully develop a noninvasive glucose sensor, achieve FDA approval, and reach the market prior to the Company, it would have an adverse effect upon the Company's ability to market its sensor.

The companies which are currently engaged in the research and/or development of noninvasive glucose sensors include the following:
Rio Grande Medical Technology ("Rio Grande"), which is working with the University of New Mexico, CME Telemetrix, Inc. ("CME"), Cygnus, Inc. ("Cygnus"), Technical Chemicals and Products, Inc. ("TCPI"); Samsung Fine Chemicals ("SFC") and SpectRX. Although the Company is not aware, there may be other companies engaged in similar research and development. The named companies, and others, may be further along in their development than the Company is aware, and may have access to capital and other resources which would give them a competitive advantage over the Company. The following is a summary of the Company's current knowledge regarding the companies listed.

Rio Grande, formerly associated with Sandia, is affiliated with the University of New Mexico, continues to develop its noninvasive glucose sensor based on infrared spectroscopy and using near-infrared light. To the best knowledge of the Company, no submission have been made to the FDA in connection with this
device.   CME, a Canadian company is developing a device which
claims to measure glucose noninvasively via a finger receptacle. Testing has been conducted in Canada and the U.S.; however, no approval has been received to sell the device in Canada, and no FDA submission has been made to date. Cygnus has disclosed that it is developing a "GlucoWatch", which it claims periodically directs an electrical current into the diabetic in order to monitor glucose levels. Cygnus, has not yet submitted its device for FDA scrutiny and, to the best of the Companies' knowledge, must complete additional clinical trials prior to applying for FDA
approval to market the device.   Cygnus' latest reports indicate
that its plans make a submission for FDA approval have been further delayed until late 1998. TCPI recently announced that it began clinical studies of its system to correlate interstitial glucose fluid data with various blood glucose; although TCPI claims that its technology is noninvasive, it utilizes electronic charges to penetrate the skin and draw fluid from the body. SFC, a Korean company, announced in February that it had developed a hand-held device which the company claims measures glucose using an electromagnetic radiant ray (which management believes is a laser similar to the TCPI technology) to measure glucose. SFC's announcement stated that marketing would be limited to Korea and other parts of Asia, and would begin in mid-1988 pending government approvals. SpectRX, which is funded by Abbott Laboratories, also uses lasers to penetrate the skin and measure interstitial fluids; like the TCPI and SFC devices, it claims to be noninvasive; however, body fluids are drawn from the body via lasers.

Certain organizations are also actively engaged in researching and developing technologies that may regulate the use or production of insulin or otherwise affect or cure the underlying causes of diabetes. Diasense is not aware of any new or anticipated technology that would effectively render the Noninvasive Glucose Sensor obsolete or otherwise not marketable as currently contemplated. However, there can be no assurance that future technological developments or products will not make the Noninvasive Glucose Sensor significantly less competitive or, in the case of the discovery of a cure for diabetes, even effectively obsolete.

GOVERNMENT REGULATIONS

Since most of the Company's products are "medical devices" as defined by the Federal Food, Drug and Cosmetic Act, as amended (the "Act"), they are subject to the regulatory authority of the FDA. The FDA regulates the testing, marketing and registration of new medical devices, in addition to regulating manufacturing practices, labeling and record keeping procedures. The FDA can subject the Company to inspections of its facilities and operations and may also audit its record keeping procedures at any time. The FDA's Good Manufacturing Practices for Medical Devices specifies various requirements for BICO's manufacturing processes and maintenance of certain records.

In March 1993, the FDA announced that it intends to take steps to enhance its review and approval procedures and guidelines relating to the testing of medical devices, including imposing a higher standard of proof on medical devices that might pose potential health risks. BICO is unable to determine at this time whether such action may have a material adverse effect on the approval by the FDA of the Noninvasive Glucose Sensor, the WBH delivery system, any other product, or on BICO's business generally. The extent of federal, state, local or foreign governmental regulations that might result from any future legislation or administrative action, and the impact of any such action on BICO's products or business, cannot be accurately determined.

Noninvasive Glucose Sensor

Because the Noninvasive Glucose Sensor is subject to regulation by the FDA, the Company will be required to meet applicable FDA requirements prior to marketing the device in the United States. These requirements include clinical testing, which must be supervised by the IRBs of chosen hospitals. Clinical testing began on the Noninvasive Glucose Sensor in May 1993 (See, "Current Status of the Noninvasive Glucose Sensor"). The clinical trials have been conducted based on a determination by the Company and the IRBs that the device is a "non-significant risk" device, thus obviating the need for an Investigational Device Exemption ("IDE") filing with the FDA. Should any of the IRBs determine, and are successful in convincing the FDA, that the device is a "significant risk" device, the Company would be required to submit an IDE filing to the FDA. Such filing would result in material delays and expenses for the Company, and a resulting significant delay in the completion, marketing and sale of the Noninvasive Glucose Sensor. To date, neither the IRBs nor the FDA have informed the Company that they are of the opinion that the device is a "significant risk" device.

BICO may conclude clinical testing on any device at any point at which it believes additional data is not necessary for inclusion in the 510(k) Notification. Such notification will include a detailed description of the prototype and data produced during clinical trials. The 510(k) Notification review by the FDA involves a substantial period of time, and requests for additional information and clinical data will require additional time. There can be no assurance that the 510(k) Notification will ultimately be approved, or when it will be approved.

The 510(k) Notification filed by the Company for the Diasensorr 1000 indicated that the device is "substantially equivalent" to similar existing devices, namely invasive glucose sensors. In connection with its review of the Company's 510(k) Notification, the FDA will determine whether the device is "substantially equivalent" to a similar existing device based upon the following factors: (i) whether the device has the same "intended use" as an existing device; and (ii) whether the device has the same technological characteristics as the existing device, unless the different technological characteristics do not adversely affect its safety and effectiveness. Although the Company and the IRBs believe that the Noninvasive Glucose Sensor satisfies those requirements, thus qualifying for a 510(k) Notification, there can be no assurance that the FDA will agree. Although its correspondence with the Company appears to indicate that the FDA believes that the 510(k) Notification is the appropriate filing for the Diasensorr 1000, should the FDA determine that the device is not "substantially equivalent" to an existing device, or refuse to approve the 510(k) Notification for any reason, the Company would be required to submit to the FDA's full pre-market approval process, which would require additional testing, and result in significant delays and increased expenses. The FDA's pre-market approval process is more extensive, time-consuming and will result in increased research and development expenses, while delaying the time period in which BICO and Diasense could begin manufacturing and marketing the product.

The time elapsed between the completion of clinical testing at IRBs and the grant of marketing approval by the FDA is uncertain, and no assurance can be given that approval to market the Noninvasive Glucose Sensor will ultimately be obtained. In addition, delays or rejections may be encountered based upon changes in the FDA's regulatory policies during the period of research and development and the FDA's review.

The Company may also be required to comply with the same regulatory requirements prior to introducing the Diasensorr 2000, or other models of the Noninvasive Glucose Sensor, to the market. Any changes in FDA procedures or requirements will require corresponding changes in the Company's obligations in order to maintain compliance with FDA standards. Such changes may result in additional delays or increased expenses.

BICO's products may also be subject to foreign regulatory approval prior to any sales.

The FDA's Good Manufacturing Practices for Medical Devices specifies various requirements for BICO's manufacturing processes and maintenance of certain records.

Whole-Body Extracorporeal Hyperthermia

HemoCleanse has received FDA approval of its Form 510(k) Notification in connection with the use of the BioLogic-DT model, which is used in drug detoxification procedures. However, the 510(k) Notification process, which is intended to be a shorter, less complex FDA procedure as compared to a full Pre-Market Approval process, may not be available for the ThermoChem System model which is used in the hyperthermia project. IDT and HemoCleanse continuing to hold discussions with the FDA regarding the number of patients which must be treated with the ThermoChem System before the FDA will accept an application to market the delivery system in the U.S., and the such companies have retained a biostatistician to assist them in making that determination.
The Company believes, based on the federal government's statements regarding the priority treatment to be afforded to drugs and procedures in connection with the treatment of HIV and AIDS, that its FDA application, in whatever form, may receive expedited review. If either a Pre-Market Approval application or a 510(k) Notification is approved by the FDA, it would allow IDT to market the device.

Although the federal government has publicly stated that experimental drugs and procedures in connection with the treatment of HIV will receive priority treatment, there can be no assurances that any future 510(k) Notifications, Pre-Market Approval applications, or IDEs will obtain FDA approval. Without FDA approval, the delivery system cannot be used or marketed in the United States.

Bioremediation

The Company's bioremediation project will be supervised by NETAC, a private group endorsed and supervised by the EPA and the Pennsylvania Department of Environmental Resources. In addition, each state in which the bioremediation products are used will apply its own environmental regulations to the use and sale of the products.


HUMAN RESOURCES

As of October 31, 1998, the Company and its subsidiaries had 83 full-time employees who were located primarily in either the Indiana or Pittsburgh locations. Due to its cash flow problems during 1998, the Company was compelled to lay off certain employees; other employees resigned.

The Company has employment contracts with some of its non-officer employees, most of whom are scientists and engineers employed in the Company's research and development operations. Such contracts are typically for terms of five years and contain confidentiality provisions. The Company also employs consultants as needed; some of the consultants are employed pursuant to consulting contracts which contain confidentiality provisions.

Properties

The Company's research and development operations are located in a 20,000 square foot one-story building at 300 Indian Springs Road, Indiana, Pennsylvania. This facility contains sufficient additional space to accommodate the Company's projected operations through 1998, except for its manufacturing space which is described below. The building is leased by the Company from the 300 Indian Springs Road Real Estate Partnership (the "Partnership"). The lease period is 20 years and runs concurrently for ten years with a mortgage arranged by the Partnership at a stated amount of rent. At the end of ten years, the amount of rent paid by the Company is subject to renegotiation, based on refinancing of a balloon payment due on the mortgage, unless the mortgage has been satisfied by the
Partnership.   In addition to rent, the Company pays all taxes,
utilities, insurance, and other expenses related to its operations at that location (See, "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS").

In September 1992, BICO entered into a ten-year lease agreement with the Indiana County Board of Commissioners for 22,500 square feet of space which BICO plans to use for the manufacture of the
Noninvasive Glucose Sensor, once developed.   The facility,
comprised of 22,500 square feet, has been reconfigured to BICO's specifications, and the machinery and equipment necessary to manufacture have been ordered.

In addition, the Company made arrangements with Indiana County Commerce Park, the location of the manufacturing facility, for an additional 32,250 square feet of manufacturing space. Due to the Company's cash flow problems during 1998, Indiana County filed a judgment against the Company in connection with past due payments on this additional space, which had been leased for expansion purposes. The Comany has vacated such space in return for the leaseholder's agreement to forebear from taking action on the judgment at this time.

                         LEGAL PROCEEDINGS


During April 1998, the Company and its affiliates were served with subpoenas by the U.S. Attorneys' office for the U.S. District Court for the Western District of Pennsylvania. The subpoenas requested certain corporate, financial and scientific documents and the Company continues to provide documents in response to such requests.

On April 30, 1996, a class action lawsuit was filed against the Company, Diasense, Inc., and individual officers and directors. The suit, captioned Walsingham v. Biocontrol Technology,etal., has been certified as a class action, and is pending in the U.S. District Court for the Western District of Pennsylvania. The suit alleges misleading disclosures in connection with the Noninvasive Glucose Sensor and other related activities. By mutual agreement of the parties, the suit remains in the pre-trial pleading stage, and the Company is unable to determine the outcome or its impact upon the Company at this time.

The Company had leased space in two locations in Indiana County for its manufacturing facilities. One space, which has been upgraded with leasehold improvements, is still being used for manufacturing of the Noninvasive Glucose Sensor. The other space, which had been leased as expansion space, was the subject of a judgment proceeding. The Company has given up possession of its expansion space in Indiana County in response to the filing of a judgment for nonpayment of lease fees. In return for possession of the space, the leaseholder had agreed not to pursue any action on the judgment at this time.

                 DIRECTORS AND EXECUTIVE OFFICERS

Name               Age            Since          Position

David L. Purdy      70            1972      President, Chairman of the
                                            Board, Treasurer, Director
Fred E. Cooper      52            1989      Chief Executive, Officer,
                                            Executive Vice President, Director
Anthony J. Feola    50            1990      Senior Vice President, Director
Glenn Keeling       47            1991      Vice President, Director
Stan Cottrell       55            1998      Director
Paul W. Stagg       51            1998      Director
______________________________

DAVID L. PURDY, 70 is President, Chairman of the Board, Treasurer and a director of the Company. Mr. Purdy has been a director and Chairman of the Board since its organization in 1972 and is considered the organizer and founder of the Company; he devotes 60% of his time to the business of the Company, and 40% of his time to Diasense. He has also served as President of the Company from 1972 through December 1990, with the exception of five months in 1980, when he served as Chairman and full-time Program Director of the Company's implantable medicine dispensing device program with St. Jude Medical, Inc., and from October 1, 1987 through July 15, 1988, when he served as Chairman and Director of Research and Development for the Company. Prior to founding the Company, he was employed by various companies in the medical technology field, including Arco Medical, Inc. Mr. Purdy is also an officer and director of Diasense and Coraflex.

FRED E. COOPER, 52, is the Chief Executive Officer, Executive Vice President and a director of the Company; he devotes approximately 60% of his time to the business of the Company, and 40% to Diasense. Prior to joining the Company, Mr. Cooper co-founded Equitable Financial Management, Inc. of Pittsburgh, PA, a company in which he served as Executive Vice President until his resignation and divestiture of ownership in August 1990. In 1972, Mr. Cooper founded Cooper Leasing Corp., Pittsburgh, Pennsylvania,
a company specializing in equipment and venture financing.   Mr.
Cooper was appointed Chief Executive Officer in January 1990. He is also an officer and director of Diasense, and a director of Petrol Rem and Coraflex.

ANTHONY J. FEOLA, 50, rejoined the Company as its Senior Vice President in April, 1994, after serving as Diasense's Vice President of Marketing and Sales from January, 1992 until April, 1994. Prior to January, 1992, he was the Company's Vice President of Marketing and Sales. Prior to joining the Company in November 1989, Mr. Feola was Vice President and Chief Operating Officer with Gateway Broadcasting in Pittsburgh in 1989, and National Sales Manager for Westinghouse Corporation, also in Pittsburgh, from 1980 until 1989. He was elected a director of the Company in February 1990, and also serves as a director of Diasense, Coraflex and Petrol Rem.

GLENN KEELING, 47, joined the Board of Directors in April 1991. Mr. Keeling currently is a full-time employee of BICO in the position of Vice President of Marketing; his primary responsibilities during 1994 through 1997 have been the management and operation of IDT's Whole-Body Extracorporeal Hyperthermia project. From 1976 through 1991, he was a Vice President in charge of new business development at Equitable Financial Management, Inc., a regional equipment lessor. His responsibilities included initial contacts with banks and investment firms to open new lines of business referrals in connection with financing large equipment transactions. He is also President and a director of IDT.

STAN COTTRELL, 55, was appointed to the Board of Directors in 1998. Mr. Cottrell is the Chairman and Founder of Cottrell Associates International, Inc., which provides international business development, brokerage, specialty marketing and promotional services. He is a former director of marketing for Inhalation Therapy Services and was employed by Boehringer Ingelheim, Ltd. as a national product manager. Mr. Cottrell is a world ultra-distance runner and the author of several books.

PAUL W. STAGG, 51, was appointed to the Board of Directors in 1998. Mr. Stagg is the marketing manager for the Wholesale Division of First Financial Resources, Inc., where he is responsible for marketing, underwriting, supervising and coordinating various types of financing for institutional investors. Prior to his current position, he was District Distributor of Marketing for Ginger Mae, a division of United Companies of Baton Rouge, LA.

Pursuant to the disclosure requirements of Item 405 of Regulation S-K regarding timely filings required by Section 16(a) of the Securities and Exchange Act, the Company represents the following. Based solely on its review of copies of forms received and written representations from certain reporting persons, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with applicable filing requirements.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Relationships

The Board of Directors of the Company approved employment agreements on November 1, 1994 for its officers, David L. Purdy,
Fred E. Cooper, Anthony J. Feola and Glenn Keeling  (See
"Employment Agreements").

David L. Purdy, President, Treasurer and a director of the Company, is a director of Diasense and Coraflex. He is also the chairman and Chief Scientist of Diasense, and the President and Treasurer of Coraflex. Mr. Purdy devotes 60% of his time to BICO, and 40% to Diasense. In addition to his salary paid by BICO, Mr. Purdy was paid $87,500 and $100,000 by Diasense in 1997 and 1996, respectively. Fred E. Cooper, Chief Executive Officer, Executive Vice President and a director of the Company, is a director of Diasense, Coraflex, Petrol Rem, and Barnacle Ban. He is also the President of Diasense, and Barnacle Ban. Mr. Cooper devotes approximately 60% of his time to BICO and 40% to Diasense. In addition to his salary and bonus paid by BICO, he was paid $150,000 by Diasense in 1996 and 1997. Anthony J. Feola, Senior Vice President and a director of the Company, is also a director
of Diasense, Coraflex, Petrol Rem, and Barnacle Ban.   Glenn
Keeling, Vice President and a director of the Company, was employed on January 1, 1992 as BICO's manager of product
development.   Mr. Keeling is also the President and a director of
IDT.   Gary Keeling, the brother of Glenn Keeling, resigned as an officer and director of Diasense in August, 1997.

Property

Three of the Company's current executive officers and/or directors and two former directors of the Company are members of the nine-member 300 Indian Springs Road Real Estate Partnership (the "Partnership") which in July 1990, purchased the Company's real estate in Indiana, Pennsylvania, and each has personally guaranteed the payment of lease obligations to the bank providing
the funding.   The five members of the Partnership who are also
current or former officers and/or directors of the Company, David
L. Purdy, Fred E. Cooper, Glenn Keeling, Jack H. Onorato and C. Terry Adkins, each received warrants on June 29, 1990 to purchase 100,000 shares of the Company's common stock at an exercise price of $.33 per share until June 29, 1995 (those warrants still outstanding as of the original expiration date were extended until June 29, 1998). Mr. Adkins, who was a director at the time of the transaction, resigned from the Board of Directors on March 30, 1992. Mr. Keeling, who was not a director at the time of the
transaction, joined the Board of Directors on May 3, 1991.   Mr.
Onorato, who was not a director at the time of the transaction, was a BICO director from September 1992 until April 1994.

In all instances where warrants were issued in connection with the transactions set forth above, the exercise price of the warrants was equal to or above the current quoted market price of the Company's common stock on the date of issuance.

In April 1992, Diasense purchased an office condominium located at the Bourse Office Park, Virginia Manor, Building 2500, Second Floor, Pittsburgh, Pennsylvania 15220 for $190,000. The Company has entered into a lease with Diasense and pays rent in the amount of $3,544 per month, plus one-half of the utilities.

Warrants

The following paragraphs, along with the notes to the financial statements, include disclosure of the warrants which were granted to executive officers and directors of the Company from 1995 through 1997. These warrants were accounted for in accordance with Accounting Principles Board Opinion 25 (based on the spread, if any, between the exercise price and the quoted market price of the stock on the date that the warrants were granted). No value was recorded for these warrants since they were all granted at exercise prices which were equal to or above the current quoted market price of the stock on the date issued (See, Note J to the Financial Statements). In 1995 and 1996, the Company extended warrants granted in 1990 and 1991, which were scheduled to expire in 1995 and 1996, until 1998-2000. Because the exercise price of the warrants, which remained unchanged, was less than the market price of the common stock on the dates of the extensions, charges were made against operations (See, "MANAGEMENT'S DISCUSSION AND ANALYSIS", and Note J to the Financial Statements).

On August 26, 1996, the Board of Directors approved the granting of warrants to purchase 100,000 shares of common stock at $1.48 per share to Glenn Keeling, an officer and director of the Company.

Loans

On October 1, 1990, the Board of Directors approved a $75,000 loan from the Company to Fred E. Cooper. Mr. Cooper signed a promissory note promising to pay the principal amount plus twelve percent (12%) simple interest. Mr. Cooper repaid $66,500 of the
$75,000 principal balance during 1991.   During 1991, the Company
granted loans to Fred E. Cooper in the aggregate amount of $57,400. Mr. Cooper signed promissory notes promising to pay the principal amounts upon demand plus ten percent (10%) simple interest. In January 1992, the Company granted a loan to Fred E. Cooper in the amount of $25,000. Mr. Cooper signed a promissory note promising to pay the principal amount upon demand plus ten percent (10%) simple interest. In 1997, the Companies granted loans to Fred E. Cooper aggregating $158,000; Mr. Cooper signed promissory notes promising to pay the principal amounts upon demand plus 8.25% simple interest. In 1998, the Company granted loans to Fred E. Cooper aggregating $275,000; Mr. Cooper signed a promissory note promising to pay the principal amount upon demand plus 8.25% simple interest. Except for the joint liability set forth below, the aggregate balance of the loans as of October 31, 1998, including accrued interest, was $ 625,982.

In November 1997, the Companies granted a loan to Anthony J. Feola in the amount of $50,000. Mr. Feola signed a promissory note promising to pay the principal amount upon demand plus 8.25% simple interest. In February 1998, the Company granted a loan to Anthony J. Feola in the amount of $185,000. Mr. Feola signed a promissory note promising to pay the principal upon demand plus 8.25% simple interest. Except for the joint liability set forth below, the aggregate balance of the loans as of October 31, 1998, including accrued interest, was $ 249,979.

In December 1991, the Company granted a loan to Glenn Keeling in the amount of $5,000. Mr. Keeling signed a Promissory Note promising to pay the principal amount upon demand plus ten percent (10%) simple interest. In December 1996, the Company granted a loan to Glenn Keeling in the amount of $50,000. Mr. Keeling signed a promissory note promising to pay the principal amounts upon demand plus 8.25% simple interest. In November, 1997, the Company granted a loan to Glenn Keeling in the amount of $20,000. Mr. Keeling signed a promissory note promising to pay the principal upon demand plus 8.25% simple interest. In February 1998, the Company granted a loan to Glenn Keeling in the amount of $190,000. Mr. Keeling signed a promissory note promising to pay the principal upon demand plus 8.25% simple interest. Except for the joint liability set forth below, the aggregate balance of the loans as of October 31, 1998, including accrued interest, was $ 289,142.

In September 1995, the Company granted a loan in the amount of $250,000 to Allegheny Food Services in the form of a one-year renewable note bearing interest at prime rate as reported by the Wall Street Journal plus one percent (1%). Interest and principal payments have been made on the note, and as of October 31, 1998, the balance was $200,000. Joseph Kondisko, a former director of Diasense, is a principal owner of Allegheny Food Services.
Each of the loans made to officers or directors and their affiliates was made for a bona fide business purpose. All future loans to officers, directors and their affiliates will be made for bona fide business purposes only.


Intercompany Agreements

Management of the Company believes that the agreements between BICO and Diasense, which are summarized below, were based upon terms which were as favorable as those which may have been available in comparable transactions with third parties. However no unaffiliated third party was retained to determine independently the fairness of such transactions.

License and Marketing Agreement. Diasense acquired the exclusive marketing rights for the Noninvasive Glucose Sensor and related products and services from BICO in August 1989 in exchange for 8,000,000 shares of its common stock. That agreement was canceled pursuant to a Cancellation Agreement dated November 18, 1991, and superseded by a Purchase Agreement dated November 18, 1991. The Cancellation Agreement provides that BICO will retain the 8,000,000 shares of Diasense common stock which BICO received pursuant to the License and Marketing Agreement.

Purchase Agreement. BICO and Diasense entered into a Purchase Agreement dated November 18, 1991 whereby BICO conveyed to Diasense its entire right, title and interest in the Noninvasive Glucose Sensor and its development, including its extensive knowledge, technology and proprietary information. Such conveyance includes BICO's patent received in December 1991.

In consideration of the conveyance of its entire right in the Noninvasive Glucose Sensor and its development, BICO received $2,000,000. In addition, Diasense may endeavor, at its own expense, to obtain patents on other inventions relating to the Noninvasive Glucose Sensor. Diasense also guaranteed BICO the right to use such patented technology in the development of BICO's proposed implantable closed-loop system, a related system in the early stages of development.

In December 1992, BICO and Diasense executed an amendment to the Purchase Agreement which clarified terms of the Purchase Agreement. The amendment defines "Sensors" to include all devices for the noninvasive detection of analytes in mammals or in other biological materials. In addition, the amendment provides for a royalty to be paid to Diasense in connection with any sales by BICO of its proposed closed-loop system.

Research and Development ("R&D") Agreement. Diasense and BICO entered into an agreement dated January 20, 1992 in connection with the research and development of the Noninvasive Glucose Sensor. Pursuant to the agreement, BICO will continue the development of the Noninvasive Glucose Sensor, including the fabrication of prototypes, the performance of clinical trials, and the submission to the FDA of all necessary applications in order to obtain market approval for the Noninvasive Glucose Sensor.
BICO will also manufacture the models of the Noninvasive Glucose Sensor to be delivered to Diasense for sale (See, "Manufacturing Agreement"). Upon the delivery of the completed models, the research and development phase of the Noninvasive Glucose Sensor will be deemed complete.

Diasense has agreed to pay BICO $100,000 per month for indirect costs beginning April 1, 1992, during the 15 year term of the agreement, plus all direct costs, including labor. BICO also received a first right of refusal for any program undertaken to develop, refine or improve the Noninvasive Glucose Sensor, and for the development of other related products. In July 1995, BICO and Diasense agreed to suspend billings, accruals of amounts due and payments pursuant to the R&D Agreement pending the FDA's review of the Sensor.

Manufacturing Agreement. BICO and Diasense entered into an agreement dated January 20, 1992, whereby BICO will act as the exclusive manufacturer of the Noninvasive Glucose Sensor and other related products. Diasense will provide BICO with purchase orders for the products and will endeavor to provide projections of future quantities needed. The original Manufacturing Agreement called for the products to be manufactured and sold at a price to be determined in accordance with the following formula: Cost of Goods (including actual or 275% of overhead, whichever is lower) plus a fee of 30% of Cost of Goods. In July 1994, the formula was amended to be as follows: Costs of Goods Sold (defined as BICO's aggregate cost of materials, labor and associated manufacturing overhead) + a fee equal to one third (1/3) of the difference between the Cost of Goods Sold and Diasense's sales price of each Sensor. Diasense's sales price of each Sensor is defined as the price paid by any purchaser, whether retail or wholesale, directly to Diasense for each Sensor. Subject to certain restrictions, BICO may assign its manufacturing rights to a subcontractor with Diasense's written approval. The term of the agreement is fifteen years.

                      EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995, of those persons who were, at December 31, 1997 (i) the Chief Executive Officer, and (ii) the other most highly compensated executive officers of the Company whose remuneration exceeded $100,000 (the "Named Executives").

                    SUMMARY COMPENSATION TABLE
           YEARS ENDED DECEMBER 31, 1997, 1996, and 1995

                                                            (1)Long Term
          Annual   Compensation                                Compensation

Name and    Year  Salary($)  Bonus($)   (2)Other($)    Awards      (2)All Other
Principal                                              Securities  Compensation
Position                                               Underlying
                                                       Warrants(#)

David L.    1997  $241,667   $    0       $    0          -0-        $     0
Purdy,      1996  $400,000   $    0       $    0          -0-        $     0
President,
Treasurer(4)1995  $400,000   $    0       $    0       820,000(3)    $     0

Fred E.     1997  $592,000   $    0       $    0          -0-        $     0
Cooper,
CEO (5)     1996  $592,000   $    0       $    0          -0-        $     0
            1995  $480,000   $    0       $    0       575,000(3)    $     0

Anthony J.  1997  $300,000   $    0       $    0          -0-        $     0
Feola, Sr.  1996  $300,000   $    0       $    0       350,000(3)    $     0
Vice Pres.  1995  $250,000   $ 93,125     $    0       200,000(3)    $     0
(6)

Glenn     1997    $200,000   $    0       $    0          -0-        $     0
Keeling,  1996    $200,000   $    0       $    0       100,000(8)    $     0
VP (7)    1995    $175,000   $    0       $    0          -0-        $     0


  (1) The Company does not currently have a Long-Term Incentive Plan ("LTIP"), and no payouts were made pursuant to any LTIP during the years 1997, 1996, or 1995. The Company did not award any restricted stock to th e Named Executives during any year, including the years 1997, 1996 or 1995. The Company did not award any warrants, options or Stock Appreciation Rights ("SARs") to the Named Executives during the years ended December
       31, 1997, 1996 or 1995; however, the Company did extend warrants owned by the Named Executives, which would have expired during 1995 and 1996 (See Note 3, below). The Company has no retirement, pension or profit-sharing programs for the benefit of its directors, officers or other employees.

  (2) During the year ended December 31, 1997, the Named Executives received medical benefits under the Company's group insurance policy, including disability and life insurance benefits.
       The aggregate amount of all perquisite compensation was less than 10% of the total annual salary and bonus reported for each Named Executive.

  (3) During 1995 and 1996, the Company extended warrants previously issued to the Named Executives which would have otherwise expired. Although the extensions were in connection with warrants already held by the Named Executives, they are shown in the table set forth above as "awards" for executive compensation disclosure purposes because at the time of the extension, the exercise price of the warrants (which remained unchanged) was less than the"market price" of the common stock.

  (4) In November, 1994, Mr. Purdy's employment agreement was renegotiated to provide for an annual salary of $250,000 effective November 1, 1994 through October 31, 1999. All other terms of the contract remained substantially the same (See, "Employment Agreements"). During 1995,
       Mr. Purdy's salary was increased by $50,000. In 1997, 1996 and 1995,
       Mr. Purdy was paid $87,500; $100,000 and $100,000 by Diasense. Mr.
       Purdy is paid a salary by the Company based upon his employment contract. Amounts paid to Mr. Purdy by Diasense are determined by the Diasense Board of Directors based upon services performed on its behalf.

  (5) In November, 1994, Mr. Cooper's employment agreement was renegotiated to provide for an annual salary of $250,000 effective November 1, 1994 through October 31, 1999. All other terms of the contract remained substantially the same (See, "Employment Agreements"). In addition, in 1997, 1996 and 1995, Mr. Cooper was paid $96,000; $96,000; and $40,000 respectively by both Petrol Rem and IDT, both of which are subsidiaries of BICO. In 1997, 1996, and 1995, Mr. Cooper was paid $150,000 in salary by Diasense. Mr. Cooper is paid a salary by the Company based upon his employment agreement. Amounts paid to Mr. Cooper by Diasense, Petrol Rem and IDT are determined by the Boards of Directors of those companies based upon services performed on their behalf.

  (6)  In April, 1994, Mr. Feola's employment agreement with
       Diasense was assigned to BICO when he left Diasense to rejoin
       BICO as its Senior Vice President.  In November, 1994,  Mr.
       Feola's employment agreement was renegotiated, provides for an annual salary of $200,000 and is effective November 1, 1994 through October 31, 1999. All other terms of the contract remained substantially the same (See, "Employment Agreements"). During
       1996 and 1995, Mr. Feola's salary was increased by $50,000 per year.

  (7) In November, 1994, Mr. Keeling entered into an employment agreement with the Company which provides for an annual salary of $150,000 effective November 1, 1994 through October 31, 1999 (See, "Employment Agreements"). During 1996 and 1995, Mr. Keeling's salary was increased by $25,000 per year.

  (8) On August 26, 1996, Mr. Keeling was granted warrants to purchase 100,000 shares of the Company's common stock at a price of $1.48 per share (the market price as of that date) until August 26, 2001.


            Option/Warrant/SAR Grants in Last Fiscal Year

No options, warrants or SARs were granted or extended to the Named Executives during 1997.

    AGGREGATED OPTION/WARRANT/SAR EXERCISES IN LAST FISCAL YEAR
        AND FISCAL YEAR-END OPTION/WARRANT/SAR VALUE TABLE

                                        Number of          Value of
                                        Securities         Unexercised
                                        Underlying         In-the-Money
                                        Unexercised        Options/SARs
                                        Options/SARs       at 12/31/97($)
                                        at 12/31/97(#)
     Name           Shares    Value     Exercisable/       Exercisable/
                    Acquired  Realized  Unexerciseable(3)  Unexercisable(4)
                    on        ($)(2)
                    Exercise
                    (#)(1)

    David L.       52,800    $ 8,239       767,200           $    0
    Purdy            (5)       (6)           (7)                 (13)

    Fred E.       100,000    $33,440       300,000           $    0
    Cooper           (8)       (9)          (10)                 (13)

    Anthony J.        0      $  0          550,000           $    0
    Feola                                   (11)                 (13)

    Glenn             0      $  0          100,000           $    0
    Keeling                                 (12)                 (13)
__________________

(1) This figure represents the number of shares of common stock acquired by each named executive officer upon the exercise of warrants.

(2) The value realized of the warrants exercised was computed by determining the spread between the market value of the underlying securities at the time of exercise minus the exercise price of the warrant.

(3) All warrants held by the Named Executives are currently exercisable.

(4) The value of unexercised warrants was computed by subtracting the exercise price of the outstanding warrants from the closing sales price of the Company's common stock on December 31, 1997 as reported by Nasdaq ($.1875).

(5) During the year ended December 31, 1997, Mr. Purdy exercised warrants to purchase 52,800 shares of common stock at $.25 per share.

(6) The closing sales price as reported by Nasdaq on May 1, 1997, the date of the warrant exercise set forth in note (5) was $.406 per share.

(7) Includes warrants to purchase: 187,200 shares of common stock at $.25 per share until April 24, 1995 (extended until April 24, 1998); 500,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1, 1998); and 80,000 shares of common stock at $.33 per share until June 29, 1995 (extended until June 29, 1998) (See, "Warrants").

(8) During year ended December 31, 1997, Mr. Cooper exercised warrants to purchase 100,000 shares of common stock at $.25 per share.

(9) The closing sales price as reported by Nasdaq on April 21, 1997, the date of the warrant exercise set forth in note (8), was $.594.

(10) Includes warrants to purchase: 300,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1,
     1998) (See, "Warrants").

(11) Includes warrants to purchase: 100,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1, 1998); 100,000 shares of common stock at $.25 per share until November 26, 1995 (extended until November 26, 1998); and 350,000 shares of common stock at $.50 per share until October 11, 1996 (extended until October 11, 1999) (See, "Warrants").

(12) Includes warrants to purchase: 100,000 shares of common stock at $1.48 per share until August 26, 2001.

(13) Because the market price as of December 31, 1997 was less than the exercise price of the warrants, such warrants were not "in-the-money".

Employment Agreements

BICO has entered into employment agreements (the "Agreements") with its Named Executives Fred E. Cooper, David L. Purdy, Anthony
J. Feola and Glenn Keeling effective November 1, 1994, pursuant to which they are currently entitled to receive annual salaries of $250,000, $300,000, $300,000 and $200,000 respectively, which are subject to review and adjustment. The initial term of the Agreements with Messrs. Cooper and Purdy expires on October 31, 1999, and continues thereafter for additional three-year terms unless any of the parties give proper notice of non-renewal. The initial term of the Agreements with Messrs. Feola and Keeling expires on October 31, 1999, and continues thereafter for additional two-year terms unless either of the parties give proper notice of non-renewal. The Agreements also provide that in the event of a "change of control" of BICO, BICO is required to issue the following shares of common stock, represented by a percentage of the outstanding shares of common stock of the Company immediately after the change in control: five percent (5%) to Mr. Cooper and Mr. Purdy; four percent (4%) to Mr. Feola; and three percent (3%) to Mr. Keeling. In general, a "change of control" is deemed to occur for purposes of the Agreements (i) when 20% or more of BICO's outstanding voting stock is acquired by any person,
(ii) when one-third (1/3) or more of BICO's directors are not Continuing Directors (as defined in the Agreement), or (iii) when a controlling influence over the management or policies of BICO is exercised by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In addition, in the event of a change in control within the term of the Agreements or within one year thereafter, Messrs. Cooper, Purdy, Feola and Keeling are entitled to receive severance payments in amounts equal to: 100% of their most recent annual salary for the first three years following termination; 50% of their most recent annual salary for the next two years; and 25% of their most recent salary for the next five years. BICO is also required to continue medical insurance coverage for Messrs. Cooper, Purdy, Feola and Keeling and their families during such periods. Such severance payments will terminate in the event of the employee's death.

In the event that either Mr. Purdy or Mr. Cooper becomes disabled, as defined in their Agreements, he will be entitled to the following payments, in lieu of salary, such payments to be reduced by any amount paid directly to him pursuant to a disability insurance policy provided by the Company or its affiliates: 100% of his most recent annual salary for the first three years; and
70% of his most recent salary for the next two years. In the event that either Mr. Feola or Mr. Keeling becomes disabled, as defined in their Agreements, he will be entitled to the following payments, in lieu of salary, such payments to be reduced by any amount paid directly to him pursuant to a disability insurance policy provided by the Company or its affiliates: 100% of his most recent annual salary for the first year; and 70% of his most recent salary for the second year.

The Agreements also generally restrict the disclosure of certain confidential information obtained by Messrs. Cooper, Purdy, Feola and Keeling during the term of the Agreements and restricts them from competing with BICO for a eriod of one year in specified states following the expiration or termination of the Agreements.

In addition to the Employment Agreements described above, BICO also entered into employment agreements with two of its non-executive officer employees effective November 1, 1994. The terms of such agreements are similar to those described for Messrs. Feola and Keeling above, with the following amendments: the term of one agreement is from November 1, 1994 through October 31, 2002, and is renewable for successive two-year terms; the term of the other agreement is from November 1, 1994 through October 31, 1999, and is renewable for successive two-year terms; in the event of a "change in control", BICO is required to issue both employees shares of common stock equal to two percent (2%) of the outstanding shares of the common stock of the Company immediately after the change in control.


          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT

The following table sets forth the indicated information as of September 30, 1998 with respect to each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock, each director of the Company, and all directors and executive officers of the Company as a group. The table excludes disclosure of entities such as Cede & Co. and other companies which would reflect the ownership of entities who hold stock on behalf of shareholders.

As of September 30, 1998, there were 398,402,428 shares of the Company's common stock outstanding. The first column sets forth the common stock currently owned by each person or group, excluding currently exercisable warrants for the purchase of common stock. The second column sets forth the percentage of the total number of shares of common stock outstanding as of September 30, 1998 owned by each person or group, excluding exercisable warrants. The third column sets forth the total number of shares of common stock which each named person or group has the right to acquire, through the exercise of warrants, within sixty (60) days, plus common stock currently owned. The fourth column sets forth the percentage of the total number of shares of common stock outstanding as of September 30, 1998 which would be owned by each named person or group upon the exercise of all of the warrants held by such person or group together with common stock currently owned, as set forth in the third column. Except as otherwise indicated, each person has the sole power to vote and dispose of each of the shares listed in the columns opposite his name.



                     Amount and Nature                             Percent of
Name and Address of    of Beneficial    Percent of  Ownership with Class with
Beneficial Owner       Ownership(1)      Class (2)   Warrants (3)  Warrants(4)

David L. Purdy (5)       160,000             *          927,200(6)        *
300 Indian Springs Road
Indiana, PA 15701

Fred E. Cooper           776,200             *        1,076,200(7)        *
Building 2500, 2nd Floor
2275 Swallow Hill Rd.
Pittsburgh, PA 15220

Anthony J. Feola         354,000             *          904,000(8)        *
Building 2500, 2nd Floor
2275 Swallow Hill Rd.
Pittsburgh, PA 15220

Glenn Keeling            138,500             *          238,500(9)        *
200 Julrich Drive
McMurray, PA 15317

All directors and      1,428,700             *       3,145,900(10)        *
executive officers
as a group (4 persons)

* Less than one percent
_______________________

(1) Excludes currently exercisable warrants set forth in the third column and detailed in the footnotes below.

(2) Represents current common stock owned by each person, as set forth in the first column, excluding currently exercisable warrants, as a percentage of the total number of shares of common stock outstanding as of September 30, 1998.

(3) Includes ownership of all shares of common stock which each named person or group has the right to acquire, through the exercise of warrants, within sixty (60) days, together with the common stock currently owned.

(4) Represents total number of shares of common stock owned by each person, as set forth in the third column, which each named person or group has the right to acquire, through the exercise of warrants within sixty (60) days, together with common stock currently owned, as a percentage of the total number of shares of common stock outstanding as of September 30, 1998. For computation purposes, the total number of shares of common stock outstanding as of September 30, 1998 has been increased by the number of additional shares which would be outstanding if the person or group owned the number of shares set forth in the third column.

(5)  Does  not include shares held by Mr. Purdy's spouse or  adult
     children.   Mr.  Purdy disclaims any beneficial  interest  to
     shares held by members of his family.

(6) Includes currently exercisable warrants to purchase the following: 187,200 shares of common stock at $.25 per share until April 24, 1995 (extended until April 24, 1998); 80,000 shares of common stock at $.33 per share until June 29, 1995 (extended until June 29, 1998); and 500,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1, 1998) pursuant to Mr. Purdy's previous employment agreement. In addition, Mr. Purdy is entitled to certain shares of Common Stock upon a change of control of BICO as defined in his employment agreement (See, "Employment Agreements").

(7) Includes currently exercisable warrants to purchase the following: 300,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1, 1998) pursuant to Mr. Cooper's previous employment agreement. In addition, Mr. Cooper is entitled to certain shares of Common Stock upon a change of control of BICO as defined in his employment agreement (See, "Employment Agreements").

(8) Includes currently exercisable warrants to purchase the following: 100,000 shares of common stock at $.25 per share until November 26, 1995 (extended until November 26, 1998); 100,000 shares of common stock at $.25 per share until May 1, 1995 (extended until May 1, 1998) pursuant to Mr. Feola's previous employment agreement; and 350,000 shares of common stock at $.50 per share until October 11, 1996 (extended until October 11, 1999). In addition, Mr. Feola is entitled to certain shares of Common Stock upon a change of control of BICO as defined in his employment agreement (See, "Employment Agreements").

(9) Includes currently exercisable warrants to purchase 100,000 shares of common stock at $1.48 per share until August 26, 2001. In addition, Mr. Keeling is entitled to certain shares of Common Stock upon a change of control of BICO as defined in his employment agreement (See, "Employment Agreements").

(10) Includes shares of common stock, including stock currently owned, available under currently exercisable warrants as set forth above.

                     DESCRIPTION OF SECURITIES

      BICO's authorized capital currently consists of 600,000,000 shares of common stock, par value $.10 per share and 500,000 shares of cumulative preferred stock, par value $10.00 per share. As of September 30, 1998, there were 398,302,428 shares of common stock and zero shares of preferred stock outstanding. In addition, there were $3,125,000 of the Company's 4% Convertible Debentures outstanding as of August 31, 1998. In June 1998, the Company's shareholders approved the authorization of an additional 300,000,000 shares of common stock.

Preferred Stock

      The Articles of Incorporation of BICO authorize the issuance of a maximum of 500,000 shares of non-voting cumulative convertible preferred stock, and authorize the Board of Directors of BICO to divide such class of preferred stock into series and to fix and determine the relative rights and preferences of the shares.

      As of August 31, 1998, the Company had no outstanding shares of preferred stock.

Common Stock

      All outstanding shares of the Company's common stock are fully paid and nonassessable. All shares of common stock to be received by holders will be fully paid and nonassessable. All the shares of common stock will be equal to each other with respect to liquidation rights and dividend rights and there are no preemptive rights to purchase any additional shares of common stock. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, but are not entitled to cumulate their votes in the election of directors. Accordingly, the holders of more than 50% of the outstanding common stock voting for the election of directors, could elect the entire slate of the Board of Directors of BICO, and the holders of the remaining common stock would not be able to elect any member to the Board of Directors. As of August 31, 1998, there were 398,402,428 shares of common stock outstanding. In June 1998, the Company's shareholders approved the authorization of an additional 300,000,000 shares of common stock, along with a reverse stock split of a maximum of one for 20, if necessary.

      In the event of liquidation or dissolution of BICO, holders of the common stock are entitled to receive on a pro rata basis all assets of BICO remaining after satisfaction of all liabilities including liquidation preferences granted to holders of the preferred stock of BICO.
Convertible Debentures

      As of September 30, 1998, the Company had outstanding $3,125,000 in Convertible Debentures, which are due between August 14, 1999 and August 31, 1999. The debentures are convertible beginning ninety days from issuance into shares of common stock. As of December 10, the conversion price of the debentures would be approximately $ .075 per share based on a formula which applies a discount to the average market price for the previous week and determined by the holding period. As of December 10, 1998, the number of shares which would be issued upon conversion of all $3.125 million debentures would be approximately
41.5 million shares. The convertible debentures were sold pursuant to Section 4(2) and/or Regulation D, bear a 4% interest rate, are redeemable by the Company at 115% of face value, and are subject to mandatory conversion prior to or upon one year from issuance.

Dividends

      The Company has not paid cash dividends on its common stock or preferred stock (with the exception of a cash dividend on its preferred stock in 1983, and a common stock dividend on its preferred stock in 1988) since its inception, and cash dividends are not presently contemplated at any time in the foreseeable future. The Company anticipates that any excess funds generated from operations in the foreseeable future will be used for working capital and for investment in research and new product development, rather than to pay dividends.

      In accordance with the Company's Articles of Incorporation, cash dividends are restricted under certain circumstances. Holders of common stock are entitled to cash dividends only when and if declared by the Board of Directors out of funds legally available for payment thereof. Any such dividends are subject to the prior right of holders of the Company's preferred stock to receive any accrued but unpaid dividends. Further, common stock dividends may be paid only to the extent the net assets of BICO exceed the liquidation preference of any outstanding preferred stock.

Employment Agreement Provisions Related to Changes in Control

     BICO has entered into agreements (the "Agreements") with Fred
E. Cooper, David L. Purdy, Anthony J. Feola, Glenn Keeling, and two non-executive officer employees. The Agreements provide that in the event of a "change of control" of BICO, BICO is required to issue to Mr. Cooper and Mr. Purdy shares of common stock equal to five percent (5%), to issue to Mr. Feola four percent (4%), to issue Mr. Keeling three percent (3%), and to issue the two non-executive officer employees two percent (2%) each of the outstanding shares of common stock of the Company immediately after the change in control. In general, a "change of control" is deemed to occur for purposes of the Agreement: (i) when 20% or more of BICO's outstanding voting stock is acquired by any person,
(ii) when one-third (1/3) or more of BICO's directors are not Continuing Directors (as defined in the Agreements), or (iii) when a controlling influence over the management or policies of BICO is exercised by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Warrants

     As of September 30, 1998, there were outstanding warrants to purchase 8,911,662 shares of the Company's common stock at exercise prices of between $0.25 and $4.03 per share. These warrants are held by members of the Company's Scientific Advisory Board, certain employees, officers, directors, loan guarantors, lenders and consultants.

      The holders of warrants are not entitled to vote, to receive dividends or to exercise any of the rights of the holders of shares of common stock for any purpose until such warrants have been duly exercised and payment of the exercise price has been made.

Transfer Agent

     Chase-Mellon Shareholder Services in New York, New York acts as the Company's Registrar and Transfer Agent for its common and preferred stock. The Company acts as its own warrant transfer agent.

                       PLAN OF DISTRIBUTION

      This Offering is a "best-efforts" offering, and will not be underwritten nor will any underwriter be engaged for the marketing, distribution or sale of any shares registered hereby. The Primary Shares offered hereby by the Company may be sold from time to time in one or more transactions at a price of $ ____ per share. Such sales may be made to purchasers directly by the Company or, alternatively, the Company may offer the shares through dealers, brokers or agents, who may receive compensation in the form of concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. Any dealers, brokers or agents that participate in the distribution of shares may be deemed to be underwriters, and any profits on the sale of the shares by them and any discounts or commissions received by any such dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the 1933 Act.

      To the extent required at the time a particular offer of the shares by the Company is made, a supplement to this Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, or dealers, the purchase price paid by any underwriter for the shares purchased from the Company, and any discounts, commissions, or concessions allowed or reallowed to dealers, including the proposed selling price to the public.

      To comply with the securities laws of certain jurisdictions, as applicable, the Primary Shares may be offered and sold only through registered or licensed brokers or dealers. In addition, the Primary Shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise.

                  SHARES ELIGIBLE FOR FUTURE SALE

      So long as the Registration Statement concerning this offering is effective under the 1933 Act and the Company remains current in its information filing requirements under Rule 144, promulgated under the 1933 Act, substantially all of the Resale Shares will be freely transferable, or freely transferable upon issuance in the case of shares issuable upon exercise of the Warrants, without restriction or further registration under the 1933 Act, unless acquired by an affiliate of the Company. "Affiliates" of the Company generally would include the directors and executive officers of the Company and any other person or entity which controls, is controlled by, or is under common control with, the Company. Affiliates who acquire common stock pursuant to this Prospectus will continue to be subject to the volume restrictions of Rule 144, as set forth below.

      In general, under Rule 144 as currently in effect, an affiliate of the Company and any person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least two years would be entitled to sell within any three-month period a number of shares which does not exceed the greater of (i) one percent (1%) of the then outstanding shares of common stock of the Company, or (ii) the average weekly trading volume of the common stock on the open market during the four calendar weeks preceding such sale. Rule 144 also requires such sales to be placed through a broker or with a market maker on an unsolicited basis and requires that there be adequate current public information available concerning the Company. A person who is deemed not to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the Restricted Shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to any of the limitations discussed above immediately following the commencement of this offering. Restricted Shares properly sold in reliance upon Rule 144 are thereafter freely tradable without restriction or registration under the 1933 Act, unless thereafter held by an affiliate of the Company.

      The Company can make no prediction as to the effect, if any, that sales of shares of common stock or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market could adversely affect the prevailing market price of the common stock.

        INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity for the issuance of the Primary Shares offered hereby will be passed upon for the Company by Sweeney & Associates P.C., Pittsburgh, Pennsylvania. Thomas E. Sweeney, Jr., Esq., the President of Sweeney & Associates P.C., currently holds warrants to purchase the following shares of the common stock of Diasense, an affiliate of the Company: 40,000 shares at $.50 per share until October 23, 2000 and 60,000 shares at $1.00 per share until January 6, 2000.

                              EXPERTS

      The financial statements of the Company as of December 31, 1997, 1996 and 1995 (which reports included an explanatory paragraph referring to an uncertainty regarding the Company's ability to continue as a going concern), incorporated in this Prospectus, have been audited by Thompson Dugan, independent certified public accountants, as stated in their report appearing in the Company's Form 10-K for the year ended December 31, 1997 and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

             INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except as set forth herein, the Company has no provisions for the indemnification of its officers, directors or control persons. David L. Purdy, Fred E. Cooper, Anthony J. Feola and Glenn Keeling have employment contracts which include indemnification provisions which indemnify them to the extent permitted by law. The Company and its affiliates, Diasense, Coraflex, Petrol Rem, Nu-Insulin and IDT are incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania. Section 1741, et seq. of said law, in general, provides that an officer or director shall be indemnified against reasonable and necessary expenses incurred in a successful defense to any action by reason of the fact that he serves as a representative of the corporation, and may be indemnified in other cases if he acted in good faith and in a manner he reasonably believed was in, or not opposed to, the best interests of the corporation, and if he had no reason to believe that his conduct was unlawful, except that no indemnification is permitted when such person has been adjudged liable for recklessness or misconduct in the performance of his duty to the corporation, unless otherwise permitted by a court of competent jurisdiction.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO FINANCIAL STATEMENTS

BIOCONTROL TECHNOLOGY, INC. AND SUBSIDIARIES

Report of Independent certified Public Accounts
F-1
Consolidated Balance Sheets
F-2
Consolidated Statements of Operations
F-4
Consolidated Statements of Stockholders Equity
F-5
Consolidated Statements of Cash Flows
F-6
Notes to Consolidated Financial Statements
F-8
Unaudited Proforma Condensed Consolidated Finanical
Statement s    F-26

INTERNATIONAL CHEMICAL TECHNOLOGIES, INC.

Report of Independent Certified Public Accounts
F-30
Balance Sheet                                          F-31
Statement of Operations                                F-32
Statament of Changes in Stockholders' Equity (Deficit)
F-33
Statement of Cash Flows                                F-34
Notes to Financial Statements                          F-35


                              F-1
                         THOMPSON DUGAN
                  CERTIFIED PUBLIC ACCOUNTANTS
                    ________________________

                       Pinebridge Commons
                     1580 McLaughlin Run Rd.
                      Pittsburgh, PA 15241

       Report of Independent Certified Public Accountants


Board of Directors
Biocontrol Technology, Inc.

     We have audited the accompanying consolidated balance sheets of Biocontrol Technology, Inc. and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Biocontrol Technology, Inc. and its subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in Note B to the financial statements, the Corporation has incurred losses and negative cash flows from operations in recent years through December 31, 1997 and these conditions are expected to continue through 1998, raising substantial doubt about the Corporation's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note B. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      As discussed in Note Q to the consolidated financial statements, certain restatements have been made to financial statements which were previously issued by the Company.

Pittsburgh, Pennsylvania
March 25, 1998, except for Note Q
as to which the date is November 23, 1998

                              Biocontrol Technology, Inc. and Subsidiaries
                                       Consolidated Balance Sheets

                                                                  Sep.30, 1998    Dec. 31, 1997    Dec. 31, 1996
                                                                  ------------    -------------    -------------
                                                                  (Unaudited)
      							          ------------
CURRENT ASSETS
 Cash and equivalents (note A)                                    $  668,868       $ 2,759,067      $ 3,802,874
 Accounts receivable - net of allowance for doubtful accounts
   of $14,931 at Dec. 31, 1997 and $195,840 at Dec. 31, 1996         162,988           417,329 	         98,769
 Inventory - net of valuation allowance (notes A and D)            1,758,378         1,834,018        3,340,120
 Notes receivable - related parties (note C)                            -               35,000          300,000
 Notes  receivable (note C)                                          121,050            87,000           12,000
 Interest receivable (note C)                                           -                2,134             -
 Prepaid expenses                                                    216,396           164,012          277,409
                                                                  -----------      -------------    ------------

                 TOTAL CURRENT ASSETS                              2,927,680         5,298,560        7,831,172


PROPERTY, PLANT AND EQUIPMENT (notes A and H)
 Building                                                          1,444,273         1,444,273        1,442,423
 Land                                                                246,250           246,250          246,250
 Construction in progress                                          1,568,600         1,465,152        1,240,320
 Leasehold improvements                                            1,486,084         1,197,977        1,157,239
 Machinery and equipment                                           5,162,232         5,042,736        4,386,364
 Furniture, fixtures & equipment                                     842,136           812,221          735,962
                                                                -------------     -------------   -------------

  Subtotal                                                        10,749,575        10,208,609        9,208,558

 Less accumulated depreciation                                     4,124,178         3,516,677        2,670,207
                                                                -------------     -------------   -------------
                                                                   6,625,397         6,691,932        6,538,351

OTHER ASSETS
 Notes receivable - related parties (notes C and L)                1,270,900           598,900           95,900
 Interest receivable - related parties (notes C and L)               137,186            75,343           53,958
 Deposit on Equipment                                                   -              300,000             -
 Goodwill, net of amortization                                     4,688,945              -                -
 Patents, net of amortization (note A)                                 3,516             6,765           11,097
 Other assets                                                         12,585             9,800           13,513
                                                                -------------      -------------    ------------
                                                                   6,113,132           990,808          174,468
                                                                -------------      -------------    -------------
         TOTAL ASSETS                                           $ 15,666,209      $ 12,981,300     $ 14,543,991
                                                                ==============    ==============   ==============

The accompanying notes are an integral part of these statements.

                                    Biocontrol Technology, Inc. and Subsidiaries
                                            Consolidated Balance Sheets
                                                    (Continued)

                                                                 Sep. 30, 1998    Dec. 31, 1997    Dec. 31, 1996
                                                                 -------------    -------------    -------------
                                                                   (Unaudited)
                                                                 -------------
CURRENT LIABILITIES
  Accounts payable                                                 $ 1,115,811      $ 646,535        $ 1,035,171
  Current portion of long-term debt (note G)                         3,623,217         18,765             30,478
  Current portion of capital lease obligations (note H)                135,725        109,933             48,944
  Debentures payable (note I)                                        3,125,000      3,301,280          4,600,000
  Accrued liabilities (note E)                                         683,925        215,119            148,303
  Escrow payable (note J)                                                2,700          2,700              2,700
  Deferred revenue on contract billings (note A)                       114,403        116,146            180,000
                                                                  -------------    -------------    -------------
        TOTAL CURRENT LIABILITIES                                    8,800,781      4,410,478          6,045,596

LONG-TERM LIABILITIES
  Capital lease obligations (note H)                                 2,594,823      2,688,293          2,660,730
  Long-term debt (note G)                                              765,000          8,806             38,997
                                                                  -------------    -------------    -------------
                                                                     3,359,823      2,697,099          2,699,727

COMMITMENTS AND CONTIGENCIES (notes M and O)

UNRELATED INVESTORS'INTEREST
   IN SUBSIDIARY (note A)                                            1,196,002      1,409,647          1,881,437

STOCKHOLDERS' EQUITY (notes J and O)

   Common stock, par value $.10 per share,
   authorized 600,000,000 shares, issued and
   outstanding 398,302,428 at Sep. 30, 1998; 138,583,978 at
   Dec. 31, 1997 and 49,213,790 at Dec. 31, 1996                     39,830,243     13,858,398          4,921,379
   Additional paid-in  capital (note Q)                              94,802,799    104,932,920         82,354,749
   Notes receivable issued for common stock-related party (note C)      (25,000)       (25,000)              -
   Warrants                                                           6,396,994      6,396,994          6,907,162
   Accumulated deficit (note Q)                                    (138,695,433)  (120,699,236)       (90,266,059)
                                                                  -------------   -------------      -------------
          TOTAL STOCKHOLDERS' EQUITY                                  2,309,603      4,464,076          3,917,231

          TOTAL LIABILITIES AND
            STOCKHOLDER' EQUITY                                    $ 15,666,209   $ 12,981,300       $ 14,543,991
                                                                  =============  =============      =============

The accompanying notes are an integral part of these statements.

                                 BIOCONTROL  TECHNOLOGY,  INC.  AND  SUBSIDIARIES
                                       CONSOLIDATED  STATEMENTS  OF  OPERATIONS

                                                 For the nine months ended
                                                     September 30,                               Year Ended December 31,
                                                1998                1997                1997              1996             1995
                                             ----------          ----------         -------------    -------------    ------------
                                             (Unaudited)         (Unaudited)
                                             ----------          ----------
Revenues
  Net Sales                                  $1,019,520          $  720,074          $  1,155,907     $    597,592    $    461,257
  Interest income                                93,060              93,846               165,977          176,478         294,734
  Other income                                     -                  4,119               104,250            2,657            -
                                             ----------          ----------          ------------    -------------   -------------
                                              1,112,580             818,039             1,426,134          776,727         755,991
Costs and expenses
  Cost of products sold                         536,680             443,320               641,331          325,414         198,542
  Research and development (notes A and L)    5,167,106           5,463,301             6,977,590        8,742,922       7,649,678
  General and administrative                  8,780,862          10,009,346            12,704,146        8,963,693      11,117,107
  Debt issue costs (note A)                        -                   -                3,306,812          502,000            -
  Warrant extensions (note J)                      -                   -                     -             604,342       7,228,220
  Warrant extensions - Subsidiary (note J)    1,870,000           4,014,375             4,046,875        8,571,033       5,295,000
  Interest expense                              245,605             321,047               315,624          133,460          17,048
  Beneficial convertible debt feature(noteQ)  3,617,914           5,638,030             6,278,853        1,650,000            -
                                             ----------          ----------         -------------    -------------   -------------
                                             20,218,167          25,799,419            34,271,231       29,492,864      31,505,595
                                             ----------          ----------         -------------    -------------   -------------

Loss before unrelated investors' interest   (19,105,587)        (24,981,380)          (32,845,097)     (28,716,137)    (30,749,604)

Unrelated investors' interest in net loss of
  subsidiary                                  1,109,390           2,326,213             2,411,920        4,670,435       1,329,259
                                             ----------          ----------          -------------    -------------   ------------

  Net loss (note Q)                        $(17,996,197)       $(22,655,167)         $(30,433,177)    $(24,045,702)   $(29,420,345)
                                             ==========          ==========          =============    =============   =============

  Loss per common share (note A and P)     $      (0.07)       $      (0.36)         $      (0.43)    $      (0.57)   $      (0.84)
                                             ===========         ===========         =============    ==============  =============

The accompanying notes are an integral part of these statements.

                  Biocontrol Technology, Inc. and Subsidiaries

                Consolidated Statements of Stockholders' Equity


								                Note rec.
                            Preferred Stock      Common Stock                  issued for  Additional
                            ---------------    ----------------                Common Stk   Paid in      Accumulated
                            Shares   Amount    Shares      Amount   Warrants    Rel Party   Capital        Deficit        Total
                            ------- --------  ---------  ---------- ----------  --------- -----------  -------------- -----------
Balance at Dec. 31, 1993      5,490  $54,900  21,108,847  $2,110,885       -         -    $25,025,643   ($25,127,889)  $2,063,539
                            -------  -------  ----------  ---------- ----------  -------- ----------   ------------- ------------
Proceeds from stock offering   -        -      7,224,690     722,469       -         -     13,206,152           -      13,928,621
Additional paid in capital from
    subsidiary stock offering  -        -           -           -                             507,370           -         507,370
Warrants exercised             -        -        977,542      97,754       -         -        183,129           -         280,883
     Net Loss                  -        -           -           -          -         -           -       (11,672,123) (11,672,123)
                           --------  -------   ----------  ---------- ---------- -------- -----------   ------------  -----------

Balance at Dec. 31, 1994      5,490   54,900  29,311,079   2,931,108       -         -      38,922,294   (36,800,012)   5,108,290
                           --------  -------  ----------  ----------   --------   -------   ----------    ----------    ---------

Proceeds from stock offering   -        -      6,892,325     689,233       -         -      15,580,180          -      16,269,413
Conversion of preferred stk. (1,700) (17,000)     17,000       1,700       -         -          15,300          -            -
Additional PIC from
  subsidiary stock offering    -        -           -           -          -         -       1,648,677          -       1,648,677
Warrant extensions             -        -           -           -    $7,228,220      -            -             -       7,228,220
Warrant extensions - sub.      -        -           -           -          -         -       4,984,755          -       4,984,755
Change in ownership int.-sub.  -        -           -           -          -         -      (2,012,785)         -      (2,012,785)
Warrants exercised             -        -        800,714      80,071   (550,400)     -         711,454          -         241,125
     Net Loss                  -        -           -           -          -         -            -      (29,420,345) (29,420,345)
                           --------  -------  ----------  ---------- ---------- ---------   ----------  ------------ ------------
Balance at December 31, 1995  3,790   37,900  37,021,118   3,702,112  6,677,820      -      59,849,875   (66,220,357)   4,047,350
                           --------  -------  ----------  ---------- ---------- ---------   ----------  ------------  -----------
Proceeds from stock offering   -        -      7,839,065     783,907       -         -      12,571,822          -      13,355,729
Conversion of preferred stk.(22,730)(227,300)  1,958,602     195,860       -         -          31,440          -            -
Cash redemp. at par-pref stk.(1,060) (10,600)       -           -          -         -            -             -         (10,600)
Proceeds from sale of
  preferred stk.- series A   20,000  200,000        -           -          -         -       1,640,000          -       1,840,000
Conversion of debenture        -        -      2,275,005     227,500       -         -       1,799,623          -       2,027,123
Warrant extensions             -        -           -           -       604,342      -            -             -         604,342
Warrant extensions - sub.      -        -           -           -          -         -       4,441,262          -       4,441,262
Change in ownership int.-sub.  -        -           -           -          -         -         (22,873)         -         (22,873)
Warrants exercised             -        -        120,000      12,000   (375,000)     -         393,600          -          30,600
Issuance of conv debt(noteQ)   -        -           -           -          -         -       1,650,000          -       1,650,000
  Net loss (note Q)            -        -           -           -          -         -            -      (24,045,702) (24,045,702)
                           -------- -------- -----------  ---------- ----------  -------- ------------ --------------  ----------
Balance at Dec. 31, 1996       -        -     49,213,790   4,921,379  6,907,162      -      82,354,749   (90,266,059)   3,917,231
                           -------- -------- -----------  ---------- ----------  -------- ------------  ------------   ----------
Proceeds from stk offering     -        -      1,705,000     170,500       -         -         765,648          -         936,148
Conversion of preferred stk(22,000)(220,000)   6,913,366     691,337       -         -        (471,337)         -            -
Proceeds from sale of
  preferred stk.-Series B    22,000  220,000        -           -          -         -       1,807,000          -       2,027,000
Conversion of debenture        -        -     80,599,022   8,059,902       -         -      11,554,077          -      19,613,979
Warrant extensions - sub.      -        -           -           -          -         -       2,108,421          -       2,108,421
Change in ownership int-sub.   -        -           -           -          -         -           2,421          -           2,421
Warrants exercised             -        -        152,800      15,280   (510,168) ($25,000)     533,088          -          13,200
Issuance of conv debt(noteQ)   -        -           -           -          -         -       6,278,853          -       6,278,853
  Net loss (note Q)            -        -           -           -          -         -            -      (30,433,177) (30,433,177)
                           -------- -------- -----------  ---------- ----------- --------- ----------- -------------   ----------
Balance at Dec. 31, 1997       -        -    138,583,978  13,858,398  6,396,994  (25,000)  104,932,920  (120,699,236)   4,464,076
                           -------- -------- ----------- ----------- ----------   --------- ---------- --------------  ----------
Proceeds from stk offering     -        -      2,025,000     202,500       -         -          23,563          -         226,063
Conversion of debenture        -        -    257,693,450  25,769,345       -         -     (14,745,868)         -      11,023,477
Warrant extensions - sub.      -        -           -           -          -         -         974,270          -         974,270
Issuance of conv debt(noteQ)   -        -           -           -          -         -       3,617,914          -       3,617,914
 Net loss (note Q)             -        -           -           -          -         -            -      (17,996,197) (17,996,197)
                           -------- -------- ----------- ----------- ----------   --------- ----------     ----------  ----------
Balance at Sept. 30, 1998  $   -    $   -    398,302,428 $39,830,243 $6,396,994 ($25,000)  $94,802,799 ($138,695,433)  $2,309,603
                           ======== ======== =========== =========== ==========  ========  =========== ==============  ==========
The accompanying notes are an integral part of these statements.
Information for the nine months ended September 30, 1998 is unaudited.



                                    Biocontrol Technology, Inc. and Subsidiaries
                                        Consolidated Statements of Cash Flows
                                                             For the nine months ended
                                                               Septmeber 30, 1998                     Year ended December 31,

                                                             1998          1997                1997           1996           1995
                                                         -----------    -----------       -------------  -------------  ----------
                                                          Unaudited      Unaudited
                                                         -----------    -----------
Cash flows used by operating activities:
  Net loss                                               (17,996,197)   (22,655,167)     (30,433,177)   (24,045,702)   (29,420,345)
  Adjustments to reconcile net loss to net
   cash used by operating activities:
    Depreciation and amortization                          1,190,904        647,131          850,802        587,507        459,778
    Unrelated investors' interest in susidiary              (213,645)    (2,326,213)      (2,411,920)    (4,670,435)    (1,329,259)
    Stock issued in exchange for services                    (23,937)       888,710          936,148         17,200        180,373
    Stock issued in exchange for services by subsidiary         -               600              600          7,000           -
    Debenture interest converted to stock                     96,697           -             164,055           -              -
    Premium for extension on Debenture                       680,500           -             527,113           -              -
    Beneficial convertible debt feature                    3,617,914      5,638,030        6,278,853      1,650,000           -
    Provision for potential loss on notes receivable            -              -                -              -         1,050,000
    Warrant extensions                                          -              -                -           604,342      7,228,220
    Warrant extensions by subsidiary                         974,270      4,014,375        4,046,875      8,571,033      5,295,000
    Increase in allowance for losses on a/r                     -              -           (180,909)       195,840           -
    (Increase) in accounts receivable                        262,923       (168,177)       (137,651)       (92,083)      (169,805)
    (Increase) in inventories                                 83,135       (602,538)       (586,029)    (1,679,981)    (2,379,694)
    (Increase) in inventory valuation allowance                 -              -          2,092,131              -        900,000
    (Increase) decrease in prepaid expenses                  (51,197)        76,968         113,397       (128,883)        38,934
    (Increase) decrease in other assets                       35,269          2,087           3,713         (2,445)        79,472
    Increase (decrease) in accounts payable                  443,747       (522,667)       (388,636)      (803,237)     1,195,044
    Increase (decrease) in other liabilities                 430,975        118,677          66,737        (35,960)       (18,960)
    (Decrease) in deferred revenue                              -              -            (63,854)      (146,000)          -
                                                         ------------    -------------    ------------  -------------  ------------
      Net cash flow used by operating activities         (10,468,642)   (14,888,184)    (19,121,752)   (19,971,804)   (16,891,242)
                                                         ------------    -------------   -------------  -------------  -----------
Cash flows from investing activities:
  Purchase of property, plant and equipment                 (162,766)    (1,050,028)       (845,512)      (954,610)    (1,441,509)
  (Increase) in notes receivable                             (82,050)      (158,000)       (313,000)       (50,000)    (1,312,000)
  Deposit on equipment                                          -              -           (300,000)          -              -
  (Increase) in interest receivable                          (59,709)       (16,434)        (23,519)       (11,721)        (9,792)
  Acquisition of ICTI                                     (1,030,000        (75,000)           -              -              -
                                                         -------------   -------------   -------------   ------------- -----------
    Net cash used by investing activites                $ (1,334,525)   $(1,299,462)   $ (1,482,031)  $ (1,016,331)  $ (2,763,301)
                                                         -------------   -------------   -------------  -------------  ------------

Cash flows from financing activities:
  Proceeds from stock offering                                  -               -               -        13,338,531     16,195,788
  Proceeds from sale by subsidiary of its common stock          -               -              3,500       (172,315)     3,079,200
  Proceeds from warrants exercised                              -             38,200          13,200         30,600        273,325
  Proceeds from warrants exercised-subsidiary                   -               -               -             2,000           -
  Proceeds from sale of Preferred stock-Series A                -               -               -         1,840,000           -
  Proceeds from sale of Preferred stock-Series B                -          2,027,000       2,027,000           -              -
  Cash redemption at par - Preferred stock                      -               -               -            (7,900)          -
  Proceeds from debentures payable                        10,070,000      18,440,000      20,230,000      6,600,000           -
  Payments on debentures payable                                -               -         (2,605,833)          -              -
  Payments on notes payable                                 (539,354)        (34,959)        (41,904)       (19,509)        (5,115)
  Increase in notes payable                                  250,000            -               -              -              -
  Payments on capital lease obligations                      (67,678)         24,029         (65,987)       (24,899)          -
                                                         -------------   -------------   -------------  -------------  ------------
      Net cash provided by financing activities            9,712,968      20,494,270      19,559,976     21,586,508     19,543,198


      Net increase (decrease) in cash                     (2,090,199)      4,306,624      (1,043,807)       598,373       (111,345)
                                                         -------------   -------------   -------------  -------------  ------------
  Cash and cash equivalents, beginning of year             2,759,067       3,802,874       3,802,874      3,204,501      3,315,846
                                                         -------------   -------------   -------------  -------------  ------------
  Cash and cash equivalents, end of year                 $   668,868     $ 8,109,498      $2,759,067    $ 3,802,874    $ 3,204,501
                                                         =============   =============   =============  =============  ============

The accompanying notes are an integral part of these statements.

                                    Biocontrol Technology, Inc. and Subsidiaries
                                        Consolidated Statements of Cash Flows
                                                     (Continued)

                                                          Nine months ended Sept 30,                    Year ended December 31,
                                                              1998          1997                 1997         1996           1995
                                                            -------       -------             ---------    ---------      ---------
                                                           Unaudited     Unaudited
                                                            -------       -------
Supplemental Information:
           Interest paid                                  $  103,691    $  116,737       $     155,647    $   72,578    $   17,048
                                                           =========     =========           =========      ========       ========

Supplemental schedule of non-cash
investing and financing activities:

Acquisition of equipment with note payable               $      -       $     -          $        -       $  145,063    $   47,282
                                                          ==========     =========           =========      =========      ========
Acquisition of ICTI with note payable                    $ 3,350,000    $     -          $        -       $     -       $     -
                                                          ==========     =========           =========      =========      ========
Acquisition of property under a capital lease:
           Building                                             -             -          $        -       $1,205,760    $     -
           Land                                                 -             -                   -          246,250          -
           Construction in progress                             -             -                   -        1,137,500          -
           Equipment                                            -             -                154,539          -             -
                                                          ----------     ----------          ---------     ----------    ----------
                                                         $      -       $     -          $     154,539    $2,589,510    $     -
                                                          ==========     ==========          =========    ==========    ==========

Conversion of Series I-preferred stock for common stock:
          Common stock                                   $      -       $     -          $        -       $    2,730    $    1,700
          Additional paid-in capital                            -             -                   -           24,570        15,300
                                                          ----------     ----------          ---------     ----------    ----------
                                                         $      -       $     -          $        -       $   27,300    $   17,000
                                                          ==========     ==========          =========     ==========    ==========

Redemption of preferred stock held in escrow             $      -       $     -          $        -       $    2,700    $     -
                                                          ==========     ==========          =========     ==========    ==========
Conversion of Series A - preferred stock for common stock:
                Common stock                             $      -       $     -          $        -       $  193,130    $     -
                Additional paid in capital                      -             -                   -            6,870          -
                                                          ----------     ----------         ----------     ----------    ----------
                                                         $      -       $     -          $        -       $  200,000    $     -
                                                          ==========     ==========         ==========     ==========    ==========

Conversion of Series B- preferred stock for common stock:
  		Common stock                             $      -       $     -          $     220,000    $     -       $     -
		Additional paid-in capital                      -             -              1,807,000          -             -
                                                          ----------     ----------         ----------     ----------    ----------
                                                         $      -       $     -          $   2,027,000    $     -       $     -
                                                          ==========     ==========         ==========     ==========    ==========

Conversion of debentures for common stock                $10,926,780    $13,862,460      $  19,449,924    $2,000,000    $     -
                                                          ==========     ==========         ==========     ==========    ==========

Stock granted to related party for note receivable        $     -       $     -          $      25,000    $     -       $     -
                                                          ==========     ==========         ==========     ==========    ==========
Conversion of warrants for common stock                   $     -       $     -          $     510,168    $  375,000    $  550,400
                                                          ==========     ==========         ==========     ==========    ==========


The accompanying notes are an integral part of these statements.


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING  POLICIES

1.   Organization

     Biocontrol Technology, Inc. - BICO (the Company)  and  its
     subsidiaries are engaged in the development, manufacturing
     and   marketing  of  biomedical  products  and  biological
     remediation products.

2.   Principles of Consolidation

     The consolidated financial statements include the accounts of: Diasense, Inc. (Diasense) a 52% owned subsidiary as of December 31, 1997 and 1996; Petrol Rem, Inc., a 67% owned subsidiary as of December 31, 1997 and 1996; IDT, Inc., a 99.1% owned subsidiary as of December 31, 1997 and 1996; and Barnacle Ban Corporation, a 100% owned subsidiary as of December 31, 1997 and 1996. All significant intercompany accounts and transactions have been eliminated. Subsidiary losses in excess of the unrelated investors' interest are charged against the Company's interest.

3.   Cash and Cash Equivalents

     For  purposes of the statement of cash flows, the  Company considers all highly liquid investments with a maturity of
     three   months  or  less  at  acquisition   to   be   cash
     equivalents.

4.   Inventory

     Inventory is valued at the lower of cost (first-in, first-out method) or market. An inventory valuation allowance is provided against finished goods and raw materials for products for which a market has not yet been established.

5.   Property and Equipment

     Property and equipment are accounted for at cost  and  are
     depreciated  over  their  estimated  useful  lives  on   a
     straight-line basis.

6.   Patents

     Patents are amortized over their legal or useful lives, whichever is less. Accumulated amortization on patents was $90,176 and $85,844 at December 31, 1997 and 1996,
     respectively.

7.   Deferred Revenue on Contract Billings

     Revenue is recognized from sales when products are shipped and/or services performed. Advance billings are recorded as deferred revenue until shipment or performance.

8.   Loss Per Common Share

     Loss per common share is based upon the weighted average number of common shares outstanding which amounted to 241,246,805 in September 30, 1998 and 62,461,671 in
     September  30,1997, 71,415,351 shares in 1997,  42,266,597 shares in 1996 and 35,025,237 shares in 1995. Shares issuable under stock options, stock warrants, convertible debentures and convertible preferred stock are excluded from computations as their effect is antidilutive.

9.   Research and Development Costs

     Research and development costs are charged to operations as incurred. Machinery, equipment and other capital expenditures which have alternative future use beyond specific research and development activities are capitalized and depreciated over their estimated useful lives.

10.  Income Taxes

     The Company previously adopted Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes, which requires the asset and liability method of accounting for income taxes. Enacted statutory tax rates are applied to temporary differences arising from the differences in financial statement carrying amounts and the tax bases of existing assets and liabilities. Due to the uncertainty of the realization of income tax benefits, (Note K), the adoption of FAS 109 had no effect on the financial statements of the Company.

11.  Interest

     The Company follows the policy of capitalizing interest as a component of the cost of property, plant and equipment constructed for its own use. Total interest incurred for the periods December 31, 1997, 1996, and 1995 was $528,942,
     $236,280  and  $17,048, respectively,  of  which  $315,624,
     $133,460   and  $17,048,  respectively,  was   charged   to
     operations.

12.  Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company has established allowances based upon management's evaluation of inventories and accounts receivable.

13.  Common Stock Warrants

     The Company recognizes cost, if any, on warrants granted based upon the excess of the market price of the underlying shares of common stock as of the warrant grant date over the warrant exercise price. Had the Company adopted the fair value based accounting method for recognizing stock-based compensation (as permitted by Financial Accounting Standard No. 123) its reported net losses (utilizing the Black-Scholes method of valuation) for the periods ending December 31, 1997, 1996 and 1995 would have been approximately $33,428,954, $25,823,787 and $29,911,000, respectively. Net loss per share under the fair value based accounting method for the periods ending December 31, 1997, 1996 and 1995 would have been approximately $.47, $.92 and $.85, respectively.

14.  Debt  Issue Costs

     The Company follows the policy of expensing debt issue costs on debentures during the period of debenture issuance. Total debt issue costs incurred for the periods December 31, 1997, 1996, and 1995 was $3,306,812, $502,000
     and $0, respectively.  (Note Q)

15.  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to significant concentrations of credit risk consist principally of cash investments at commercial banks and receivables from officers and directors of the Company. Cash and cash equivalents are temporarily invested in interest bearing accounts in financial institutions, and such investments may be in excess of the FDIC insurance limit. Receivables from directors and officers of the Company (Note C, L and P) are unsecured and represent a concentration of credit risk due to the common employment and financial dependency of these individuals on the Company.


16.  Comprehensive Income

     The Company's consolidated net income (loss) is substantially the same as comprehensive income to be disclosed by SFA130.

17.  Interim Financial Information

     The accompanying consolidated financial statements of Biocontrol Technology, Inc. as of September 30, 1998 and 1997 and for the nine month periods then ended, have been prepared in accordance with generally accepted accounting principles for interim financial information, and with the instructions to Form 10-Q and Rule 10-O Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. (Note Q).

NOTE   B  - OPERATIONS AND LIQUIDITY

     The Company and its subsidiaries have incurred substantial losses in the nine month periods ended September 30, 1998, 1997 and in prior years and have funded their operations and product development primarily through the sale of stock and issuance of debt instruments. Until such time that products can be successfully developed and marketed, the Company and its subsidiaries will continue to need to fulfill working capital requirements through the sale of stock and issuance of debt. The inability of the Company to continue its operations as a going concern would impact the recoverability and classification of recorded asset amounts.

     The ability of the Company to continue in existence is dependent on its having sufficient financial resources to complete the research and development necessary to successfully bring products to market and for marketplace acceptance. As a result of its significant losses, negative cash flows from operations, and significant accumulated deficits for each of the periods ending, September 30, 1998 December 31, 1997, 1996 and 1995, there is substantial doubt about the Company's ability to continue as a going concern.

     Management believes that its currently available working capital, anticipated contract revenues, subsequent sales of stock and future debt issuance will be sufficient to meet its projected expenditures for a period of at least twelve months from September 30, 1998.

NOTE C - NOTES RECEIVABLE

     Notes receivable due from various related and unrelated parties consisted of:

                                                Dec. 31, 1997     Dec. 31, 1996

  Related Parties

  Note receivable from Fred E. Cooper,
  Chief Executive Officer, payable
  upon demand with 12% interest.                $    8,500        $   8,500

  Note receivable from Fred E. Cooper,
  Chief Executive Officer, payable
  upon demand with 10% simple interest.             82,400           82,400

  Note receivable from Fred E. Cooper,
  Chief Executive Officer, payable upon
  demand with 8.25% simple interest.                83,000              -

  Note receivable from Fred E. Cooper,
  Chief Executive Officer, payable upon
  demand with 8.25% simple interest.                35,000              -

  Note receivable from Fred E. Cooper,
  Chief Executive Officer, payable upon
  demand with 8.25% simple interest.                15,000              -

  Note receivable from Glenn Keeling,
  Director, payable upon demand with 10%
  simple interest.                                   5,000            5,000

  Note receivable from Glenn Keeling,
  Director payable upon demand with 8.25%
  interest.                                         50,000           50,000

  Note receivable from Glenn Keeling,
  Director payable upon demand with 8.25%
  interest.                                         20,000              -

  Note receivable from T.J. Feola,
  Director payable upon demand with 8.25%
  interest.                                         50,000              -

  Note receivable from Dave Purdy, T.J.
  Feola, Fred Cooper, Glen Keeling, all
  directors who are jointly liable to the
  company.                                          35,000              -

  Note receivable from Allegheny Food
  Services, Inc. of which Joseph
  Kondisko, a former director, is
  principal owner, payable 9/1/98 with
  interest at prime plus 1% interest.              250,000          250,000

  Unrelated Parties

  Note receivable from an individual,
  payable upon demand with 8.75% interest.          12,000           12,000

  Note receivable from HemoCleanse Inc,
  payable without interest on demand.               75,000              -
                                                 -----------      -----------
                                                   720,900          407,900

  Less current notes receivable                    122,000          312,000
                                                 -----------      -----------
  Noncurrent                                    $  598,900        $  95,900
                                                 ===========      ===========

     Accrued interest receivable on the related party notes as of December 31, 1997 and 1996 was $77,477 and $53,958,
     respectively.

NOTE D - INVENTORY

     Inventories consisted of the following as of:

                                 Dec. 31,1997       Dec. 31, 1996


          Raw materials           $ 4,380,254        $ 3,928,565

          Work-in-process              47,976            191,220

          Finished goods            1,005,788            728,204
                                  -----------        -----------
                                    5,434,018          4,847,989
          Less valuation
          allowance                (3,600,000)        (1,507,869)
                                  -----------        -----------
                                  $ 1,834,018        $ 3,340,120
                                  ===========        ===========


     The inventory valuation allowance was increased to $3,600,000 in 1997 based upon management's estimation of market value of materials for products for which a market has not yet been established. There was no change in the allowance during 1996.

NOTE E - ACCRUED LIABILITIES

     Accrued liabilities consisted of the following as of:

                                 Dec. 31, 1997      Dec. 31, 1996

      Current
      Accrued payroll taxes       $    13,606        $    18,537
      Accrued vacation                 87,652             68,344
      Other accrued liabilities       113,861             61,422
                                  -----------        -----------
                                  $   215,119        $   148,303
                                  ===========        ===========



NOTE F - BUSINESS SEGMENTS

The  Company  operates  in  three  reportable  business  segments:
Biomedical devices, which includes the operations of Biocontrol Technology, Inc., and Diasense, Inc.; Bioremediation, which includes the operations of Petrol Rem, Inc.; and Marine Paint Products, which includes the operations of Barnacle Ban Corporation. Following is summarized financial information for the Company's reportable segments:

                             Biomedical  Bioremediation   Marine      All    Consolidated
                             Devices                      Paint       Other
                                                          Products
1997
Sales to external customers $   880,919       $138,362    $136,624  $      0  $  1,155,905
Cost of product sold            445,843         88,178     107,310         0       641,331
Gross profit                    435,076         50,184      29,314         0       514,574
Identifiable assets          11,122,314        602,460      56,860   999,666    12,981,300
Capital expenditures            661,095          4,460       8,680   526,933     1,000,051
Depreciation & amortization     720,150         33,976       2,751    93,925       850,802

1996
Sales to external customers     508,561         47,625      41,406         0       597,592
Cost of products sold           288,537         16,092      20,785         0       325,414
Gross profit                    220,024         31,533      20,621         0       272,178
Identifiable assets          13,683,657        380,851      96,710   382,773    14,543,991
Capital expenditures          3,362,400          9,188      23,755   293,840     3,689,183
Depreciation & amortization     498,256         35,725       5,406    48,120       587,507

1995
Sales to external customers     168,461        215,211      77,585          0      461,257
Cost of products sold            91,859         53,813      52,870          0      198,542
Gross profit                     76,602        161,398      24,715          0      262,715
Identifiable assets           8,467,569        452,601      24,969    129,530    9,074,669
Capital expenditures          1,424,388         31,501       2,463      9,476    1,467,828
Depreciation & amortization     404,392         29,999         858     24,529      459,778


The Company will adopt Statement of Financial Accounting Standards No. 131, "Disclosures about segments of an Enterprise and Related Information" in 1998. The disclosures under this new standard are not expected to be significantly different from the Company's current disclosures of segment information.

NOTE G - LONG TERM DEBT

Long term debt consisted of the following as of:
                                                 Dec. 31,1997    Dec. 31, 1996

Note  Payable to a bank in monthly  payments
of $999 including interest at a rate of 7.35%.     $13,007          $ 23,584
Collateralized  by cash on deposit.

Note  Payable  in monthly payments  of  $495
including interest at a rate of 8.48%.
Collateralized by equipment. Canceled and              -              15,095
reissued as a Capital Lease in 1997.

Note  Payable  in monthly payments  of  $374
including interest at a rate of 18.00%.              5,452             7,810
Collateralized by equipment.

Note  Payable  in monthly payments  of  $851
including interest at a rate of 10.11%.                -               9,675
Collateralized by equipment.

Note  Payable to a bank in monthly  payments
of $433 including interest at a rate of 8.75%.       9,112            13,311
Collateralized by equipment.                       ---------        ---------
                                                    27,571            69,475

Current portion of long-term debt                   18,765            30,478
                                                   ---------        ---------
Long-term debt                                    $  8,806          $ 38,997
                                                   =========        =========

NOTE H - LEASES

     Operating Leases

     The Company is committed under a noncancelable operating lease for its research and product development facility. The lease between the Company and a group of investors (lessor) which includes four of the Company's Executive Officers and/or Directors is for a period of 240 months beginning September 1, 1990. Monthly rental under the terms of the lease is $8,810 for a period of 119 months to August 1, 2000 when the monthly rental payments shall be fixed at an amount equal to the fair rental value of the property as determined by mutual agreement of lessor and the Company for the balance of the lease. Total rent expense was $105,720 in each of the years 1997, 1996 and 1995. Future minimum lease payments as of December 31, 1997 are $105,720 for 1998 and 1999 and $61,670 for 2000
     on which date the rental payments shall be renegotiated.

     The Company and its related subsidiaries also lease other office facilities, various equipment and automobiles under operating leases expiring in various years through 2002. Total lease expense related to these leases was $295,809, $239,096 and $216,143 in the years ended December 31, 1997, 1996 and 1995, respectively.

     Capital Leases

     During 1996, the Company leased two manufacturing buildings under capital leases expiring in various years through 2011. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.

     The following is a summary of property held under capital leases:

                                   Dec. 31, 1997      Dec. 31, 1996

      Building                     $ 1,207,610        $ 1,205,760
      Construction in Progress       1,465,152          1,240,320
      Land                             246,250            246,250
      Equipment                        243,271            166,026
                                   -----------        -----------
            Sub Total                3,162,283          2,858,356

      Less: Accumulated Depreciation   165,951             46,278
                                   -----------        -----------
      Total Property under
       Capital Leases              $ 2,996,332        $ 2,812,078
                                   ===========        ===========

     Minimum future lease payments to related and unrelated parties are as follows:

                                  Related     Unrelated
                                  Parties     Parties        Total

     1998                       $ 105,720   $   635,536    $   741,256
     1999                         105,720       466,938        572,658
     2000                          61,670       394,872        456,542
     2001                               0       393,617        393,617
     2002                               0       362,958        362,958
     Thereafter                         0     3,142,160      3,142,160
                                ---------   -----------    -----------
     Future minimum lease
     payments                   $ 273,110   $ 5,396,081    $ 5,669,191
                                =========   ===========    ===========

NOTE I - SUBORDINATED CONVERTIBLE DEBENTURE

     During the nine months ended September 30, 1998, and the years ended December 31, 1997 and 1996 the Company issued subordinated 4% convertible debentures totaling $10,070,000, $20,230,000 and $6,600,000, respectively.
     Such convertible debentures were issued pursuant to Regulation S, Regulation D, and/or Section 4(2) and have a one year mandatory maturity and are not saleable or convertible for a minimum of 45 to 90 days from issuance. At September 30, 1998, December 31, 1997 and 1996, the subordinated convertible debentures totaled $3,125,000, $3,301,280 and $4,600,000, respectively. (Note Q).

     As of September 30,1998, there were $3,125,000 in subordinated convertible debentures outstanding, all of which are due between August 14, 1999 and August
     31,1999. As of December 10, 1998 the conversion price of the debentures would be approximately $.075 per share, based on a formula which applies a discount to the average market price for the previous week and determined by the length of the holding period. As of December 10, 1998, the number of shares which would be issued upon conversion of all $3.125 million debentures would be approximately 41.5 million shares.


NOTE J - STOCKHOLDERS' EQUITY

     Preferred Stock

     The Board of Directors of the Company may issue preferred stock in series which would have rights as determined by the Board.

     During 1996, 2,730 shares of the Series I preferred stock were converted to common stock, 790 shares were redeemed for cash and an escrow payable of $2,700 was established for the redemption of the remaining 270 shares.

     During 1996, 20,000 shares of the Series A convertible preferred stock were sold and converted.

     During 1997 22,000 shares of the Series B convertible preferred stock were sold and converted.

     Common Stock Warrants

     During 1997, warrants ranging from $.22 to $1.25 per share to purchase 2,594,000 shares of common stock were granted at exercise prices which were equal to or above the current quoted market price of the stock on the date issued. Warrants to purchase 5,346,662 shares of common stock were exercisable at December 31, 1997. The per share exercise prices of these warrants are as follows:

                   Shares            Exercise
                                     Price

                   10,000              $.22
                1,226,700              $.25
                  180,000              $.33
                   50,000              $.38
                    1,482              $.45
                  350,000              $.50
                2,334,000             $1.00
                  200,000             $1.25
                  994,480         $1.48 - $4.03
                ---------
       Total    5,346,662
                =========

     The fiscal year in which common stock warrants were granted and the various expiration dates by fiscal year are as follows:

 Fiscal    Warrants          Warrants Expire During Fiscal Year
  Year      Granted     1998     1999      2000       2001      2002
Granted

  1990     506,700    506,700      -         -          -         -

  1991   1,251,482    900,000   351,482      -          -         -

  1992      25,000        -        -       25,000       -         -

  1993     209,000    209,000      -         -          -         -

  1994     130,000       -      130,000      -          -         -

  1995      21,000       -         -       21,000       -         -

  1996     609,480     59,480      -         -       550,000      -

  1997   2,594,000       -      200,000      -     1,400,000   994,000
         ---------    -------   -------    ------  ---------   -------
         5,346,662  1,675,180   681,482    46,000  1,950,000   994,000
         =========  =========   =======    ======  =========   =======



     The following is a summary of warrant transactions during 1997:

          Outstanding beginning of period:         2,905,462

          Granted during the twelve month period:  2,594,000

          Canceled during the twelve month period:     -0-

          Exercised during the twelve month period: (152,800)
                                                   ----------
          Outstanding, and eligible for exercise:  5,346,662
                                                   ==========

     Common Stock Reserve

     At December 31, 1997 the Company has reserved unissued common stock as follows:

               Warrants                    5,346,662
               Convertible debentures     23,874,729
                                          ----------
               Total                      29,221,391
                                          ==========
     Warrant Extensions

     During the nine month period ending September 30, 1998, no warrants were extended.

     During 1997, the Company extended the exercise date of warrants to purchase 177,800 shares of common stock to certain officers and consultants. The warrant shares were originally granted at exercise prices ranging from $.25 to $3.50, and were extended at the original grant price. No expense was charged to operations since the market price was less than the original warrant price.

     During 1996, the Company extended the exercise date of warrants to purchase 351,482 shares of common stock to certain officers and consultants. The warrant shares were originally granted at exercise prices ranging from $.45 to $.50, and were extended at the original grant price. The Company recorded a $604,342 expense for the difference between the fair market value on the date the warrants were extended and the warrant exercise prices.

     During 1995, the company extended the exercise date of warrants to purchase 2,069,500 shares of common stock to certain officers, directors, employees and consultants. The warrant shares were originally granted at exercise prices ranging from $.25 to $.33, and were extended at the original grant price. The company recorded a $7,228,220 expense for the difference between the fair market values on the date the warrants were extended and the warrants' exercise prices.

     Diasense Common Stock

     At December 31, 1997, warrants to purchase 7,476,513 shares of Diasense common stock were exercisable. The per share exercise price for 4,055,000 shares is $.50, for 2,286,763 shares is $1.00 and for 1,134,750 shares is
     $3.50. The warrants expire at various dates through 2001. To the extent that all the warrants are exercised, the Company's proportionate ownership would be diluted from 52% at December 31, 1997 to 39.2%.

     Diasense Warrant Extensions

     During the period ending September 30, 1998, Diasense Inc., extended the exercise date of warrants to purchase 748,000 shares of common stock to certain directors, consultants and employees. The warrants were originally granted at an exercise price of $.50 per share and extended at the same price. The assigned value of the stock when the extensions were granted was $3.50. Diasense Inc. recorded a $1,870,000 expense for the difference between the assigned value and the warrant price times the number of shares.

     During 1997, Diasense extended the exercise date of warrants to purchase 2,236,550 shares of common stock to certain officers, directors, employees and consultants. The warrant shares were originally granted at an exercise price of $1.00, and extended at the same price. Diasense recorded $4,046,875 expense for the difference between the assumed value on the date the warrants were extended and the warrants' exercise prices.

     During 1996, Diasense extended the exercise date of warrants to purchase 2,970,013 shares of common stock to certain officers, directors, employees and consultants. The warrant shares were originally granted at exercise prices ranging from $.50 to $1.00, and extended at the same price. Diasense recorded a $8,571,033 expense for the difference between the assumed value on the date the warrants were extended and the warrants' exercise prices.

     During 1995, Diasense extended the exercise date of warrants to purchase 1,765,000 shares of common stock to certain officers, directors, employees and consultants. The warrant shares were originally granted at exercise prices of $.50, and extended at the same price. Diasense recorded a $5,295,000 expense for the difference between the assumed value on the date the warrants were extended and the warrants' exercise prices.

     Petrol Rem Common Stock

     At December 31, 1997 warrants to purchase 3,920,000 shares of Petrol Rem common stock were exercisable at the exercise price of $.10. The warrants expire at various dates through 2002. To the extent that if all the warrants were exercised, the Company's proportionate ownership would be diluted from 67% at December 31, 1997 to 53.3%.

     IDT Common Stock

     At December 31, 1997 warrants to purchase 3,875,000 shares of IDT common stock were exercisable. The per share exercise price for 3,780,000 shares is $.10 and for 75,000 shares is $1.00 and for 20,000 shares is $2.00. The warrants expire at various dates through 2001. To the extent that if all the warrants were exercised, the Company's proportionate ownership would be diluted from 99.1% at December 31, 1997 to 71.6%.

NOTE K - INCOME TAXES

     As of December 31, 1997, the company and its subsidiaries, except Diasense and Petrol Rem, have available approximately $63,260,000 of net operating loss carryforwards for federal income tax purposes. These carryforwards are available, subject to limitations, to offset future taxable income, and expire in tax years 1998 through 2012. The Company also has research and development credit carryforwards available to offset federal income taxes of approximately $580,000 subject to limitations, expiring in tax years 2005 through 2012.

     As of September 30, 1997, the end of its fiscal year, Diasense had available approximately $21,500,000 of net operating loss carryforwards for federal income tax purposes. These carryforwards, which expire during the years 2005 through 2012, are available, subject to limitations, to offset future taxable income. Diasense also has research and development credit carryforwards available for federal income tax purposes of approximately $700,000, subject to limitations, expiring in the years 2005 through 2012.

     As of December 31, 1997, Petrol Rem had available approximately $8,700,000 of net operating loss carryforwards for federal income tax purposes. These carryforwards, which expire during the years 2008 through 2012, are available, subject to limitations, to offset future taxable income. Petrol Rem also has research and development credit carryforwards available for federal income tax purposes of approximately $75,000.

     Certain items of income and expense are recognized in different periods for financial and income tax reporting purposes. In the years ended December 31, 1996 and 1995, a warrant exercise adjustment of $211,520 and $1,267,640, respectively, was reported for tax purposes. The fair market value of warrant extensions have been recorded and expensed for financial statement purposes in the years ended December 31, 1996 and 1995 in the amounts of $604,342 and $7,228,220, respectively.

     The Company has not reflected any future income tax benefits for these temporary differences or for net operating loss and credit carryforwards because of the uncertainty as to realization. Accordingly, the adoption of FAS 109 had no effect on the financial statements of the Company.

     The  following  is  a  summary of the composition  of  the
     Company's   deferred   tax  asset  (all   long-term)   and
     associated valuation allowance at December 31, 1997, December 31, 1996 and December 31, 1995:

                           Dec. 31,1997     Dec. 31,1996   Dec. 31, 1995

       Net Operating Loss   $21,508,400     $ 15,330,642    $ 10,959,420
       Warrant Expense        2,741,397        2,741,397       2,529,877
       Tax Credit
       Carryforward             580,000          520,000         400,000
                            -----------     ------------     -----------
                             24,829,797       18,592,039      13,889,297
       Valuation Allowance  (24,829,797)     (18,592,039)    (13,889,297)
                            -----------     ------------     -----------
       Net Deferred Tax
       Asset                $    0          $     0         $      0
                            ===========     ============     ===========


     The deferred tax benefit and the associated increase in the valuation allowance are summarized in the following schedule:

                                                    Increase
                                                       in
                                      Deferred     Valuation
                                        Tax       Allowance     Net
                                       Benefit

     Year-ended December 31, 1997 ($ 6,237,758)   $ 6,237,758   $ 0
     Year-ended December 31, 1996 ($ 4,702,742)   $ 4,702,742   $ 0
     Year-ended December 31, 1995 ($ 6,977,857)   $ 6,977,857   $ 0
     From   March  20,  1972
     (inception) through December
     31, 1997                     ($24,829,797)   $24,829,797   $ 0



NOTE L - RELATED PARTY TRANSACTIONS

     Research and Development Activities

     The Company is currently performing research and development activities related to the non-invasive glucose sensor (the Sensor) under a Research and Development Agreement with Diasense. If successfully developed, the Sensor will enable users to measure blood glucose levels without taking blood samples. Diasense acquired the rights to the Sensor, including one United States patent from BICO for $2,000,000 on November 18, 1991. Such patent covers the process of measuring blood glucose levels non-invasively. Approval to market the Sensor is subject to federal regulations including the Food and Drug Administration (FDA). The Sensor is subject to clinical testing and regulatory approvals by the FDA. BICO is responsible for substantially all activities in connection with the development, clinical testing, FDA approval and manufacturing of the Sensor. As discussed in Note B, BICO finances its operations from the sales of stock and issuance of debt and was reimbursed for costs incurred under the terms and conditions of the Research and Development Agreement for the research and development of the Sensor by Diasense. If BICO is unable to perform under the Research and Development or Manufacturing Agreements, Diasense would need to rely on other arrangements to develop and manufacture the Sensor or perform these efforts itself.

     BICO and Diasense have entered into a series of agreements related to the development, manufacturing and marketing of the Sensor. BICO is to develop the Sensor and carry out all steps necessary to bring the Sensor to market including 1) developing and fabricating the prototypes necessary for clinical testing; 2) performing the clinical investigations leading to FDA approval for marketing; 3) submitting all applications to the FDA for marketing approval; and 4) developing a manufacturable and marketable product. Diasense is to conduct the marketing of the Sensor. The following is a brief description of the agreements:

     Manufacturing Agreement

     The manufacturing agreement between BICO and Diasense was entered into on January 20, 1992. BICO is to act as the exclusive manufacturer of production units of the Sensor upon the .
     completion of the Research and Development Agreement and sell the units to Diasense at a price determined by the agreement. The term of the agreement is fifteen years.

     Research and Development Agreement

     Under a January 1992 agreement between BICO and Diasense, beginning in April 1992, BICO received $100,000 per month, plus all direct costs for the research and development activities of the Sensor. This agreement replaced a previous agreement dated May 14, 1991. The term of the new agreement is fifteen years. Under the terms of this agreement, the Company billed Diasense $2,955,863 in research and development and general and administrative expenses for the year ending December 31, 1995. In July 1995, BICO and Diasense agreed to suspend billings, accruals of amounts due and payments pursuant to the research and development agreement pending the FDA's review of the Sensor.

     Purchase Agreement

     In  November 1991, BICO entered into a Purchase  Agreement with  Diasense under which Diasense acquired BICO's rights
     to  the  Sensor  for a cash payment of  $2,000,000.   This
     agreement permits

     BICO to use Sensor technology for the manufacture and sale by BICO of a proposed implantable closed loop system. BICO will pay Diasense a royalty equal to five percent of the net sales of such implantable closed loop system.

     Real Estate Activities

     Four of the Company's Executives and/or Directors are members of an eight-member partnership which in July 1990 purchased the Company's real estate in Indiana, Pennsylvania, and each has personally guaranteed the payment of lease obligations to the bank providing the funding. For their personal guarantees, the four individuals each received warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $.33 per share until June 29, 1998.

     Amounts due from Officers

     At December 31, 1997 and 1996, Mr. Cooper owed the Company $8,500 related to a 12 percent simple interest demand loan. At December 31, 1997 and 1996, Mr. Cooper owed the Company $82,400, related to 10 percent simple interest demand loans. At December 31, 1997, Mr. Cooper owed the Company in aggregate notes of $158,000, related to 8.25 percent simple interest demand loans The accrued interest owed by Mr. Cooper on all demand notes at December 31, 1997 and 1996 was $66,121 and $50,070, respectively.

     At December 31, 1997 and 1996, the Company had a demand loan of $5,000 with 10 percent simple interest with Glenn Keeling, a Director. At December 31, 1997 and 1996 the Company had a demand loan of $50,000 with 8.25 percent interest with Mr. Keeling. At December 31, 1997, the Company had a demand loan of $50,000 with 8.25 percent interest with Mr. Keeling. The accrued interest owed by Mr. Keeling on all demand notes at December 31, 1997 and 1996 was $7,664 and $2,804, respectively.

     At December 31, 1997, the Company had a demand loan of $50,000 with 8.25 percent simple interest with TJ Feola, a Director. The accrued interest owed by Mr. Feola on the demand note at December 31, 1997 was $1,254 .


     At December 31, 1997 and 1996, the Company had extended a one year judgment note payable September 1, 1997, for $250,000, with an interest rate of prime plus one percent, with Joseph Kondisko, Allegheny Food Services, Inc. of which Joseph Kondisko, a former director, is principal owner. As of December 31, 1997 and 1996 there was no accrued interest owed.

     Advances to Officers

     During the periods 1997 and 1996, the Company and its subsidiaries made advances to Mr. Cooper. At December 31,
     1997 and 1996, these advances accumulated to $26,150 and $32,535, respectively.

     Employment Contracts

     The Company's employment contracts with four officers and two employees commenced November 1, 1994 and end October 31, 1999. These employment contracts set forth annual basic salaries aggregating $1,500,000 in 1997 and expiring in periods beginning October 1999 through 2002, which are subject to review and adjustment. The contracts may be extended for two to three - year periods. In the event of change in control in the Company and termination of employment, continuation of annual salaries at 100% decreasing to 25% are payable in addition to the issuing of shares of common stock as defined in the contracts.
     The contracts also provide for severance, disability benefits and issuances of BICO common stock under certain circumstances.

NOTE M - COMMITMENTS AND CONTINGENCIES

     Litigation

     Several class action lawsuits have been filed against the company and its subsidiary Diasense as well as certain of their directors, all of which have been consolidated into a single action. The suit alleges various violations of federal securities laws on behalf of a class of plaintiffs who purchased common stock of the Company between April 25, 1995 and February 26, 1996, at which time the value of the Company's stock dropped as a result of an unfavorable recommendation of a Panel Review convened by the United States Food and Drug Administration with respect to a certain medical device owned by Diasense and manufactured by the Company. To date, a complaint has been filed in the action, to which the defendants have filed a Motion to Dismiss. The Company has engaged in voluntary mediation in order to explore whether settlement is an option. As a result of the mediation, the plaintiffs agreed to a "standstill" period, which has now expired; however, no further activity has been conducted by the plaintiffs to move the case forward. Management believes that no federal securities violation has occurred, and they intend to strongly defend the action. At this time it is not possible to predict the outcome of the litigation or to estimate the potential damages arising from the claims, since the number of class members, and the volume and pricing of shares traded, are unknown.

     Pennsylvania Securities Commission

     The Pennsylvania Securities Commission is conducting a private investigation of the Company and its subsidiary, Diasense, Inc. in connection with the sale of securities. The Companies have cooperated with and provided information to the Pennsylvania Securities Commission in connection with the private investigation. As the Commission's investigation is not yet complete, there can be no estimate or evaluation of the likelihood of an unfavorable outcome in this matter or the range of possible loss, if any.

     License Agreement

     Under terms of a license agreement with a shareholder of Petrol Rem for the marketing rights with respect to certain inventions Petrol Rem is to make minimum royalty payments of $120,000 per year for each year starting in 1994 through 2001.

     Additional Legal Proceedings

     During April 1998, the Company and its affiliates were served with subpoenas by the U.S. Attorneys' office for the U.S. District Court for the Western District of Pennsylvania. The subpoenas requested certain corporate, financial and scientific documents and the Company has provided documents in response to such requests.

NOTE N - EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution plan with 401k provisions which covers all employees meeting certain age and period of service requirements. Employer contributions are discretionary as determined by the Board of Directors. There have been no employer contributions to the plan through December 31, 1997.


NOTE O -  Year 2000 Issue

     The Company is currently working to resolve the potential impact of the Year 2000 on the processing of date-sensitive information. The Year 2000 Issue is the result of computer programs being written using two digits
     (rather  than  four)  to  define  the  applicable   year.
     Programs which are susceptible to problems after December 31, 1999 are those which recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures. Based upon a review of its own internal programs and software, the Company currently believes that the Year 2000 will not pose significant operational problems to its information systems, because such systems are already compliant or
     will  be  made  compliant  with  minor  adjustments.   In
     addition, ChaseMellon Shareholder Services, the Company's transfer agent, has disclosed that it will be Year 2000 compliant and that no interruptions in service will
     occur.    The Company is also conducting an investigation
     of its major suppliers, vendors and other parties to determine their respective plans for the Year 2000 compliance. The Company's common stock currently trades on the Nasdaq Electronic Bulletin Board, Nasdaq and its parent, the NASD, have analyzed its products and systems;
     are   addressing   their  Year  2000  issues;   and   are
     implementing  a  plan  to  test  their  systems  and   to
     remediate  any  Year 2000 problems.   As  of  this  date,
     Nasdaq has not made a definitive statement regarding when it will be compliant, but has stated that it is making
     all  necessary  changes  to  its  trading  systems.   The
     Company's current estimates indicate that the costs of addressing potential problems are not expected to have a material impact upon the Company's financial position, results of operations or cash flows in future periods. There can be no assurance, however, that modifications to information systems which impact the Company and which are required to remediate year 2000 issues will be made on a timely basis and that they will not adversely affect the Company's systems or operations.

NOTE P - SUBSEQUENT EVENTS

     Special Meeting

     On February 2, 1998 BICO's shareholders approved an increase in the number of authorized common shares from 150,000,000 to 300,000,000 at a special shareholders meeting convened for that purpose.

     On   June  12,  1998,  BICO's  shareholders  approved   an
     additional 300,000,000 shares of authorized common stock at a special meeting called for that purpose.

     Debentures

     Subsequent  to December 31, 1997, and through October  31,
     1998.  the   Company  issued  additional  4%  subordinated
     convertible debentures totaling $10,070,000 with a one year mandatory maturity.

     Common Stock

     Subsequent  to  December 31, 1997 and  through  March  25,
     1998, the Company issued an additional 50,385,098 shares of common stock bringing total outstanding common stock at March 25, 1998, to 188,969,076.

     The Company's common stock is currently traded on the NASDAQ Electronic Bulletin Board.

     Related Party Transactions

     Subsequent  to December 31, 1997, the company  issued  Mr.
     Cooper  demand notes in the amount of $275,000  with  8.25 percent simple interest.

     Subsequent  to December 31, 1997, the company  issued  Mr.
     Keeling a demand note in the amount of $190,000 with  8.25 percent simple interest.

     Subsequent  to December 31, 1997, the company  issued  Mr.
     Feola  a  demand note in the amount of $185,000 with  8.25 percent simple interest.

     Stock Purchase Agreement

     Effective  March  4, 1998, pursuant to  a  Stock  Purchase
     Agreement dated February 20, 1998, the Company acquired 58.4% of International Chemical Technologies, Inc. (ICTI) a development stage corporation. ICTI commenced operations in May 1997 and plans to engage in the business of manufacturing and marketing, and licensing rights with respect to certain corrosion/wear-resistant metal alloy coating compositions. The financial statements of ITCI as of December 31, 1997 present accumulated losses of $680,335, a working capital deficiency of $602,047, and a net deficiency in assets of $678,335.

     Consideration for the purchase of the 58.4% interest in ICTI included a cash payment of $1,030,000; a promissory note for $3,350,000 at 8%; 2,000,000 shares of Biocontrol common stock (fair market value of $250,000), a warrant to purchase 1,000,000 shares of Biocontrol stock for $2 per share anytime through March 4, 2003; and the guarantee by Biocontrol of a promissory note for $1,300,000 payable by ICTI to the seller.

     The Company recognized $5,310,501 of goodwill in connection with the stock purchase agreement. For purposes of amortizing this goodwill, Management has determined a useful life of 20 years.

     The Biocontrol promissory note for $3,350,000 is payable in monthly installments as follows; (i) on the first day of each calendar month from April 1, 1998 through and including September 1, 1998 a principal payment of $150,000 per month plus accrued interest (ii) on October 1, 1998, a principal payment of $1,100,000 plus accrued interest (iii) on the first day of each calendar month from November 1, 1998 through and including November 1, 1999 a principal payment of $100,000 per month plus accrued interest and (iv) on
     December 1, 1999 a final payment equal to the remaining outstanding principal balance plus all accrued interest thereon. The note is Collateralized by shares of ICTI purchased by Biocontrol.

     The ICTI promissory note, guaranteed by Biocontrol, is for $1,300,000 at an annual interest rate of 9.5% and is payable in monthly principal amounts of $36,111 plus interest. This note is Collateralized by all tangible and intangible assets of ICTI.

     In addition, Biocontrol has agreed to make nonscheduled capital contributions totaling $3,000,000 to ICTI during 1998. Due to its cash flow problems, the Company has been negotiating with the seller to restructure and redefine its obligations to make capital contributions to ICTI.

     Unaudited   Pro  Forma  Condensed  Consolidated  Financial
     Statement

     The following unaudited pro forma condensed consolidated financial statements gives effect to the acquisition of International Chemical Technologies, Inc. by the Company pursuant to the Stock Purchase Agreement dated February 20, 1998. The pro forma financial statements have been prepared utilizing the historical financial statements of Biocontrol Technology, Inc. and the historical financial statements of International Chemical Technologies, Inc.

     The unaudited pro forma financial information is provided only for comparative purposes and does not purport to be indicative of the results of operations that actually would have been obtained if the purchase had been consummated on January 1, 1997, or the results of operations that may be obtained in the future.

     The unaudited proforma condensed balance sheet assumes that the transaction occurred on December 31, 1997 with respect to Biocontrol Technology, Inc. The transaction was accounted for under the purchase method of accounting. Under the purchase accounting method, assets acquired and liabilities assumed are recorded at their estimated fair value at the date of the purchase.

     The unaudited pro forma condensed consolidated statement of operations represents the historical net income of the consolidated companies for the year ended December 31, 1997 adjusted to reflect the transactions as if they had occurred at the beginning of the year.


                   Unaudited Pro Forma Condensed Consolidated
                           Balance Sheet
                       at December 31, 1997


                                      International
                          Biocontrol  Chemical
                          Technology  Technologies,  Pro Forma       Pro Forma
                            Inc.        Inc.         Adjustment      Combined


CURRENT ASSETS
 Cash and equivalents $ 2,759,067     $   15,084    $(1,030,000)(1) (1,744,151)
 Accounts receivable      417,329          5,697          -            423,026
 Inventory              1,834,018          7,495          -          1,841,513
 Other assets             288,146          4,087          -            292,233
                        ---------     ----------    -----------      ----------
                        5,298,560         32,363     (1,030,000)     4,300,923


PROPERTY, PLANT and
 EQUIPMENT,net          6,691,923        625,998           -          7,317,930

OTHER ASSETS
 Notes receivable         898,900           -              -            898,900
 Goodwill                    -              -          5,308,335 (2)  5,308,335
 Other                     91,908        272,715        (262,970)(3)    101,653
                        ---------     ----------     -----------      ---------
                      $12,981,300     $  931,076     $ 4,015,365    $17,927,741
                       ==========     ==========     ===========     ==========

CURRENT LIABILITIES
 Accounts Payable     $   646,535     $   26,627     $      -       $   673,162
 Debenture Payable      3,301,280           -               -         3,301,280
 Notes Payable               -           246,380       3,350,000 (4)  3,596,380
 Current portion of
 long-term debt           128,698        324,999            -           453,697
 Other liabilities        333,965         36,404            -           370,369
                       ----------     ----------     -----------     ----------
                        4,410,478        634,410       3,350,000      8,394,888

LONG-TERM DEBT          2,697,099        975,001            -         3,672,100

UNRELATED INVESTORS
INTEREST IN SUBSIDIARY  1,409,647           -               -         1,409,647

STOCKHOLDERS'EQUITY
 (DEFICIT)              4,464,076       (678,335)        665,365 (5)  4,451,106
                       ----------     ----------     -----------      ---------
                      $12,981,300     $  931,076     $ 4,015,365    $17,927,741
                       ==========     ==========     ===========     ==========

     (1)   Cash payments in connection with acquisition
     (2)   Goodwill in connection with acquisition
     (3)   Net balance of ICTI organization costs
     (4)   Notes payable issued in connection with acquisition
     (5) Net deficiency in assets of ICTI and stock issued in connection with acquisition

            Unaudited Pro Forma Condensed Consolidated
                      Statement of Operations
               For the Year Ended December 31, 1997


                                           International
                            Biocontrol       Chemical         Pro Forma
                            Technology,    Technologies,       Combined
                              Inc.             Inc.

Revenues
 Sales                   $   1,155,907     $   8,319        $  1,164,226
 Interest income               165,977          -                165,997
 Other income                  104,250           500             104,750
                           -----------       -------         -----------
                             1,426,134         8,819           1,434,953

Costs and expenses
 Cost of products sold         641,331        12,964             654,295
 Research and develop        6,977,590          -              6,977,590
 General and admin          12,704,146       586,486          13,290,632
 Debt issue costs            3,306,812          -              3,306,812
 Warrant extensions-sub      4,046,875          -              4,046,875
 Interest expense              315,624        89,704             405,328
 Beneficial convertible
 debt feature                6,278,853          -              6,278,853
                           -----------       -------         -----------
                            34,271,231       689,154          34,960,385
                           ===========       =======         ===========

Loss before unrelated
 investors' interest       (32,845,097)     (680,335)        (33,525,432)


Unrelated investors'
interest in net loss of
subsidiary                   2,411,920          -              2,411,920
                           -----------       -------         -----------
Net loss                 $ (30,433,177)    $(680,335)       $(31,113,512)
                           ===========       =======         ===========

Loss per common share    $   (0.43)                         $  (0.44)
                           ===========                       ===========


     NOTE Q - RESTATEMENT

     The accompanying financial statements include the effect of adjustments which were made to financial statements previously issued by the Company.

     Subsequent to the issuance of its consolidated financial statements for the quarter ended September 30, 1998, the Company determined that beneficial conversion terms included in its convertible debentures issued in 1996, 1997 and 1998 should be reflected in its financial statements as expense and as additional paid-in capital. The amount of expense charged to operations as a result of this adjustment was $ 1,650,000 in 1996; $ 6,278,853 in
     1997; $3,617,914 for the nine months ended September 30, 1998; and $ 5,638,030 for the nine months ended September 30, 1997. Corresponding amounts were recognized as additional paid-in capital and there was no effect to the total Stockholders Equity as a result of these adjustments.

     The Company has also revised its previously issued financial statements to reflect a reduction in the amortization period for goodwill associated with its acquisition of ICTI from 20 years to 5 years. The additional amortization expenses for the nine months ended September 30, 1998 was $483,380.




                       THOMPSON DUGAN
                CERTIFIED PUBLIC ACCOUNTANTS
                   _______________________

                     Pinebridge Commons
                   1580 McLaughlin Run Rd.
                    Pittsburgh, PA 15241


     Report of Independent Certified Public Accountants


Independent Auditor's Report

Board of Directors
International Chemical Technologies, Inc.

     We have audited the accompanying balance sheet of International Chemical Technologies, Inc. (a development stage company) as of December 31, 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of International Chemical Technologies, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has incurred losses from operations and negative cash flows from operations through December 31, 1997, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, including adjustments relating to the recoverability and classification of recorded assets that might be necessary in the event the Company cannot continue to meet its financing requirements and achieve productive operations.


Thompson Dugan, PC

October 14, 1998


            INTERNATIONAL CHEMICAL TECHNOLOGIES, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                         BALANCE SHEET

                        DECEMBER 31, 1997


        ASSETS

 Current Assets:
    Cash                                                      $        15,084
    Accounts Receivable - trade                                         5,697
    Employee Advances                                                   2,900
    Inventory, FIFO (note 3)                                            7,495
    Prepaid expenses                                                    1,187
                                                                   ------------
        Total current assets                                           32,363
                                                                   ------------

 Property and equipment (note 1):
    Machinery and equipment                                           353,538
    Leasehold improvements                                            288,107
    Computer equipment                                                 15,321
    Furniture and fixtures                                             10,437
                                                                   ------------
                                                                      667,403
    Less - Accumulated depreciation                                    41,405
                                                                   ------------
                                                                      625,998
                                                                   ------------
 Other Assets:
    Intangible assets (net of accumulated
      amortization of $39,417) (note 4)                               262,970
    Deposits                                                            9,745
                                                                   ------------
                                                                      272,715
                                                                   ------------
        TOTAL ASSETS                                          $       931,076
                                                                   ============

The accompanying notes are an integral part of these financial statements.

                         BALANCE SHEET
                          (Continued)

        LIABILITIES AND STOCKHOLDERS' (DEFICIT)

 Current Liabilities:
    Accounts payable                                          $        26,627
    Sales tax payable                                                     200
    Accrued interest payable (stockholder)                             36,204
    Stockholder loan (unsecured and due on demand)                    246,380
    Current portion of long-term debt-stockholder (note 5)            324,999
                                                                   ------------
        Total current liabilities                                     634,410

 Long-term debt-stockholder (note 5)                                  975,001
                                                                   ------------
    Total liabilities                                               1,609,411
                                                                   ------------

 Stockholders' (deficit):
    Common stock - par $.001; 2,000,000 shares
           authorized, issued and outstanding                           2,000
    Deficit accumulated during development stage                     (680,335)
                                                                   ------------
        Total stockholders' (deficit)                                (678,335)
                                                                   ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)           $       931,076
                                                                   ============

The accompanying notes are an integral part of these financial statements.

            INTERNATIONAL CHEMICAL TECHNOLOGIES, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                     STATEMENT OF OPERATIONS

                   YEAR ENDED DECEMBER 31, 1997

Revenue - sales                                               $         8,319
                                                                   ------------
Manufacturing expense:
   Materials                                                           12,964
   Wages                                                              108,834
   Contract labor                                                      75,849
   Overhead applied                                                   174,468
                                                                   ------------
                                                                      372,115
                                                                   ------------

 Selling expenses:
    Freight and shipping                                                7,620
    Advertising                                                         1,084
                                                                   ------------
                                                                        8,704
                                                                   ------------

 General expenses:
    Professional fees                                                  96,780
    Interest and bank charges                                          89,704
    Depreciation and amortization                                      80,822
    Wages - administrative                                             48,461
    Supplies                                                           38,886
    Rent (note 6)                                                      31,988
    Insurance                                                          26,708
    Utilities                                                          19,093
    Payroll and other taxes                                            13,156
    Repairs and maintenance                                             9,042
    Telephone                                                           5,722
    Travel and entertainment                                            5,130
    Printing and reproduction                                           4,563
    Employee benefits                                                   4,507
    Education and seminars                                              4,201
    Miscellaneous                                                       1,903
    Equipment rental                                                    1,276
    Recruiting                                                            861
                                                                   ------------
 Less - amounts allocated to overhead applied                         482,803
                                                                     (174,468)
                                                                   ------------
                                                                      308,335
                                                                   ------------
        Total Expenses                                                689,154
                                                                   ------------

 Net loss from operations                                            (680,835)
 Other income - miscellaneous                                             500
                                                                   ------------
 Net loss                                                            (680,335)
                                                                   ============
 Loss per common share (note 1)                               $         (0.34)
                                                                   ============

The accompanying notes are an integral part of these financial statements.

            INTERNATIONAL CHEMICAL TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMANY)

        STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                   YEAR ENDED DECEMBER 31, 1997



                                           Deficit Accumulated     Total
                             Common stock  During Development   Stockholders'
                         Shares      Amount      Stage         Equity(Deficit)
                         ------      ------    -----------     ---------------
 Balance at beginning
     of year           2,000,000   $  2,000   $    -           $     2,000

 Net loss                  -           -         (680,335)        (680,335)
                       ----------    ------    -----------     ----------------
 Balance at end
     of year           2,000,000   $  2,000   $  (680,335)        (678,335)
                       ==========    ======    ===========     ================



The accompanying notes are an integral part of these financial statements.

            INTERNATIONAL CHEMICAL TECHNOLOGIES, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                     STATEMENT OF CASH FLOWS

                  YEAR ENDED DECEMBER 31, 1997

 Increase (decrease) in cash
 Cash flows from operating activities:
   Net loss                                                   $      (680,335)
                                                                   ------------
   Adjustments to reconcile net loss to net
     cash used by operating activities:
        Depreciation and amortization                                  80,822
        Changes in assets and liabilities:
           Increase in accounts receivable                             (5,697)
           Increase in inventory                                       (7,495)
           Increase in prepaid expenses                                (1,187)
           Increase in employee advances                               (2,900)
           Increase in deposits                                        (4,220)
           Increase in accrued interest payable                        36,204
           Increase in accounts payable                                12,457
           Increase in sales tax payable                                  200
                                                                   ------------
                Total adjustments                                     108,184
                                                                   ------------
                Net cash used by operating activities                (572,151)
                                                                   ------------

 Cash flow from investing activities:
   Acquisition of property and equipment                             (601,190)
   Investment in intangible assets                                   (132,952)
                                                                   ------------
                Net cash used by investing activities                (734,142)
                                                                   ------------

 Cash flow from financing activities:
   Principal payments on stockholder loan                            (150,000)
   Loan from stockholder                                              166,716
   Proceeds from issuance of long-term debt                         1,300,000
                                                                   ------------
                Net cash provided by financing activities           1,316,716
                                                                   ------------

 Net increase in cash                                                  10,423
 Cash at beginning of year                                              4,661
                                                                   ------------
 Cash at end of year                                          $        15,084
                                                                   ============
 Supplemental disclosures of cash flow information (see note 7).

The accompanying notes are an integral part of these financial statements.


          INTERNATIONAL CHEMICAL TECHNOLOGIES, INC.
                (A DEVELOPMENT STAGE COMPANY)

                NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable  --   The company maintains an allowance
for uncollectible accounts based upon historical experience. No allowance for bad debts is reflected in these financial statements as they are considered immaterial. The Company extends credit to customers located throughout the country.

Inventory -- Inventory is stated at the lower of first-in, first-out (FIFO) cost or market.

Property and Equipment --   Property and equipment are
stated at cost. Depreciation is computed using straight-line methods over the following estimated useful lives:

          Leasehold improvements             39 years
          Machinery and equipment        7 - 10 years
          Furniture and fixtures         7 - 10 years
          Computer equipment             3 -  5 years

Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of an asset are capitalized.

Intangible Assets -- Intangible assets are stated at cost less accumulated amortization. Amortization is computed using straight-line methods over the following estimated useful lives:

          Patents                       15 years
          Start up costs                 5 years
          Organizational costs           5 years

Income  Taxes  -- The Company was treated as an `S'
Corporation for federal income tax purposes and, therefore,
the stockholders were taxed on the Company's taxable income
through December 31, 1997.   Therefore, no provision or
liability for federal income taxes is reflected in these financial statements.

During 1998, majority control of the Company was acquired by another corporation and the Company's `S' Corporation status was terminated.

Advertising Costs -- The Company defers the cost of direct solicitation advertising and amortizes it over the future periods which the revenue is expected to be earned. All other advertising costs are expensed in the period it is incurred.

Cash Flows -- The Company presents changes in cash flow using the indirect method. For purposes of reporting cash flow, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Loss Per Common Share -- Loss per common share is based upon the weighted average number of common shares outstanding
(2,000,000 shares for 1997).


NOTE 2 - ORGANIZATION AND BUSINESS

International Chemical Technologies, Inc. was incorporated in Florida in 1995. The Company is engaged in the business of manufacturing Cemkoter, an extremely hard, uniform, nickel boride coating that provides wear and abrasion resistance. The Company is currently licensing Cemkote's patented technology to the metal finishing industry.

International Chemical Technologies, Inc. started operations May 1, 1997. The process of Cemkote is a new process and the market place is currently being established. The year of 1997 was a development stage year with plans to be fully operational in 1998. In the initial year of production, costs to manufacture far out weighed sales due to the chemical process to initiate the system, and discounts and promotional items to create an interest in the product. Current year revenues and expenses reflect total development stage activity.

Effective March 4, 1998, pursuant to a Stock Purchase Agreement dated February 20, 1998, Biocontrol Technology, Inc. acquired 58.4% of the Company's outstanding common stock. The ability of the Company to continue in existence is dependent on its having sufficient financial resources to maintain operations and to successfully develop a market for its product. Until the Company can become financially self sufficient it will be dependent on funding provided by its parent company, Biocontrol Technology, Inc. (BICO) and capital raised through a private placement of its common stock. In the past BICO has financed its own operations from proceeds generated from private and public sales of its securities, the issuance of debt in the form of convertible debentures and funds from other subsidiaries. The failure of BICO to continue to exist as a going concern would have a material adverse effect on the business of International Chemical Technologies, Inc. and its ability to continue operations.

The Company is currently raising additional capital through a private placement memorandum and anticipates that sales of its product will begin to provide funding to its operations by late 1998.

NOTE 3 - INVENTORY

Inventory consists of the following:

     Raw material                            $      7,495

NOTE 4 - INTANGIBLE ASSETS

Intangible assets consist of the following:

     Patents                                 $     10,140
     Start up costs                               197,731
     Organizational costs                          94,516
                                             ------------
                                                  302,387
          Less - accumulated amortization         (39,417)
                                             ------------
                                             $    262,970
                                             ------------


NOTE 5 - LONG-TERM DEBT

Long-term debt consists of the following:

  Brenda and Farrell Jones (stockholders) - due in
   36 monthly installments of $36,111 plus
   interest at 9.5% beginning April 1, 1998         $1,300,000

        Less - current portion                        (324,999)
                                                    ----------
                                                    $  975,001
                                                    ----------

Long-term debt maturing subsequent to December 31, 1998 is as follows: 1999 - $433,334; 2000 - $433,334; 2001 - $108,333


NOTE 6 - LEASE OBLIGATIONS

The Company entered a lease of a building effective January
1997 for a term of seven years. during 1997, the Company's rent expense was $31,988. The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1997.

     Year ending December 31:
          1998                $34,125
          1999                $35,100
          2000                $36,075
          2001                $37,050
          2002                $38,025

NOTE 7 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW

Supplemental disclosures of cash flow information:
     Cash paid during the year for:

          Interest            $53,373

The Company did not engage in any non-cash investing or financing activities during 1997.


      No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the selling shareholders or any underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Prospectus. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities offered hereby in any jurisdiction in which such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
     __________________________

TABLE OF CONTENTS                     Page
Prospectus Delivery
Requirements                            ii            2,000,000 Shares
Incorporation by Reference              ii
The Company                             1
Risk Factors                            2
Use of Proceeds                         6           Biocontrol Technology,Inc.
Dilution                                6
Capitalization                          8
Market Price for Common Stock           9               Common Stock
Description of Securities               9
Plan of Distribution                    44           -------------------
Shares Eligible for Future
Sale                                    44              PROSPECTUS
Legal Proceedings                       31
Interests of Named                                   -------------------
Experts and Counsel                     45
Experts                                 45
Indemnification of Directors                          December 11, 1998
 and Officers                           45


 PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS
               EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following sets forth the Company's estimated expenses incurred in connection with the issuance and distribution of the securities described in the Prospectus other than underwriting discounts and commissions:

                    Printing and Copying             $  2,500.00
                    Legal Fees                         15,000.00
                    SEC Registration Fees               4,100.00
                    State Filing Fees                   2,500.00
                    Accounting Fees                     7,900.00
                                                     -----------
                    Total                              32,000.00
                                                     ===========

             INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except as set forth herein, the Company has no provisions for the indemnification of its officers, directors or control persons. David L. Purdy, Fred E. Cooper, Anthony J. Feola and Glenn Keeling have employment contracts which include indemnification provisions which indemnify them to the extent permitted by law. The Company and its affiliates Diasense, Inc., Coraflex, Inc., Petrol Rem, Inc., and IDT, Inc. are incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania. Section 1741, et seq. of said law, in general, provides that an officer or director shall be indemnified against reasonable and necessary expenses incurred in a successful defense to any action by reason of the fact that he serves as a representative of the corporation, and may be indemnified in other cases if he acted in good faith and in a manner he reasonably believed was in, or not opposed to, the best interests of the corporation, and if he had no reason to believe that his conduct was unlawful, except that no indemnification is permitted when such person has been adjudged liable for recklessness or misconduct in the performance of his duty to the corporation, unless otherwise permitted by a court of competent jurisdiction.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




              RECENT SALES OF UNREGISTERED SECURITIES

       The Company recently completed sales of unregistered securities as summarized below. Unless otherwise indicated, all offers and sales were made pursuant to the "private offering" exemption under Section 4(2) of the 1933 Act. Accordingly, because the shares sold constitute "restricted securities" within the meaning of Rule 144 under the 1933 Act, stop-transfer instructions were given to the transfer agent, and the stock certificates evidencing the shares bear a restrictive legend.

In January through March of 1997, the Company sold an aggregate of 22,000 shares of Series B Convertible Preferred Stock pursuant to Regulation S. All of such preferred stock was converted pursuant to its terms, on various dates no earlier than ninety days from the sale of the preferred stock, into common stock during 1997, with total proceeds tot he Company of $2,027,000. Proceeds were used primarily to continue to fund the Company's research and development projects and to provide working capital for the Company.

During 1997, the Company slod an aggregate of $20.2 million in Subordinated Convertible Debentures pursuant to Regulation S. All such debentures were converted pursuant to their terms, on various dates no earlier than ninety days, and no later than one year from the sale of the debenture, into common stock. The debentures had a mandatory conversion feature, which required conversion prior to their expiration. The debentures resulted in total net proceeds to the Company of approximately $18 million. Proceeds were used primarily to fund the Company's research and development projects and to provide working capital for the Company.

During the first two quarters of 1998, the Company sold an aggregate of approximately $7 million in Subordinated Convertible Debentures pursuant to Regulation S. All such debentures were converted pursuant to their terms, on various dates no earlier than forty-five to ninety days from issuance, into shares of common stock; all such debentures had been converted as of the date of this filing. The net proceeds to the Company of approximately $6.3 million. Proceeds were used to fund the Company's research and development projects, the acquisition of ICTI, and to provide working capital for the Company.

In August 1998, the Company sold an aggregate of $3,125,000 in convertible subordinated debentures which are due between August 14, 1999 and August 31, 1999. The debentures are convertible beginning ninety days from issuance into shares of common stock. The convertible debentures were sold pursuant to Section 4(2) and /or Regulation D, bear a 4% interest rate, are redeemable by the Company at 115% of face value, and are subject to mandatory conversion prior to or upon one year from issuance. Proceeds from the sale of the securities were used for general working capital expenses and to contunue the Company's research and development projects.



                           UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)   To  include any prospectus required  by
                        Section 10(a)(3) of the Securities Act of 1933;
                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
                (iii)   To include any material information
                        with respect to the plan of distribution not previously disclosed in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer and the terms of any subsequent reoffering thereof. If any public offering is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                           EXHIBIT TABLE

Exhibit    Sequential Page No.

3.1 (4)        Articles of Incorporation as filed March 20, 1972           N/A

3.2 (4)        Amendment  to  Articles  filed  May   8,   1972             N/A

3.3 (4)        Restated   Articles   filed   June   19,   1975             N/A

3.4 (4)        Amendment  to  Articles filed  February  4,  1980           N/A

3.5 (4)        Amendment  to  Articles  filed  March  17,  1981            N/A

3.6 (4)        Amendment  to  Articles filed  January  27,  1982           N/A

3.7 (4)        Amendment to Articles filed November 22, 1982               N/A

3.8 (4)        Amendment  to  Articles filed  October  30,  1985           N/A

3.9 (4)        Amendment  to  Articles filed  October  30,  1986           N/A

3.10(4)        By-Laws                                                     N/A

3.11(5)        Amendment to Articles filed December 28, 1992               N/A

5.1            Legal Opinion of Sweeney & Associates P.C                    82

10.1(1)        Manufacturing Agreement                                     N/A

10.2(1)        Research and Development Agreement                          N/A

10.3(1)        Termination Agreement                                       N/A

10.4(1)        Purchase Agreement                                          N/A

10.5(2)        Sublicensing Agreement and Amendments thereto               N/A

10.6(3)        Lease Agreement with 300 Indian Springs Partnership         N/A

10.7(4)        Lease Agreement with Indiana County                         N/A

10.8(5)        First Amendment to Purchase Agreement dated
               December 8, 1992                                            N/A

10.9(6)        Fred  E.  Cooper Employment  Agreement  dated
               11/1/94                                                     N/A

10.10(6)       David L. Purdy Employment Agreement dated 11/1/94           N/A

10.11(6)       Anthony J. Feola Employment Agreement dated 11/1/94         N/A

10.12(6)       Glenn Keeling Employment Agreement dated 11/1/94            N/A

16.1(7)        Disclosure and Letter Regarding Change in Certifying
               Accountants dated 1/25/95                                   N/A

24.1           Consents of Thompson Dugan, Independent Certified
               Public Accountants                                           84

24.2           Consent of Counsel (Included in Exhibit 5.1 above)           82

25.1           Power of Attorney of Fred E. Cooper                          81
               (included under "Signatures")

(1) Incorporated by reference from Exhibit with this title filed with the Company's Form 10-K for the year ended December 31, 1991

(2) Incorporated by reference from Exhibit with this title to Form 8-K dated May 3, 1991

(3) Incorporated by reference from Exhibit with this title to Form 10-K for the year ended December 31, 1990

(4) Incorporated by reference from Exhibits with this title to Registration Statement on Form S-1 filed on December 1, 1992

(5) Incorporated by reference from Exhibits with this title to Amendment No. 1 to Registration Statement on Form S-1 filed on February 8, 1993

(6) Incorporated by reference from Exhibit with this title to Form 10-K for the year ended December 31, 1994

(7) Incorporated by reference from Exhibit with this title to Form 8-K dated January 25, 1995

                                         Exhibit 25.1

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned on December 11, 1998.

                         BIOCONTROL TECHNOLOGY, INC.

                         By:  /s/ Fred E. Cooper
                              Fred. E. Cooper, Director, CEO,
                              (principal executive officer,
                              principal financial officer, and
                              principal accounting officer)

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Fred E. Cooper his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

   Signature                  Title                       Date

/s/ David L. Purdy          President,               December 11, 1998
David L. Purdy              Treasurer, Director

/s/ Anthony J. Feola        Senior Vice President,   December 11, 1998
Anthony J. Feola            Director

/s/ Glenn Keeling           Director                 December 11, 1998
Glenn Keeling

/s/ Stan Cottrell           Director                 December 11, 1998
Stann Cottrell

/s/ Paul W. Stagg           Director                 December 11, 1998
Paul W. Stagg



SWEENEY & ASSOCIATES P.C.                            Exhibit 5.1
ATTORNEYS AT LAW
7300 PENN AVENUE
PITTSBURGH, PA 15208

TELEPHONE (412) 731-1000
FACSIMILE (412) 731-9190

                                                     December 11, 1998

To the Board of Directors
Biocontrol Technology, Inc.
2275 Swallow Hill Road
Building 2500; 2nd Floor
Pittsburgh, PA  15220

Gentlemen:

     We have examined the corporate records and proceedings of Biocontrol Technology, Inc, a Pennsylvania corporation (the
"Company"), with respect to:

       1. The organization of the Company;

       2. The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, the form and validity, and full payment and non-assessability, of all the present outstanding and issued common stock of the Company; and

       3. The legal sufficiency of all corporate proceedings of the Company, taken in connection with the creation, issuance, the form and validity, and full payment and non-assessability, when issued, of shares of the Company's common stock (the "Shares"), to be issued by the Company covered by the registration statement (hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission November 23, 1998, file number 333-63193 (in connection with which Registration Statement this opinion is rendered.)

     We have also examined such other documents and such questions of law as we have deemed to be necessary and appropriate, and on the basis of such examinations, we are of the opinion:

          (a) That the Company is duly organized and validly existing under the laws of the Commonwealth of Pennsylvania;

          (b)  That the Company is authorized to have outstanding
               600,000,000 shares of common stock of which 398,302,428 shares of common stock were outstanding as of September 30, 1998;

          (c) That the Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued and outstanding shares of common stock and that all of said stock so issued and outstanding has been validly issued, is fully paid and non-assessable, and is in proper form and valid;

          (d) That when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, after a request for acceleration by the Company, and the Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, then the Shares will be validly authorized and legally issued, fully paid and non-assessable.

     We hereby consent (1) to be named in the Registration
Statement, and in the Prospectus which constitutes a part thereof, as the attorneys who will pass upon legal matters in connection with the sale of the Shares, and (2) to the filing of this opinion as Exhibit 5.1 of the Registration Statement.

                         Sincerely,

                         SWEENEY & ASSOCIATES P.C.




                                                      Exhibit 24.1

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

We have issued our report dated March 25, 1998, except for Note Q as to which the date is November 23, 1998, accompanying the consolidated financial statements of Biocontrol Technology, Inc. and subsidiaries appearing in the 1997 Annual Report on
Form 10-K fo the year ended December 31, 1997. We consent to the inclusion in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "EXPERTS". Our reports on the financial statements referred to above include explanatory paragraphs which discuss going concern considerations as to Biocontrol Technology, Inc. and International Chemical Technologies, Inc.

We have also issued our report dated October 14, 1998, accompanying the financial statements of International Chemical
Technololgies, Inc.


/s/ Thompson Dugan
Pittsburgh, Pennsylvania


December 10, 1998